Exhibit 10.54

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

CONFIDENTIAL	EXECUTION VERSION

DEFINITIVE COLLABORATION AGREEMENT

By and Among

GLAXO WELLCOME UK LIMITED;

BEECHAM S.A.;

And

VIR BIOTECHNOLOGY, INC.

- i -

(continued)

- ii -

(continued)

- iii -

(continued)

- iv -

(continued)

		Page
20.8	Export Clause	90
20.9	Waiver	90
20.10	Severability	90
20.11	Entire Agreement	90
20.12	Independent Contractors	91
20.13	Headings	91
20.14	Further Actions	91
20.15	Books and Records	91
20.16	Construction of Agreement	91
20.17	Supremacy	91
20.18	Counterparts	91
20.19	No Third Party Beneficiaries	91

- v -

(continued)

SCHEDULES
Schedule 1.1	309 Antibody [***]
Schedule 1.100	Financial Schedule
Schedule 1.122	GSK Specified Internal Policies
Schedule 1.250	Vir Functional Genomics Targets
Schedule 2.3.1	Existing Vir Third Party Agreements
Schedule 4.2.2	Existing Antibody Development Plan
Schedule 5.6.5	Animal Welfare
Schedule 8.1	Key Terms for Pharmacovigilance Technical Agreement
Schedule 9.5.2	Royalties following Opt-Out
Schedule 9.5.3	[***]
Schedule 10.9	Existing Third Party IP Agreements
Schedule 13.1.1	Form of Material Transfer Record
Schedule 20.1	Arbitration

- vi -

DEFINITIVE COLLABORATION AGREEMENT

This Definitive Collaboration Agreement (“Agreement”) is made and entered into as of June 9, 2020 (“Execution Date”) and is effective as of the Effective Date (as defined below), by and among Glaxo Wellcome UK Limited, a private company limited by shares organized under the laws of England having an office at [***]; and Beecham S.A., a private company limited by shares organized under the laws of Belgium having its registered place of business at [***] (together, “GSK”), and Vir Biotechnology, Inc., a Delaware corporation having an office at 499 Illinois Street, Suite 500, San Francisco, CA 94158 (“Vir”). GSK and Vir are sometimes referred to herein, individually, as a “Party” and, collectively, as the “Parties.”

BACKGROUND

WHEREAS, GSK, among other things, conducts programs to discover, develop, manufacture and commercialize innovative pharmaceutical medicines, vaccines and consumer healthcare products;

WHEREAS, Vir, among other things, conducts programs to develop and commercialize therapeutic products for the treatment and prevention of serious infectious diseases;

WHEREAS, an Affiliate (as defined below) of GSK and Vir have entered into a Stock Purchase Agreement, dated April 5, 2020 (the “SPA”), pursuant to which it has purchased certain voting shares of Vir;

WHEREAS, in connection with the SPA, Affiliates of GSK and Vir entered into a binding Preliminary Collaboration Agreement, dated April 5, 2020 (the “Preliminary Collaboration Agreement”), outlining the transactions contemplated therein to discover, develop and commercialize preventatives and treatment products for diseases caused by SARS-COV-2 (as defined below) and other Coronaviruses (as defined below);

WHEREAS, as contemplated under the SPA and the Preliminary Collaboration Agreement, GSK and Vir desire to enter into this Agreement containing a more detailed set of terms governing the collaboration established under the Preliminary Collaboration Agreement, consistent with the terms and conditions set forth therein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Capitalized terms used in this Agreement, whether used in the singular or plural, shall have the meanings set forth below, unless otherwise specifically indicated herein.

1.1    “309 Antibody” means the Antibody having the amino acids sequence listed on Schedule 1.1, and [***].

1.2    “309 Antibody Product” has the meaning set forth in Section 5.6.1.

1.3    “Accounting Standards” means, with respect to GSK, IFRS, and with respect to Vir, GAAP, in each case as consistently applied by the applicable Party and its Affiliates, as the same may be changed from time to time by the Parties; provided that each Party shall promptly notify the other Party in the event that such Party changes its Accounting Standards pursuant to which such Party’s records are maintained, and it being understood that each Party may only use internationally recognized accounting principles (e.g., IFRS, GAAP).

1.4    “[***]” has the meaning set forth in [***].

1.5    “[***]” has the meaning set forth in [***].

1.6    “[***]” has the meaning set forth in [***].

1.7    “Adverse Event” means any untoward medical occurrence in a patient or subject who is administered a product, whether or not considered related to such product, including any undesirable sign (including abnormal laboratory findings of clinical concern), symptom or disease temporally associated with the use of such product.

1.8    “Affiliate” means, with respect to a given Party or Third Party, any corporation, firm, limited liability company, partnership or other entity which directly or indirectly controls, or is controlled by, or is under common control with such Party or such Third Party, respectively. For the purposes of this Section 1.8, “control” means ownership, directly or indirectly through one or more Affiliates, of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interests in the case of any other type of legal entity, or status as a general partner in the case of any partnership, or any other arrangement whereby a corporation or other entity controls or has the right to control the Board of Directors or equivalent governing body or management of another corporation or other entity.

1.9    “Agreement” has the meaning set forth in the preamble.

1.10    “Alliance Manager” has the meaning set forth in Section 3.10.

1.11    “Allowable Expenses” has the meaning set forth in the Financial Schedule.

1.12    “[***]” has the meaning set forth in [***].

1.13    “Alnylam Agreement” means the Collaboration and License Agreement between Vir and Alnylam Pharmaceuticals, Inc. (“Alnylam”), dated October 16, 2017 and amended December 17, 2019, March 3, 2020 and April 1, 2020.

1.14    “Antibody” means any monoclonal antibody that binds to a Coronavirus and [***]. For clarity, Antibodies shall not include any Vaccine. [***].

1.15    “Antibody Development Plan” has the meaning set forth in Section 4.2.2.

1.16    “Antibody Product” has the meaning set forth in Section 2.2.

1.17    “Antibody Program” means the Collaboration Program for Antibodies, including the 309 Antibody and other Program Antibodies, as further described in Section 4.2.

1.18    “Applicable Internal Policies” means those Internal Policies of either Party applicable to a Party by virtue of application of Section 3.11.

1.19    “Bankruptcy Code” means Title 11 of the United States Code.

1.20    “Balancing Payment” has the meaning set forth in Section 9.4.3(b).

1.21    “Biogen Agreement” means that certain Clinical Development and Manufacturing Agreement between Vir and Biogen, Inc. (“Biogen”), dated May 22, 2020.

1.22    “Biologic” means any composition of matter comprising proteins, nucleic acids, carbohydrates, or any combination of these substances, including antibodies (derivatives or fragments thereof), other binding proteins, peptide molecules, RNA molecules, DNA molecules, viruses, gene therapy vectors, genetically engineered cells, and chemically modified cells.

1.23    “Biosimilar” means, with respect to a Collaboration Product or Sole Development Product, any product containing a Biologic sold in a country by a Third Party that receives Regulatory Approval (including via Emergency Use Authorization) and is claimed to be biosimilar to, or interchangeable with, such Collaboration Product or Sole Development Product (including a product that is the subject of an application submitted under Section 351(k) of the Public Health Service Act in the United States or under Article 10(4) of Directive 2001/83/EC in the European Union or any member state thereof, in each case citing such Collaboration Product or Sole Development Product as the reference product) or for which the BLA otherwise references or relies on such Collaboration Product or Sole Development Product, including any product containing an active substance with the same core nonproprietary name as the active substance in the Collaboration Product or Sole Development Product.

1.24    “BLA” means a Biologics License Application (as defined in 21 C.F.R. 600 et. seq.) or an equivalent application for marketing authorization with respect to a Collaboration Product or Sole Development Product in any jurisdiction in the world.

1.25    “Blocking Third Party IP Agreement” has the meaning set forth in Section 9.6.1.

1.26    “Blocking Third Party IP Costs” has the meaning set forth in the Financial Schedule.

1.27    “BPCIA” has the meaning set forth in Section 13.4.1.

1.28    “Business Day” means a day, other than (a) Saturday or Sunday, or any other day on which banking institutions in New York, New York, London, England and Brussels, Belgium are not open for business, (b) [***], or (c) [***], provided that in the case of (b) and (c), [***].

1.29    “[***]” has the meaning set forth in [***].

1.30    “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.31    “Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31.

1.32    “Change of Control” means, with respect to either Party, an event or transaction or series of events or transactions by which: (a) any Third Party (or group of Third Parties acting in concert) becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the outstanding securities of such Party or the total voting power of such securities normally entitled to vote in elections of directors; (b) (i) such Party reorganizes, consolidates or comes under common control with, or merges into another entity, or (ii) any entity reorganizes, consolidates or comes under common control with, or merges into such Party, in either event of the foregoing ((i) or (ii)) where more than fifty percent (50%) of the total voting power of the securities outstanding of the surviving entity normally entitled to vote in elections of directors is not held by the parties holding at least fifty percent (50%) of the outstanding shares of such Party immediately preceding such consolidation or merger; (c) such Party conveys, transfers or leases to a Third Party (A) all or substantially all of its assets or the control thereof, or (B) all or substantially all of its assets or business relating to this Agreement or the control thereof; or (d) any other arrangement whereby a Third Party (or group of Third Parties acting in concert) obtains control or the right to control the board of directors or equivalent governing body that has the ability to cause the direction of the management, policies or affairs of such Party.

1.33    “Change of Control Group” means, with respect to a Party, the Person, or group of Persons, that is the acquirer of, or successor to, such Party in connection with a Change of Control of such Party, together with all of the Affiliates of such Persons, in each case that are not Affiliates of such Party immediately prior to the closing of such Change of Control of such Party.

1.34    “China” means mainland China, Hong Kong and Macau.

1.35    “Clinical Development Publication Strategy” has the meaning set forth in Section 12.2.

1.36    “Clinical Study” means any human clinical study, including any Phase I Clinical Study, Phase I/IIa Clinical Study, Phase II Clinical Study, Phase II/III Clinical Study, Phase III Clinical Study, Pivotal Clinical Study, or Phase IV Clinical Study.

1.37    “Closing Date” means the closing of the transactions with respect to stock purchase outlined in the Stock Purchase Agreement, which occurred on April 29, 2020.

1.38    “CMO” has the meaning set forth in Section 11.2.

1.39    “[***]” has the meaning set forth in [***].

1.40     “[***]” has the meaning set forth in [***].

1.41    “[***]” has the meaning set forth in [***].

1.42    “[***]” [***].

1.43    “[***]” has the meaning set forth in [***].

1.44    “[***]” has the meaning set forth in [***].

1.45    “[***]” has the meaning set forth in [***].

1.46    “Co-Chair” has the meaning set forth in Section 3.8.1.

1.47    “Collaboration” means (a) any Research activities conducted under the Development Plans, and (b) the Development, Manufacture and Commercialization activities with respect to the Collaboration Products during the Term pursuant to and in accordance with the terms of this Agreement and the Development Plans and Commercialization Plans.

1.48    “Collaboration Product” means (a) an Antibody Product, (b) a Vaccine Product, or (c) a Functional Genomics Product, in each case ((a) - (c)), for which a Party has not exercised its Opt-Out Option. For clarity, (i) [***]; and (ii) a Collaboration Product shall not include a Sole Development Product.

1.49    “Collaboration Program” means a Development, Manufacturing and Commercialization program with respect to a separate type of Collaboration Products, in each case pursuant to mutually agreed Development and Commercialization plans, including budgets as further specified herein. The Collaboration Programs include: (a) Antibody Program; (b) Vaccine Program; and (c) Functional Genomics Program.

1.50    “Commercialization” means any and all activities directed to the preparation for sale of (but excluding Development, Commercial Manufacture or other Manufacture), offering for sale of, or sale of a Collaboration Product, including activities related to obtaining pricing and reimbursement approvals, as applicable, marketing, promoting, selling, distributing, importing and exporting such Collaboration Product, and interacting with Regulatory Authorities regarding any of the foregoing. “Commercialize” and “Commercializing” shall have their correlative meanings.

1.51    “Commercialization Budget” means the annual budget for conducting Commercialization pursuant to a Collaboration Program for a given Collaboration Product as prepared by the LCP and reviewed by the JCC pursuant to Section 3.3.2(a) and approved by the JSC in accordance with Section 3.1.2(j), and as updated on a Calendar Year basis by the LCP concurrently with the Commercialization Plan in accordance with Sections 3.3.2(a), 3.1.2(j), and 7.2. Each annual Commercialization Budget shall include (a) a budget, [***], for the estimated FTE Costs and out-of-pocket external costs and expenses expected to be incurred by each Party in the given Calendar Year with respect to such Commercialization Plan, including [***], and (b) a good faith non-binding forecasted budget, [***], for the [***] period following the Calendar Year covered by the budget in (a), of the estimated FTE Costs and out-of-pocket external costs and expenses expected to be incurred by each Party in connection with activities under the applicable Commercialization Plan during such [***] period.

1.52    “Commercialization Plan” has the meaning set forth in Section 7.2.

1.53    “Commercially Reasonable Efforts” means, such efforts that are consistent with the efforts and resources normally used by GSK (in the case of GSK) or a biopharmaceutical company (in the case of Vir) in the exercise of its reasonable business discretion relating to a research program, pharmaceutical product or target owned by it or to which it has exclusive rights, with similar product characteristics, which is of similar market potential at a similar stage in its development or product life as the Collaboration Program, Collaboration Product, Target, or, where applicable, Sole Development Product, taking into account issues of [***].

1.54    “Commercial Facility” means a facility for Commercial Manufacture of any Collaboration Product.

1.55    “Commercial Manufacture” means Manufacture for commercial sale, including (a) reservation of Manufacturing capacity for use in Manufacture for commercial sale; (b) selection and use of contract manufacturers; (c) selection of the Commercial Facilities; (d) subject to the terms of any existing Third Party agreements, technology transfer of the Manufacturing process for Collaboration Product to Commercial Facilities; (e) conduct of process performance qualification batches and other process qualification and validation activities required for Regulatory Approval for Commercial Manufacture of Collaboration Product at the Commercial Facility(ies); and (f) obtaining pre-approval inspection and required licenses and permits for Commercial Facilities.

1.56    “[***]” has the meaning set forth in [***].

1.57    “Committee” means, individually, the JSC, JRDC, JMC, JCC, JPC, the Financial Working Group and the Program Team or any other Subcommittee established as set forth in Section 3.7.

1.58    “Committee Deadlock” has the meaning set forth in Section 3.9.1.

1.59    “Companion Diagnostic” means a product designed for use in a diagnostic biomarker assay tailored or optimized for use with a Collaboration Product or a Sole Development Product, for predicting or monitoring the suitability of such Collaboration Product for prophylactic or therapeutic use in human patients or defined subpopulations thereof. A Companion Diagnostic shall be intended for use (a) as a means to select or monitor the patient population for the conduct of Clinical Studies of such Collaboration Product or Sole Development Product, (b) to predict predisposition to treatment in clinical use with such Collaboration Product or Sole Development Product, or (c) to predict or monitor potential safety considerations in clinical use with such Collaboration Product or Sole Development Product. Use of a Companion Diagnostic to guide use of the Collaboration Product will be contingent on appropriate Regulatory Approvals for such uses as deemed necessary by the FDA or other similar Regulatory Authority with appropriate jurisdiction.

1.60    “[***]” has the meaning set forth in [***].

1.61    “Confidential Information” means any technical, business, or other information provided by or on behalf of one Party of any of its Affiliates (the “Disclosing Party”) to the other Party or any of its Affiliates (the “Receiving Party”) in connection with this

Agreement or the Collaboration, whether prior to, on, or after the Effective Date of this Agreement, including information relating to the GSK Licensed Technology, where GSK is the Disclosing Party, and information relating to the Vir Licensed Technology, where Vir is the Disclosing Party, any inventions, Know-How or other information developed in connection with the Collaboration with respect thereto by or on behalf of the Disclosing Party (including GSK Program Technology, where GSK is the Disclosing Party, Vir Program Technology, where Vir is the Disclosing Party, and Joint Program Technology, where both Parties will be deemed to be both Disclosing Party and Receiving Party), or the scientific, regulatory or business affairs or other activities of the Disclosing Party. For clarity, Confidential Information regarding any Collaboration Product shall be Confidential Information of both Parties.

1.62    “Control” (including variations such as “Controlled,” “Controlling” and the like) means, with respect to any material, information, or intellectual property, the possession (whether by ownership or license, other than the licenses granted hereunder) of the ability to grant a license or sublicense or other right to exploit, as provided herein, without violating the terms of any agreement or other arrangement with any Third Party, or any applicable Law.

1.63    “Controlling Party” has the meaning set forth in Section 13.4.3.

1.64    “Co-Promote Exercise Date” has the meaning set forth in Section 7.4.2.

1.65    “Co-Promotion Agreement” has the meaning set forth in Section 7.4.2.

1.66    “Co-Promotion Option” has the meaning set forth in Section 7.4.1.

1.67    “Co-Promotion Product” has the meaning set forth in Section 7.4.1.

1.68    “Coronavirus” means any spherical or pleomorphic enveloped virus of the family Coronaviridae containing single-stranded (positive-sense) RNA associated with a nucleoprotein within a capsid comprised of matrix protein, including SARS-COV-2.

1.69    “CoVID-19” means the Coronavirus disease-2019 caused by SARS-COV-2.

1.70    “CRISPR” means the gene editing and engineering technology known as “clustered regularly interspaced short palindromic repeats.”

1.71    “CRO” has the meaning set forth in Section 5.4.2.

1.72    “Currency Gains and Losses” means the gain or loss resulting from changes in exchange rates between the functional currency and the foreign currency in which the transaction is denominated, to the extent specifically identifiable to a Collaboration Product and shall only include the currency gains and losses realized between the end of a Calendar Quarter and the date of invoice payment for that Calendar Quarter.

1.73    “Data” means preclinical data (including computational validation, genetic data (including genotype, phenotype and genetic sequencing data), in vitro and in vivo data), clinical data (including broad data sets, study and investigator reports, both preliminary and final, statistical analyses, expert opinions and reports, safety and other electronic databases), and regulatory, Manufacturing, marketing, pricing, biological, chemical, pharmacological, toxicological, pharmaceutical, physical, analytical, safety and quality control data, information and documentation, whether in written or electronic form.

1.74    “[***]” has the meaning set forth in [***].

1.75    “Defending Party” means any Party participating in the defense of a Third Party Infringement Claim.

1.76    “[***]” means, [***].

1.77    “Development” means any and all Research and development activities conducted to develop or seek, obtain or maintain Regulatory Approvals for the Collaboration Products, which include Non-Clinical GLP Studies, Clinical Studies, quality of life assessments, pharmacoeconomics, regulatory affairs, and such other activities related to the Collaboration Products as are set forth in the applicable Development Plan approved by the JSC. “Develop” and “Developing” shall have their correlative meanings.

1.78    “Development Budget” means on a Collaboration Program-by-Collaboration Program basis, the budget of Development Costs for conducting activities under such Collaboration Program pursuant to the applicable Development Plan during a given Calendar Year, as prepared by the applicable Lead Party, with input from the other Party with respect to Development Costs to be borne by the other Party, and reviewed by the JRDC in accordance with Section 3.2.2(c) and approved by the JSC in accordance with Section 3.1.2(i), which budget shall be updated and amended (if necessary) on a Calendar Year basis concurrently with the Development Plan in accordance with Sections 3.2.2(c) and 3.1.2(i), and at any other time in accordance with Section 5.1.3(a). Each Development Budget shall include (a) a budget, [***], for the estimated Development FTE Costs and out-of-pocket external costs and expenses expected to be incurred by each Party in the given Calendar Year with respect to such Development Plan, and (b) a nonbinding good faith forecasted budget, [***], of the estimated Development Costs to be incurred in connection with activities under the applicable Development Plan, (i) with respect to [***], for the [***], and (ii) with respect to [***], for the time period [***].

1.79    “Development Candidate” means, (a) with respect to an Antibody Program or a Vaccine Program, an Antibody Product or Vaccine Product selected by the JRDC as suitable to progress into further Development, including in Non-Clinical GLP Studies, and (b) with respect to the Functional Genomics Program, a construct, molecule or compound directed to such Target selected by the JRDC as suitable to progress into further Development as a Functional Genomics Product.

1.80    “Development Costs” has the meaning set forth in the Financial Schedule.

1.81    “[***]” has the meaning set forth in the Financial Schedule.

1.82    “[***]” has the meaning set forth in the Financial Schedule.

1.83    “Development Plan” means a detailed plan and budget mutually agreed to govern the conduct of Development activities for the applicable Collaboration Program. For clarity, the Parties intend that there will be one Development Plan for all Collaboration Products in a given Collaboration Program, for a total of three Development Plans, but there may be sub-plans for individual Collaboration Products.

1.84    “Development Summary” has the meaning set forth in Section 5.6.2.

1.85    “Disclosing Party” has the meaning set forth in the definition of “Confidential Information.”

1.86    “Drug Approval Application” means a BLA, NDA or any corresponding application in the applicable country or jurisdiction outside of the United States, including, with respect to the European Union, an application for marketing authorization approval (“MAA”) filed with the EMA pursuant to the centralized approval procedure, or with the applicable national Regulatory Authority of a country in the European Union with respect to the mutual recognition procedure, decentralized procedure or any other national approval.

1.87    “[***]” has the meaning set forth in [***].

1.88    “Effective Date” shall have the meaning set forth in Section 2.1.

1.89    “EMA” means the European Medicines Agency, or any successor entity thereto performing similar functions.

1.90    “Entity” has the meaning set forth in Section 9.8.4.

1.91    “European Union” means the economic, scientific and political organization of member states in Europe, as it may be constituted from time to time.

1.92    “Excess Costs” has the meaning set forth in Section 9.4.2(c)(i).

1.93    “Execution Date” has the meaning set forth in the preamble.

1.94    “Existing Program Antibodies” means the 309 Antibody and [***].

1.95    “Existing Third Party IP Agreement” has the meaning set forth in the Financial Schedule.

1.96    “[***]” has the meaning set forth in [***].

1.97    “FDA” means the U.S. Food and Drug Administration, or any successor entity thereto performing similar functions.

1.98    “Field” means the prevention, treatment and prophylaxis of diseases caused by Coronaviruses, (including SARS-COV-2) in humans, including the disease known as CoVID-19, [***]. [***].

1.99    “Financial Report” has the meaning set forth in Section 9.4.1(a).

1.100    “Financial Schedule” means the schedule set forth in Schedule 1.100 attached hereto, as the same may be amended from time to time by the written agreement of the Parties.

1.101    “Financial Working Group” has the meaning set forth in Section 3.6.

1.102    “First Commercial Sale” means, with respect to a given product in a country, the first commercial sale for use or consumption by the general public in an arms-length transaction of such product by or on behalf of a Party, its Affiliate or its licensee or Sublicensee in such country following receipt of all applicable Regulatory Approvals of such product in such country; provided that the following shall not constitute a First Commercial Sale: (a) any sale or inter-company transfers to an Affiliate or sublicensee unless the Affiliate or sublicensee is the last entity in the distribution chain of such product, (b) any use of such product in Clinical Studies, preclinical activities or other research or Development activities, or (c) disposal or transfer of such products for a bona fide charitable purpose, compassionate use, so called “treatment IND sales” and “named patient sales” or use under the Temporary Authorisation for Use system in France or other equivalent systems.

1.103    “Force Majeure” means any event beyond the reasonable control of the affected Party including: embargoes; war or acts of war, including terrorism; insurrections, riots, or civil unrest; strikes, lockouts or other labor disturbances; epidemics (including pandemics), fire, floods, earthquakes or other acts of nature; unavailability of drug substance, receipt of warning letters, or loss, infection or failure of cell banks (in each case due to reasons other than the affected Party’s negligence or willful misconduct or any other cause within the reasonable control of the affected Party); or acts, omissions or delays in acting by any Governmental Authority (including the refusal of any Regulatory Authority to issue required Regulatory Approvals due to reasons other than the affected Party’s negligence or willful misconduct or any other cause within the reasonable control of the affected Party), and failure of plant or machinery (provided that such failure could not have been prevented by the exercise of skill, diligence, and prudence that would be reasonably and ordinarily expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances).

1.104    “FTE” means, with respect to a Person who is an employee or an individual who is an independent contractor of a Party or its Affiliates, the equivalent of the work of one (1) such Person directly engaged in performing Development, Commercialization or Manufacturing activities under this Agreement full time for one (1) year (consisting of a total of [***] hours per year, or such other number as may be agreed to by the Parties). [***].

1.105    “FTE Costs” has the meaning set forth in the Financial Schedule.

1.106    “Functional Genomics Development Plan” has the meaning set forth in Section 4.4.1.

1.107    “Functional Genomics Product” has the meaning set forth in Section 2.2.

1.108    “Functional Genomics Program” means the Collaboration Program for genome-wide CRISPR screening activities and other functional genomic screens as are mutually agreed, as further described in Section 4.4, including [***].

1.109    “GAAP” means United States generally accepted accounting principles applied on a consistent basis.

1.110    “GCP” means all applicable Good Clinical Practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of clinical trials, including, as applicable, (a) FDA regulations and guidelines for good clinical practice, as promulgated by the FDA under 21 CFR Parts 50, 54, 56, 312 and 812, (b) as set forth in European Commission Directive 2001/20/EC relating to the implementation of good clinical practice in the conduct of clinical trials on medicinal products for human use, and brought into law by European Commission Directive 2005/28/EC laying down the principles and detailed guidelines for good clinical practice for investigational medicinal products, (c) the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (“ICH”) Harmonised Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95) and any other guidelines for good clinical practice for trials on medicinal products in the EU, (d) the Declaration of Helsinki (2008), and (e) any further amendments or clarifications with respect to any of the foregoing and any equivalents thereto in the country in which pre-clinical or clinical studies of a product are conducted.

1.111    “General Principles” means the General Principles set forth in Section 1 of the Financial Schedule.

1.112    “Generic Product” means, with respect to a Collaboration Product or Sole Development Product in a country in the Territory, any product sold by a Third Party (not licensed, supplied or otherwise authorized by a Party or its Affiliates or Sublicensees) that (a) contains the same active ingredient as such Collaboration Product or Sole Development Product, (b) is sold under a Regulatory Approval that (i) is based upon or relies upon the Regulatory Approval granted to a Party or any of its Affiliates or Sublicensees for such Collaboration Product or Sole Development Product or (ii) is otherwise granted by a Regulatory Authority pursuant to an expedited or abbreviated approval process, and (c) is categorized by the applicable Regulatory Authority in such country to be therapeutically equivalent to, or interchangeable with such Collaboration Product or Sole Development Product.

1.113    “GLP” means all applicable Good Laboratory Practice standards, including, as applicable: (a) FDA regulations and guidelines for good laboratory practice, as promulgated by the FDA under 21 CFR Part 58; (b) European Commission Directive 2004/10/EC relating to the application of the principles of good laboratory practices, as may be amended from time to time as well as any Rules Governing Medicinal Products in the European Community Vol. III, ISBN 92.825 9619-2 (ex - OECD principles of GLP); and (c) any further amendments or clarifications with respect to any of the foregoing and any equivalents thereto in the country in which pre-clinical or clinical studies of a product are conducted.

1.114    “GMP” means all applicable Good Manufacturing Practices, including: (a) the applicable part of quality assurance to ensure that products are consistently produced and controlled in accordance with the quality standards appropriate for their intended use, as defined in European Commission Directive 2003/94/EC laying down the principals and guidelines of good manufacturing practice; (b) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Sections 210, 211, 601, 610 and 820; (c) the Rules Governing Medicinal

Products in the European Community, Volume IV Good Manufacturing Practice for Medicinal Products; (d) the principles detailed in the ICH Q7A guidelines; and (e) the equivalent Laws in any relevant country, each as may be amended and applicable from time to time.

1.115    “Governmental Authority” means any federal, state, provincial, local, municipal, foreign or other governmental or quasi-governmental authority, including any arbitrator and applicable securities exchanges, or any department, minister, agency, commission, commissioner, board, subdivision, bureau, agency, instrumentality, court or other tribunal of any of the foregoing.

1.116    “[***]” has the meaning set forth in [***].

1.117    “GSK Indemnitees” has the meaning set forth in Section 18.1.1.

1.118    “[***]” means [***].

1.119    “GSK Licensed Patent” has the meaning set forth in Section 13.3.2(b).

1.120    “GSK Licensed Technology” means, on a Collaboration Program-by-Collaboration Program basis, all Patents and Know-How that are both (a) Controlled by GSK or its Affiliates as of the Effective Date or during the Term, and (b) [***] provided that GSK Licensed Technology shall not include (i) any GSK Program Technology, (ii) [***], or (iii) [***]. For clarity, any technology that GSK includes within GSK Licensed Technology for a given Collaboration Program shall not be deemed included in GSK Licensed Technology for any other Collaboration Program, unless GSK expressly agrees to such inclusion in the applicable Development Plan for such other Collaboration Program.

1.121    “GSK Program Technology” means, on a Collaboration Program-by-Collaboration Program basis, GSK’s right and interest in any Program Technology generated under such Collaboration Program.

1.122    “GSK Specified Internal Policies” means the Internal Policies set forth in Schedule 1.122 herein, and such other Relevant Internal Policies of GSK as are provided to Vir during the Term.

1.123    “Hatch-Waxman Act” has the meaning set forth in Section 13.4.1.

1.124    “IFRS” means the International Financial Reporting Standards, the set of accounting standards and interpretations and the framework in force on the Effective Date and adopted by the European Union or the United Kingdom, as applicable, as issued by the International Accounting Standards Board (IASB) and the International Financial Reporting Interpretations Committee (IFRS IC), and as adopted by the European Union or the United Kingdom, as applicable, as such accounting standards may be amended from time to time.

1.125    “[***]” has the meaning set forth in [***].

1.126    “IND” means an Investigational New Drug Application (including any amendments thereto) filed with the FDA pursuant to 21 CFR Part 312 before the Initiation of Clinical Studies of a product, or any equivalent filing with any relevant Regulatory Authority in any jurisdiction.

1.127    “[***]” has the meaning set forth in [***].

1.128    “Indemnifying Party” has the meaning set forth in Section 18.1.3.

1.129    “Indemnitee” has the meaning set forth in Section 18.1.3.

1.130    “Infringement” has the meaning set forth in Section 13.4.1.

1.131    “Infringement Notice” has the meaning set forth in Section 13.4.1.

1.132    “[***]” has the meaning set forth in [***].

1.133    “Initial Development Term” means the period from the Effective Date through the fourth (4th) anniversary thereof.

1.134    “Initiation” means, with respect to a Clinical Study, the first dosing of the first human subject in such Clinical Study. “Initiating” means the act of Initiating a Clinical Study.

1.135    “Institutional Review Board” means an institutional review board (“IRB”) or independent ethics committee (“IEC”) that reviews the methods proposed for research and development activities to ensure such methods satisfy ethical requirements.

1.136    “Intellectual Property Rights” means Patents, design rights, copyrights, trademarks, services marks, trade secret rights, or other rights in Know-How, database rights, and all other intellectual property rights or similar proprietary rights of whatever nature, whether registered or not, and including applications to register or rights to apply for registration or renewals or extensions of, and rights to claim priority from, which may now or in the future subsist anywhere in the world.

1.137    “Internal Policies” means, with respect to a Party, such Party’s health care compliance, ethical, reputational, anti-bribery and corruption and other policies applicable to such Party’s activities under this Agreement, and any standard operating procedures implementing such policies, including the codes of conduct of any self-regulatory body of which that Party is a member. Internal Policies includes the Vir Specified Internal Policies and the GSK Specified Internal Policies.

1.138    “[***]” means [***].

1.139    “Joint Commercialization Committee” or “JCC” has the meaning set forth in Section 3.3.1.

1.140    “Joint Manufacturing Committee” or “JMC” has the meaning set forth in Section 3.5.

1.141    “Joint Patent Committee” or “JPC” has the meaning set forth in Section 3.4.1.

1.142    “Joint Research and Development Committee” or “JRDC” has the meaning set forth in Section 3.2.1.

1.143    “Joint Steering Committee” or “JSC” has the meaning set forth in Section 3.1.1.

1.144    “Joint Technology” means any and all Program Technology that is jointly owned by the Parties pursuant to Section 13.2.2.

1.145    “Key Product Event” means any event with respect to the Collaboration Program or any Collaboration Product, that: (a) is determined by an independent safety review committee overseeing the safety of the relevant clinical trial to be directly related to the Collaboration Product, and (i) to have resulted in death, (ii) been life-threatening, (iii) required inpatient hospitalization or a significant prolongation of existing hospitalization, (iv) resulted in persistent or significant disability or incapacity, (v) resulted in a congenital anomaly or birth defect or (vi) required significant intervention to prevent permanent impairment or damage; and (b) results in a clinical hold being imposed on such program by the FDA or any comparable state, foreign or other Regulatory Authority to which the Collaboration Program or Collaboration Products are subject.

1.146    “Know-How” means proprietary and confidential trade secrets, models, discoveries, ideas, Data and other types of data, databases, results, assays, instructions, processes, techniques, formulas, algorithms, Materials, inventions, computational models, human-relevant disease models, computer software (including source code), predictive model implementations, data analytic tools, biotechnology hardware and associated algorithms and methodologies, methods of use, expert knowledge and information.

1.147    “Knowledge” means, with respect to a particular fact or matter and a Party, the knowledge [***].

1.148    “Law” means, individually and collectively, any and all laws, ordinances, rules, directives and regulations of any kind whatsoever of any governmental or regulatory authority within the applicable jurisdiction.

1.149    “LCP” has the meaning set forth in Section 4.1.1.

1.150    “Lead Party” means (a) with respect to any Antibody Product under the Antibody Program, (i) prior to the first filing of the Drug Approval Application for such Antibody Product, Vir, and (ii) following the first filing of the Drug Approval Application for such Antibody Product, GSK; and (b) with respect to a Vaccine Program or a Functional Genomics Program, GSK.

1.151    “Legal Requirement” has the meaning set forth in Section 16.5.

1.152    “Licensed Technology” means (a) GSK Licensed Technology or (b) Vir Licensed Technology, as applicable.

1.153    “Losses” has the meaning set forth in Section 18.1.1.

1.154    “Major Market” has the meaning set forth in Section 7.3.

1.155    “Malwares” has the meaning set forth in Section 13.9.

1.156    “Manufacturing” means all activities related to the synthesis, making, production, processing, purifying, formulating, filling, finishing, packaging, labeling, shipping, and holding of any Collaboration Product, or any component or intermediate thereof, and all activities performed in support of the CMC (chemistry, manufacturing and controls, or equivalent) section of an IND, NDA or BLA and other Regulatory Filing, including process and formulation development, process qualification and validation, scale-up, qualification, validation, pre-clinical, clinical and commercial production and analytic development, product characterization, stability testing, quality assurance, and quality control. “Manufacture” shall have a correlative meaning.

1.157    “Manufacturing Party” has the meaning set forth in Section 11.2.

1.158    “Material Receiving Party” means the Party receiving Materials from the other Party as contemplated in Section 13.1.

1.159    “Materials” means any chemical or biological substances, including any biological or chemical compounds, drug products, human samples, or other materials, regardless of the route of transfer, which are supplied by a Party or its nominee to the other Party or its nominee for use in the conduct of activities under this Agreement, including any applicable Development Plan. For clarity, clinical supplies delivered pursuant to a Supply Agreement shall not constitute “Materials” for purposes of this Agreement.

1.160    “Materials Transferring Party” has the meaning set forth in Section 13.1.1.

1.161    “Medical Affairs Activities” means activities directed to interacting with physicians and other healthcare professionals who utilize or conduct research related to a drug or biological product, including [***]. For the avoidance of doubt, Medical Affairs Activities do not include any activities involving the marketing, promotion or sale of any Collaboration Product.

1.162    “[***]” has the meaning set forth in [***].

1.163    “Most Conservative Approach” means the approach or position offered by a Party in its Internal Policies, which approach or position, in the aggregate, is [***].

1.164    “MTR” or “Material Transfer Record” has the meaning set forth in Section 13.1.

1.165    “NDA” means a New Drug Application (as more fully defined in 21 C.F.R. 314.5 et seq. or its successor regulation) and all amendments and supplements thereto filed with the FDA.

1.166    “Net Sales” has the meaning set forth in the Financial Schedule.

1.167    “Non-Clinical GLP Studies” means those studies conducted under GLP to produce data intended for inclusion in an IND, including IND-enabling toxicology studies.

1.168    “Non-Lead Party” means, with respect to a given Collaboration Program, the Party that is not the Lead Party.

1.169    “Non Opt-Out Notice” has the meaning set forth in Section 5.6.4(a).

1.170    “Non Opt-Out Party” has the meaning set forth in Section 5.6.4(a).

1.171    “Opt-Out Effective Date” has the meaning set forth in Section 5.6.3(a).

1.172    “Opt-Out Notice” has the meaning set forth in Section 5.6.1.

1.173    “Opt-Out Option” has the meaning set forth in Section 5.6.1.

1.174    “Opt-Out Party” has the meaning set forth in Section 5.6.1.

1.175    “Opt-Out Point” has the meaning set forth in Section 5.6.1.

1.176    “Orange Book” means the FDA publication titled “Approved Drug Products with Therapeutic Equivalence Evaluations.”

1.177    “[***]” has the meaning set forth in [***].

1.178    “[***]” has the meaning set forth in [***].

1.179    “[***]” has the meaning set forth in [***].

1.180    “[***]” has the meaning set forth in the [***].

1.181    “Patents” means all patents and pending patent applications (including inventor’s certificates and utility models) and any patents issuing therefrom, in any country in the Territory, including any and all provisionals, non-provisionals, substitutions, continuations, continuations-in-part, divisional and other continuing applications, supplementary protection certificates, renewals, and any and all reissues, extensions, registrations, reexaminations, extensions, confirmations, registrations and patents of addition on any of the foregoing.

1.182    “Payee” has the meaning set forth in Section 9.8.2.

1.183    “Payor” has the meaning set forth in Section 9.8.2.

1.184    “PCA Execution Date” means April 5, 2020.

1.185    “Permitted Overage” has the meaning set forth in Section 9.4.2(b).

1.186    “Person” means any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government, or any agency or political subdivisions thereof.

1.187    “Personally Identifiable Information” or “PII” means information that can be used to distinguish or trace an individual’s identity, either alone or when combined with other personal or identifying information that is linked or linkable to a specific individual, including: (a) a first and last name; (b) a home or other physical address, including street name and name of city or town; (c) an email address or other online contact information, such as an instant messaging user identifier or a screen name that reveals an individual’s email address; (d) a telephone number; (e) a social security number; (f) a bank, loan, or credit card account number; or (g) a persistent identifier, such as a customer number held in a “cookie” or processor serial number, that is combined with other available data that identifies an individual consumer.

1.188    “Pharmacovigilance Technical Agreement” has the meaning set forth in Section 8.1.

1.189    “Phase I Clinical Study” means, with respect to a given product, any clinical study administering such product to humans, whether healthy volunteers or patients, for the first time as a single or repeated dose for a given indication.

1.190    “[***]” has the meaning set forth in [***].

1.191    “Phase I/IIa Clinical Study” means, with respect to a given product, any clinical study of such product, for the purpose of studying pharmacology/pharmacodynamics effects or mechanism of action when administered to humans, whether healthy volunteers or patients, preliminarily determining dose or a range of doses or evaluating preliminary safety and which is not a Phase I Clinical Study.

1.192    “Phase II Clinical Study” means, with respect to a given product, any clinical study of such product, which provides for the trial of such product on a limited number of patients for the purpose of determining dose or a range of doses and evaluating safety and preliminary efficacy in the proposed therapeutic indication.

1.193    “[***]” has the meaning set forth in [***].

1.194    “Phase II/III Clinical Study” means, with respect to a given product, any clinical study of such product, for the purpose of determining a dose or dose ranges of such product and evaluating safety and effectiveness of dose ranges of such product in patients with the disease or condition being studied for the purposes of filing for Regulatory Approval with the FDA or other applicable Regulatory Authority.

1.195    “Phase III Clinical Study” means, with respect to a given product, any Pivotal Clinical Study of such product for the purpose of establishing to establish safety and efficacy of such product in patients with the disease or condition being studied for purposes of filing for Regulatory Approval with the FDA or other applicable Regulatory Authority, as described under 21 C.F.R. §312.21(c) with respect to the United States, or, with respect to a jurisdiction other than the United States, a similar clinical study.

1.196    “Phase IV Clinical Study” means of such product for the purpose of establishing any clinical study conducted for such product after such product has received Regulatory Approval for marketing in a particular jurisdiction, including trials the principal purpose of which is to (a) continue testing such product to collect information about (i) its safety or efficacy to provide comprehensive data confirming the benefit-risk balance is positive to convert to a standard Regulatory Approval for marketing in broader or various populations, (ii) its long term safety and side effects associated with long term use, or (iii) its use in additional diseases or conditions other than those for which Regulatory Approval was previously granted where the product is likely to be used “off label” in the disease or condition as a result of a similar mechanism of action, (b) obtain or widen reimbursement coverage, (c) improve the product’s competitive position, or (d) improve the standard of care. For clarity, Phase IV Clinical Studies do not include investigator-initiated trials.

1.197    “Pivotal Clinical Study” means, with respect to a product, a Clinical Study for the purpose of establishing any randomized, well-controlled, appropriately powered study of product as described in 21 C.F.R. §312.21(c) that is either a Phase II Clinical Study (including any Phase II Clinical Study as described in 21 C.F.R. §312.84(b)), Phase II/III Clinical Study or any Phase III Clinical Study, the results of which, if the pre-defined primary endpoint(s) is met or where the weight of evidence or totality of data provide sufficient data on safety and effectiveness to support a marketing approval (including any conditional approval) of the relevant product in the Territory.

1.198    “Plan” means any Development Plan or Commercialization Plan.

1.199    “[***]” has the meaning set forth in Section [***].

1.200    “Pre-Tax Profit or Loss” has the meaning set forth in the Financial Schedule.

1.201    “Product Mark Controlling Party” has the meaning set forth in Section 13.8.1.

1.202    “Product Mark Non-Controlling Party” has the meaning set forth in Section 13.8.1.

1.203    “Product Marks” means the trademarks for use in connection with the Commercialization of any Collaboration Product or Sole Development Product, including trademarks, generic names, international nonproprietary names, trade dress, style of packaging and Internet domain names used in connection with the Commercialization of such Collaboration Product or Sole Development Product.

1.204    “Program Antibody” means (a) any Antibody [***] that is directed against any Coronaviruses, including the 309 Antibody; (b) any Antibody created, discovered, conceived or reduced to practice by either Party or both Parties jointly during the conduct of activities under the Antibody Development Plan during the Initial Development Term; and (c) to the extent not included in the foregoing subclause (a) or (b), any Antibody Controlled by either Party that the Parties agree during the Initial Development Term, through the JDC, to include as the subject of Development activities under an Antibody Development Plan.

1.205    “Program Technology” means, on a Collaboration Program-by-Collaboration Program basis, all Patents and Know-How generated under such Collaboration Program.

1.206    “Program Teams” has the meaning set forth in Section 3.2.2(n).

1.207    “Public Statement” has the meaning set forth in Section 16.5.

1.208    “Receiving Party” has the meaning set forth in the definition of “Confidential Information.”

1.209     “Regulatory Approval” means, with respect to a country or jurisdiction in the Territory, all approvals, licenses, registrations or authorizations of any Regulatory Authority (including approvals of Drug Approval Applications), necessary for the Manufacturing, use, storage, import, export, transport, marketing and sale of a product, as applicable, in such country or jurisdiction.

1.210    “Regulatory Authority” means the FDA, the EMA or any regulatory body with similar regulatory authority in any other jurisdiction anywhere in the world.

1.211    “[***]” has the meaning set forth in the [***].

1.212    “Regulatory Filing” means any filing or regulatory application or submission related to a product with the FDA or any other Regulatory Authority within or outside the United States, including authorizations, approvals or clearances arising from the foregoing, and all correspondence with a Regulatory Authority, as well as minutes of any material meetings, telephone conferences or discussions with such Regulatory Authority in each case with respect to such product.

1.213    “Relevant Internal Policies” has the meaning set forth in Section 3.11.

1.214    “Research” means non-clinical and pre-clinical research activities, excluding any Clinical Studies or other clinical Development activities.

1.215    “Research and Pre-Clinical Publication Strategy” has the meaning set forth in Section 12.1.

1.216    “[***]” means [***].

1.217    “[***]” means, [***].

1.218    “[***]” has the meaning set forth in [***].

1.219    “[***]” has the meaning set forth in [***].

1.220    “Samsung DS Letter Agreement” means the binding letter agreement dated April 9, 2020 by and between Vir and Samsung BioLogics Co., Ltd. (“Samsung”).

1.221     “SARS-COV-2” means the severe acute respiratory syndrome Coronavirus 2.

1.222    “Senior Managers” has the meaning set forth in Section 20.1.1.

1.223    “[***]” means, [***].

1.224    “[***]” has the meaning set forth in [***].

1.225    “[***]” has the meaning set forth in the [***].

1.226    “Sole Development Product” means (a) an Antibody Product, (b) a Vaccine Product, or (c) a Functional Genomics Product, in each case ((a) - (c)), upon which one Party has exercised its Opt-Out Option and the Non Opt-Out Party has elected to pursue such product unilaterally pursuant to Section 5.6.4(b). In the event GSK has exercised its Opt-Out Option and Vir has elected to pursue such product unilaterally, such product thereafter becomes a “Vir Sole Development Product” and ceases to be a Collaboration Product. Similarly, in the event Vir has exercised its Opt-Out Option and GSK has elected to pursue such product unilaterally, such Collaboration Product becomes a “GSK Sole Development Product” and ceases to be a Collaboration Product.

1.227    “Subcommittee” has the meaning set forth in Section 3.7.

1.228    “Subcommittee Deadlock” has the meaning set forth in Section 3.9.1.

1.229    “Sublicensee” has the meaning set forth in Section 10.4.

1.230    “Target” means a biological or chemical molecule, including a protein, having a biological or chemical activity or function that may be modulated by one or more active compounds (including small molecules, monoclonal antibodies, oligonucleotides, gene therapies, or other biomolecules or modalities) or by exposure to pathogens such as viruses. A Target may reside on or may be otherwise expressed in or associated with either the applicable virus or a host cell.

1.231    “Tax” or “Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties and additions thereto), but not including any taxes, levies, imposts, duties, charges, assessments or fees taken into account in the determination of Pre-Tax Profit or Loss pursuant to the Financial Schedule.

1.232    “Term” has the meaning set forth in Section 14.1.

1.233    “Terminated Collaboration Product(s)” has the meaning set forth in Section 15.3.1.

1.234    “Terminated Party” has the meaning set forth in Section 15.3.1.

1.235    “Terminating Party” has the meaning set forth in Section 15.3.1.

1.236    “Territory” means all countries and territories in the world.

1.237    “Third Party” means a person or entity other than (a) Vir and its Affiliates, and (b) GSK and its Affiliates.

1.238    “Third Party Infringement Claim” has the meaning set forth in Section 13.7.1.

1.239    “Third Party Patent Rights” means any Patents owned or controlled by a Third Party.

1.240    “United States” or “U.S.” means the United States and its territories and possessions.

1.241    “USD”, “United States Dollar” or “$” means the official currency of the United States of America.

1.242    “Vaccine” means any biological product, including nucleic acid(s), protein(s), peptide(s), polysaccharide(s), conjugated polysaccharide(s), live, live-attenuated or inactivated microorganism(s) including replication-competent and replication defective virus(es), bacteriophages(s) and bacteria, in each case comprising or encoding an antigen derived from the pathogen or the disease to be prevented or treated, optionally in combination with one or more biological or non-biological product(s) and that when administered to an subject induces, increases, decreases or qualitatively modifies, an immune response intended to prevent or treat the target disease or condition.

1.243    “Vaccine Development Plan” has the meaning set forth in Section 4.3.1.

1.244    “Vaccine Product” has the meaning set forth in Section 2.2.

1.245    “Vaccine Program” means the Collaboration Program for Vaccines as further described in Section 4.3, including, the Development of Vaccines Products directed against SARS-COV-2 and other specific Coronaviruses, in each case that is expressly set out in and is the subject of a Vaccine Development Plan.

1.246    “[***]” has the meaning set forth in [***].

1.247    “[***]” has the meaning set forth in [***].

1.248    “[***]” means, [***].

1.249    “[***]” has the meaning set forth in [***].

1.250    “Vir Functional Genomics Target” means (a) any Target Controlled by Vir or its Affiliates that (i) [***], or (ii) [***], and (b) any other Target the Parties agree to include in a Functional Genomics Program Development Plan.

1.251    “Vir Indemnitees” has the meaning set forth in Section 18.1.2.

1.252    “Vir License Agreements” means all license and other agreements regarding [***], as amended, as of the applicable date.

1.253    “Vir Licensed Technology” means, on a Collaboration Program-by-Collaboration Program basis, all Patents and Know-how that are (a) [***], (b) [***], and (c) [***]; provided that in each case ((a) through (c)), Vir Licensed Technology shall not include any Vir Program Technology. For clarity, any technology that Vir includes within Vir Licensed Technology for a given Collaboration Program shall not be deemed included in Vir Licensed Technology for any other Collaboration Program, unless Vir expressly agrees to such inclusion in the applicable Development Plan for such other Collaboration Program, and specifically, [***].

1.254    “[***]” has the meaning set forth in [***].

1.255    “[***]” means [***].

1.256    “Vir Program Technology” means, on a Collaboration Program-by-Collaboration Program basis, Vir’s right and interest in any Patent and Know-How generated under such Collaboration Program.

1.257    “[***]” has the meaning set forth in [***].

1.258    “Vir Specified Internal Policies” means Relevant Internal Policies of Vir as are provided by Vir to GSK during the Term.

1.259    “WuXi Agreement” means that certain Development and Manufacturing Collaboration Agreement by and between WuXi Biologics (Hong Kong) Limited (“WuXi”) and Vir, dated February 25, 2020, which incorporates by reference the amendment dated February 25, 2020 to the Cell Line License Agreement between WuXi and Vir dated February 3, 2019 to address license terms relating to products directed to the Specified Virus (as defined therein).

1.260    “WuXi LOI” has the meaning set forth in Section 11.3.1(b).

1.261    “WuXi Territory” means solely with respect to Collaboration Programs and Collaboration Products that are subject to the WuXi Agreement (as of the PCA Execution Date) the People’s Republic of China, Hong Kong and Macau and Taiwan, for so long as such Collaboration Programs and Collaboration Products are subject to the WuXi Agreement.

ARTICLE 2

EFFECTIVENESS; OVERVIEW; EXCLUSIVITY

2.1    Effectiveness of the Agreement. This Agreement is effective as of the Closing Date (the “Effective Date”).

2.2    Overview. Generally, the Parties shall collaborate to Develop pharmaceutical or biological products or Vaccines for the prevention, treatment and prophylaxis of diseases caused by SARS-COV-2 and potentially other Coronaviruses, each, in accordance with an applicable Development Plan and shall collaborate to further Manufacture and Commercialize such Collaboration Products under the terms set forth herein and in accordance with an applicable Commercialization Plan. The Collaboration is comprised of the following three Collaboration Programs for the Development, Manufacture and Commercialization of three types of products: (a) an Antibody Program for the Development, Manufacture and Commercialization of products containing Antibodies targeted against SARS-COV-2 and, where applicable, other Coronaviruses, including any Program Antibodies (each, an “Antibody Product”), provided that, for clarity, (i) if an Antibody arises from the Functional Genomics Program rather than the Antibody Program, such Antibody shall not be considered an Antibody Product and shall be considered as Functional Genomics Product, and (ii) [***]; (b) a Vaccine Program for the Development, Manufacture and Commercialization of products containing any Vaccine mutually agreed by the Parties that targets against SARS-COV-2 and, where applicable, other Coronaviruses(each, a “Vaccine Product”); provided that, for clarity, [***]; and (c) a Functional Genomics Program for the Development, Manufacture and Commercialization of other products in any modality, as mutually agreed by the Parties, based on genome-wide CRISPR screening of host Targets expressed in connection with exposure to SARS-COV-2, and, where applicable, other Coronaviruses (each a “Functional Genomics Product”). During the Initial Development Term, the Parties will collaborate, under mutually agreed Development Plan(s) for each Collaboration Program, to generate and evaluate Development Candidates under such Collaboration Program. With respect to each Collaboration Product under an applicable Collaboration Program, the Parties will conduct Development, Manufacturing, and regulatory activities in accordance with a Development Plan and Commercialization activities in accordance with a Commercialization Plan.

2.3    Exclusivity.

2.3.1    Exclusivity Obligations of Vir. During the Initial Development Term, neither Vir nor its Affiliates (either internally or through intentionally enabling a Third Party) shall (a) create or generate Antibodies for the purpose of Developing or Commercializing any Antibody directed to SARS-COV-2 or any other Coronavirus(es); or (b) conduct genome-wide screens using CRISPR or gene editing screens for SARS-COV-2 or any other Coronavirus(es) to discover Targets or progress such Targets into drug discovery and development, in each case ((a) and (b)), except pursuant to the Collaboration under this Agreement, provided that, the exclusivity obligations under this Section 2.3.1 shall not apply to (i) Vir’s continued conduct of activities (A) under its agreements with Third Parties existing as of the PCA Execution Date and set forth on Schedule 2.3.1 (“Existing Vir Third Party Agreements”), or (B) [***]; or (ii) subject to Section 11.3.1(c), Vir’s activities under (A) the WuXi Agreement (in accordance with its terms), (B) the Biogen Agreement, (C) [***], and (D) the Samsung DS Letter Agreement, in each case ((A) through (D)) solely in connection with (x) the negotiation of the terms of definitive agreements with Biogen and Samsung, or (y) Development and Manufacturing for clinical and commercial supply of Antibodies. [***].

2.3.2    Exclusivity Obligations of GSK. During the Initial Development Term, neither GSK nor its Affiliates (either internally or through intentionally enabling a Third Party) shall (a) create or generate Antibodies for the purpose of Developing or Commercializing any Antibody directed to SARS-COV-2 or any other Coronavirus(es); or (b) conduct genome-wide screens using CRISPR or gene editing screens for SARS-COV-2 or any other Coronaviruses to discover Targets or progress such Targets into drug discovery and development, in each case

((a) and (b)), except pursuant to the Collaboration under this Agreement; provided that, the exclusivity obligations under this Section 2.3.2 shall not apply to any activities or enablement (including funding) conducted by GSK or its Affiliates pursuant to a written agreement with a Third Party entered into prior to the PCA Execution Date, either (x) for the purpose of discovering any Antibody directed to SARS-COV-2 or other Coronaviruses, or conducting genome-wide screens using CRISPR or gene editing screens for SARS-COV-2 or any other Coronaviruses, or (y) that are not for the purposes described in subclause (x) but [***] (each, an “Existing GSK Third Party Agreement”), provided further, for clarity, that the foregoing exception shall not include any amendment of an Existing GSK Third Party Agreement that expands the scope thereof with respect to any Antibody directed to, or conducting genome-wide screens using CRISPR or gene editing screens for, SARS-COV-2 or other Coronaviruses; or (ii) [***].

2.3.3    Activities Outside Collaboration. For the avoidance of doubt, during the Initial Development Term, each Party shall have the right to pursue by itself or through the grant of rights to or from a Third Party, other therapeutic or prophylactic approaches to the prevention, treatment and prophylaxis of diseases caused by Coronaviruses that do not fall within the exclusivity obligations under Section 2.3.1 or Section 2.3.2 including with respect to Vir, any RNAi products generated from its collaboration with Alnylam under the Alnylam Agreement.

2.3.4    Inclusion of Competing Programs. Notwithstanding Section 2.3.1 and Section 2.3.2, if during the Initial Development Term, either Party or its Affiliates wishes to conduct any activities under a program, including generating or advancing a new Antibody, that would constitute a breach by such Party of its exclusivity obligations under Section 2.3.1 or Section 2.3.2, as applicable (whether alone or with a Third Party), then such Party shall, prior to initiation of such program, first notify the other Party in writing, and offer to include any such program under the Collaboration (an “Inclusion Notice”), [***]. The other Party shall have [***] from the date on which it receives the Inclusion Notice to determine whether or not it will accept such offer to include such program in the Collaboration and to notify the offering Party of its decision. If such other Party notifies the offering Party in writing within such [***] period, then such program shall be included in the Collaboration, the scope of which will be included in the Antibody Development Plan or the Functional Genomics Development Plan, as applicable, and shall constitute part of the Antibody Program or the Functional Genomics Program, as the case may be and the terms and conditions of this Agreement shall apply. If such other Party declines, or fails to notify the offering Party in writing within such [***] period that it wishes to include such program in the Collaboration, then the offering Party or its Affiliates shall have the right to exploit such program outside of the Collaboration, and such exploitation shall not constitute a breach of Section 2.3.1 or Section 2.3.2 by such offering Party. Notwithstanding the foregoing, during the Initial Development Term, neither Party nor its Affiliates (either internally or through enabling a Third Party) shall Develop or Commercialize any Program Antibody [***] outside of this Agreement without the other Party’s prior written consent.

ARTICLE 3

MANAGEMENT OF THE COLLABORATION

3.1    Joint Steering Committee.

3.1.1    Establishment of JSC. Prior to the Execution Date, the Parties established a Joint Steering Committee (“Joint Steering Committee” or “JSC”), which is constituted in accordance with Section 3.8. The JSC shall operate in accordance with the provisions of Section 3.8 and Section 3.9. At its meetings, the JSC shall discuss the matters described below and such other matters as are reasonably requested by either Party’s Alliance Managers.

3.1.2    Responsibilities of the JSC. The JSC shall perform the following functions:

(a)    oversee, guide and approve the overall strategic direction of the Collaboration (but without modifying or limiting the rights or obligations of either Party as otherwise set forth herein);

(b)    facilitate communications between the Parties regarding the identification and evaluation of Collaboration Products;

(c)    establish, as appropriate, additional sub-committees or working groups responsible for managing specific aspects of the Collaboration as contemplated herein;

(d)    delegate decision-making authority with respect to specified issues to the applicable subcommittees, provided that any such delegated decision-making shall remain subject to Section 3.9;

(e)    oversee and supervise the subcommittees and resolve issues or Dispute elevated to it by any subcommittee, Program Team or working group the JSC may establish;

(f)    serve as a forum for each Party to communicate regarding each Party’s interest in participation in further Development of each Collaboration Product, including approval of proposals from the JRDC for the inclusion of, and terms for, Third Party assets or Intellectual Property Rights within a given Collaboration Program;

(g)    serve as a forum for the Parties to discuss any proposal from either Party for a competing program in accordance with Section 2.3.4;

(h)    [***];

(i)    for each Collaboration Product, review and approve the initial Development Plan (and the Development Budget therein) in accordance with Section 5.1.2 and any material updates or amendments thereto in accordance with Section 5.1.3;

(j)    for each Collaboration Product [***] the initial Commercialization Plan (including the associated Commercialization Budget) and proposed material updates and amendments thereto (including any updates to the Commercialization Budget [***];

(k)    [***];

(l)    [***]; and

(m)    perform such other functions as are assigned to the JSC in this Agreement, or otherwise agreed by the Parties in writing.

3.2    Joint Research and Development Committee.

3.2.1    Establishment of JRDC. The Parties shall, [***], establish a joint research and development committee (“Joint Research and Development Committee” or “JRDC”) to oversee Development of Collaboration Products and to coordinate Development activities of both Parties with respect to such Collaboration Products.

3.2.2    Responsibilities of the JRDC. The JRDC shall perform the following functions:

(a)    oversee, review and coordinate the conduct, implementation and progress of the Development (including any Research) activities of each Collaboration Product with respect thereto under this Agreement, as described in the applicable Development Plan;

(b)    discuss and develop the Development (including Research) strategy for the Collaboration, including any next-generation Collaboration Products;

(c)    review and approve the applicable initial Development Plan and proposed updates and amendments thereto, in each case, as prepared by the Lead Party in conjunction with the Program Teams with respect to clinical Development of any Collaboration Product, including the applicable Development Budget and the allocation of responsibilities between the Parties, from time to time, and submit such Development Plan, updates, and other amendments to the JSC for review and approval in accordance with Section 5.1.2 or Section 5.1.3, as applicable;

(d)    review and evaluate any results or reports delivered to the JRDC with respect to the Research activities, including validation and designation of each Development Candidate;

(e)    review and evaluate any results or reports delivered to the JRDC with respect to further Development activities in addition to Research activities under the Development Plans, including the protocol concepts for Clinical Studies of the Collaboration Products and any revision of such protocols with respect to issues that are referred to the JRDC, in each case pursuant and subject to Section 5.5.3;

(f)    address issues escalated from Program Teams, including [***], and oversee risk mitigation plans proposed by Program Teams;

(g)    [***];

(h)    approve CROs and other subcontractors in accordance with Section 5.4.2, excluding manufacturing subcontractors, which shall be approved by the JMC;

(i)    [***];

(j)    for each Collaboration Program, discuss each Party’s interest in participation in further Development activities in connection with the applicable Opt-Out Points;

(k)    review and approve any Research and Pre-Clinical Publication Strategy or Clinical Development Publication Strategy proposed by the Lead Party of a Collaboration Program, pursuant to Section 12.1 or Section 12.2;

(l)    [***];

(m)    provide periodic updates to the JSC and otherwise supporting the JSC’s decision-making;

(n)    establish a working functional teams for each Collaboration Program (each, a “Program Team”) to oversee the Development activities under each Collaboration Program, and delegate one or more of its functions under this Section 3.2.2 to such Program Team, with the supervision of the JRDC; and

(o)    perform such other functions as are specifically designated to the JRDC in this Agreement, or as the Parties otherwise agree in writing are appropriate to further the purposes of this Agreement.

3.3    Joint Commercialization Committee.

3.3.1    Establishment of JCC. The Parties shall establish a joint commercialization committee (“Joint Commercialization Committee” or “JCC”), [***], to oversee and review progress of Commercialization activities with respect to such Collaboration Products.

3.3.2    Responsibilities of the JCC. The JCC shall perform the following functions:

(a)    [***] the initial Commercialization Plan, including the associated Commercialization Budget, and proposed material updates thereto proposed by either Party (including any updates to the Commercialization Budget), in each case, [***], with respect to Commercialization of each Collaboration Product, and, [***], [***] of the then-existing approved Commercialization Budget) to the JSC for review and approval in accordance with Section 7.2;

(b)    provide a forum for discussing the need for significant updates to Commercialization Plan [***], as applicable;

(c)    review and discuss the [***] forecast for the Commercialization Budget, in conjunction with the Finance Working Group;

(d)    following exercise of the Co-Promotion Option by Vir, oversee and review Vir’s proposed sales force and sales force activities, and provide a forum for the exchange of information in relation thereto;

(e)    review reports delivered to the JCC with respect to [***] and, [***];

(f)    following Vir’s exercise of the Co-Promotion Option, (i) set direction for sales training, compliance procedures, use of GSK promotional materials, and other relevant matters in connection with the Parties’ negotiation and entry into the Co-Promotion Agreement, and (ii) oversee, review and coordinate the conduct and progress of the Commercialization activities with respect to each Antibody Product for which Vir has exercised its Co-Promotion Option, including activities under the Co-Promotion Agreement;

(g)    to the extent not addressed by a Program Team, [***]; and

(h)     perform such other functions as are specifically designated to the JCC in this Agreement or the Co-Promotion Agreement, as applicable, or as the Parties otherwise agree in writing are appropriate to further the purposes of this Agreement or the Co-Promotion Agreement, as applicable.

3.4    Joint Patent Committee.

3.4.1    Establishment of JPC. [***], the Parties shall establish a joint patent committee (“Joint Patent Committee” or “JPC”) to oversee patent matters relating to the Collaboration, as more specifically described below.

3.4.2    Responsibilities of the JPC. The JPC shall perform the following functions.

(a)    serve as a forum for the discussion of the overall intellectual property strategies for the Collaboration, including the prosecution, maintenance, defense and enforcement of Program Patents, GSK Licensed Patents and Vir Licensed Patents, and submission of patent information to the FDA for listing in the Orange Book, “Purple Book” (or Orange Book-equivalent framework document for Biologics) or any foreign equivalents thereof;

(b)    [***];

(c)    [***];

(d)    review proposed publication by the Parties for any Patent-related issues;

(e)    [***]; and

(f)    perform such other functions regarding Patents included in the Program Patents, GSK Licensed Patents and Vir Licensed Patents, that are specifically designated to the JPC in this Agreement, or as the Parties otherwise agree in writing are appropriate to further the purposes of this Agreement.

3.4.3    Decision-Making of the JPC. For matters relating to prosecution, maintenance or defense of a Patent, the Party [***] with Section 13.3. For matters relating to submission of patent information for listing in the Orange Book or any foreign equivalents thereof, [***] shall have the final decision-making authority pursuant to Section 6.3. For matters relating to whether to enter into a Blocking Third Party IP Agreement (and the agreement on the material terms thereof), any dispute shall be resolved in accordance with Section 9.6.1. For matters relating to whether to include any Third Party Intellectual Property Rights under a Third Party IP Agreement, any dispute shall be resolved in accordance with Section 10.9.2. [***]. For all other matters under the JPC authority, if the JPC cannot resolve a dispute with respect to such matter, the JPC shall be submitted such dispute to the JSC for resolution in accordance with Section 3.9.

3.5    Joint Manufacturing Committee.

3.5.1    Establishment of the JMC. [***], the Parties shall establish a joint Manufacturing committee (“Joint Manufacturing Committee” or “JMC”) to oversee matters relating to Manufacturing (including Commercial Manufacturing and technology transfer) of any Collaboration Product under the Collaboration. The JMC shall be chaired by [***].

3.5.2    Responsibilities of the JMC. The JMC shall perform the following functions:

(a)    serve as a forum for the discussion of the overall Manufacturing strategies and plans for the Collaboration, including [***];

(b)    review and approve the Manufacturing plans included in a Development Plan or Commercialization Plan, including with respect to Manufacturing process, physical product, Manufacturing and technology transfer, supply chain for launch and commercial supply and solutions for technical issues;

(c)    assist the JRDC, and where applicable, the JCC and JSC, in review and approval of the Development Budget or Commercialization Budget to the extent relating to Manufacturing activities;

(d)    provide recommendations to JSC for the selection of CMOs for Commercial Manufacturing and the terms and conditions of the proposed CMO agreement; and

(e)    perform such other functions as are specifically designated to the JMC in this Agreement, or as the Parties otherwise agree in writing are appropriate to further the purposes of this Agreement.

3.5.3    Decision-Making of the JMC. The JMC shall operate in accordance with Section 3.8, and the JMC shall make decisions generally in accordance with Section 3.9. If the JMC is unable, despite the good faith efforts of all members, to resolve any dispute relating to matters within the JMC’s authority within [***] after a disputed issue has been referred to the JMC by either Party, the disputed issue shall be referred to the JRDC, and shall be resolved in accordance with Section 3.9.

3.6    Financial Working Group. Within thirty (30) days following the Effective Date, the JSC will establish a financial working group subcommittee (“Financial Working Group”) that will be responsible for initially reviewing all budgets included as part of the Development Plans and Commercialization Plans, and for overseeing the operational aspects of all co-funding and payment activities under this Agreement. The JSC shall determine the appropriate number of representatives of each Party that will constitute the Financial Working Group. Promptly following the Effective Date, each Party shall designate their respective initial representatives to the Financial Working Group to allow such Financial Working Group to begin organizing information for the initial meetings of each of the JRDC and JSC. Unless otherwise specified by the JSC, the Financial Working Group shall operate generally in accordance with the provisions of Section 3.8, and shall have no authority to alter or amend the terms and conditions of this Agreement. Both Parties’ representatives on the Financial Working Group shall make decisions and act in accordance with the General Principles.

3.7    Other Subcommittees. From time to time, the JSC and the JRDC may establish other subcommittees to oversee particular projects or activities under this Agreement, and such subcommittees shall be constituted and have such responsibility as the JSC or JRDC approves (such subcommittees, along with the other subcommittees established hereunder, each referred to herein as a “Subcommittee”). The Subcommittees shall operate in accordance with the provisions of Section 3.8, and shall have no authority to alter or amend the terms and conditions of this Agreement.

3.8    Membership, Meetings and Meeting Minutes.

3.8.1    Membership. Except as otherwise stated herein, each Committee shall be composed of at least [***] representatives ([***]) in each case from each of Vir and GSK, or such other equal number of representatives as the Parties may agree. As of the Effective Date, the Parties anticipate that the JSC will be composed of [***] of each Party, and the JRDC will be composed of [***] of each Party. Either Party may replace its respective Committee representatives at any time with prior written notice to the other Party, provided that such replacement is of comparable authority and scope of functional responsibility within that Party’s organization as the person he or she is replacing. Each Party’s representatives to each Committee shall be individuals suitable in seniority and experience and amongst such representatives shall be [***] from each Party with relevant decision-making authority to make decisions within the scope of the applicable Committee’s responsibilities, provided that it is understood that [***]. For each Committee, or where applicable, Subcommittees, each Party shall designate one of its representatives on such Committee to co-chair the meetings for such Committee (each, a “Co-Chair”). The Co-Chairs shall, with and through the assistance of the Alliance Managers, coordinate and prepare the agenda for, and ensure the orderly conduct of, the meetings of such Committee. The Co-Chairs shall, with and through the assistance of the Alliance Managers, solicit agenda items from Committee members and provide an agenda, along with appropriate information for such agenda, reasonably in advance of any meeting, including [***]. Such agenda shall include all items requested by either Co-Chair for inclusion therein. In the event the Co-Chairs or another Committee member from either Party is unable to attend or participate in a meeting of such Committee, the Party whose Co-Chair or member is unable to attend may designate a substitute co-chair or other representative for the meeting. For clarity, while the Alliance Managers may attend meetings of all Committees, the Alliance Managers shall not: (a) serve as a voting member of any such Committee; nor (b) be counted towards either Party’s representation on any such Committee.

3.8.2    Meetings. The JSC shall meet at least [***] per year, or at a frequency determined by the JSC, for so long as the Parties are engaging in Development activities as part of the Collaboration or a Collaboration Product is in Development or being Commercialized, in each case, for clarity, not as a Sole Development Product, and JSC meetings can be called at other times to resolve Committee Deadlocks in accordance with Section 3.9.1. At least [***] per year will be in-person, unless the JSC members agree to meet by an alternative mechanism (e.g., telephone or videoconference). The JRDC and the JCC, once formed, shall meet at least [***], and thereafter at least [***], or in each case at a frequency determined by the JRDC or JCC, as applicable. The Financial Working Group, Program Teams and other Subcommittees, if any, shall each meet at least [***] after the Subcommittee is formed, or as more or less often as otherwise agreed by the applicable Subcommittee; provided that the Financial Working Group will meet as and when necessary to carry out its responsibilities set forth in Section 9.3. [***]. Committee meetings may be conducted by telephone, videoconference or in person. Any in-person Committee meetings shall be held on an alternating basis between Vir’s and GSK’s facilities, unless otherwise agreed by the Parties. Each Party shall be responsible for its own expenses in attending such meetings. As appropriate, the Committee may [***]. Each Party may also call for special meetings of a Committee to discuss particular matters requested by such Party. The Alliance Managers shall provide the members of each Committee with no less than [***] notice of each regularly scheduled meeting and, to the extent reasonably practicable under the circumstances, no less than [***] notice of any special meetings called by either Party.

3.8.3    Meeting Minutes. Minutes will be kept of all Committee meetings by one of the Alliance Managers (or his or her designees), or by one of the Co-Chairs (if an Alliance Manager is not present) on a rotating basis (commencing with GSK’s representative) and sent to all members of the Committee by facsimile or e-mail for review and approval within [***] after each meeting. If a Party’s Alliance Manager (or his or her designee) is not present at a Committee meeting and that Party is responsible for keeping minutes, such Party shall designate one of its Committee members to keep minutes. Minutes shall record all action items and decisions of the applicable Committee. The Committee shall formally accept the minutes of the previous Committee meeting [***]. Minutes will be deemed approved unless any member of the Committee objects to the accuracy of such minutes by [***]. Minutes shall list action items and shall designate any issues that need to be resolved by the JSC or applicable dispute resolution process. In the event of any such objection to the minutes that is not resolved by mutual agreement of the Parties, such minutes will be amended to reflect such unresolved dispute.

3.9    Decision-Making.

3.9.1    Committee Decision Making. Decisions of each Committee shall be made by unanimous vote, with each Party having one vote. To the extent a Party has voted in favor of a particular action, after commencement of the implementation of such action it shall not be permitted to reverse such vote absent changed facts and circumstances that were not present at the time of the initial vote. [***]. Representatives of each Party under each Committee shall use reasonable efforts to resolve any dispute within the authority of such Committee in good faith. If (a) the JRDC, the JCC, the Financial Working Group, or the JPC (subject to Section 3.4.3) cannot or does not reach consensus with respect to a bona fide dispute within the authority of such Subcommittee (a “Subcommittee Deadlock”) after endeavoring for [***] to do so, such matter shall be referred to the JSC for discussion and attempted resolution, and (b) any Program Team or other Subcommittee cannot or does not reach consensus with respect to Subcommittee Deadlock after endeavoring for [***] to do so, then such Subcommittee Deadlock shall be first referred to the JRDC (in case of Program Teams and the JMC) or the applicable establishing Committee for resolution before they are submitted to the JSC pursuant to subsection (a). In the event that the JSC does not reach a decision with respect to a Subcommittee Deadlock, or if the JSC cannot or does not reach consensus with respect to any other matter within its authority, in each case, after endeavoring for [***] to do so, then such matter (a “Committee Deadlock”) shall be decided by the Parties in accordance with Section 3.9.2 below. For clarity, all commitments and other matters decided by the JSC or any other Committee between the Effective Date and the Execution Date (inclusive), to the extent that such commitments and other matters are actually approved and documented in the JSC meeting minutes, shall be deemed to be approved by and mutually agreed through the JSC and such other Committee, respectively, for purposes of this Agreement.

3.9.2    Decision Making Authority. The Committee Deadlock shall be submitted by either Party to the Senior Managers of both Parties. Then, the Senior Managers of each Party or their respective designees, shall attempt to resolve such Committee Deadlock within [***] after submission. If the Senior Managers (or their respective designees) cannot resolve the Committee Deadlock, then, such Committee Deadlock shall be resolved as follows:

(a)    if such Committee Deadlock is with respect to the Research activities for any Collaboration Program, [***];

(b)    prior to the first filing for Drug Approval Application of any Collaboration Product, if such Committee Deadlock is with respect to Development (other than Research) and regulatory matters regarding such Collaboration Product, including clinical Manufacturing and supply of clinical trial material for Clinical Studies, the Lead Party for such Collaboration Product shall have the final decision making authority, except that,

(i)    [***];

(ii)    [***]; and

(iii)    [***].

(c)    [***];

(d)    after the first filing for Drug Approval Application of any Collaboration Product, if such Committee Deadlock is with respect to Development, including regulatory matters regarding such Collaboration Product, the LCP shall have the final decision-making authority, except for assignment of any activities to the other Party, in which case consent of such other Party shall be required, provided that [***]; and

(e)    after the first filing for Drug Approval Application of any Collaboration Product, if such Committee Deadlock is with respect to matters other than those described in Section 3.9.2(d) above, then the LCP shall have the final decision-making authority, provided that [***].

3.9.3    Limits on Decision-Making Authority. Notwithstanding Section 3.9.2, (a) neither Party may exercise its final decision-making authority to (i) impose additional obligations upon the other Party without such Party’s consent, (ii) cause the other Party to violate any applicable Law, or the terms of any agreement it may have with any Third Party entered into prior to the Execution Date, or (iii) modify, violate, breach or waive compliance with this Agreement, or cause the other Party to do so, (b) a Party may only exercise its final decision-making authority with respect to a matter after giving good faith consideration to the other Party’s comments (through its JSC members or its Senior Manager, as applicable) on such matter, and (c) if a Party elects its Opt-Out Option at any time with respect to a Collaboration Product, then thereafter, to the extent such Opt-Out Party would have the final decision-making authority pursuant to Sections 3.9.2(a)-(e), then, such Opt-Out Party shall no longer have such final decision-making authority with respect to such Collaboration Product and any dispute that would be subject to such Opt-Out Party’s final decision-making authority shall then be subject to the Non Opt-Out Party’s final decision-making authority.

3.9.4    Day-to-Day Decision-Making Authority. Each Party shall have decision-making authority with respect to the day-to-day activities of such Party (and such Party’s employees, agents and subcontractors) under this Agreement in accordance with this Agreement, including applicable Development Plan or Commercialization Plan, provided that such decisions are not inconsistent with the terms and conditions of this Agreement (including any applicable Plan) or the decisions and actions of the JSC, the JRDC, the JCC, the JMC, the Financial Working Group or any other Subcommittee, as applicable. Subject to the foregoing, each Party shall keep the relevant Committees reasonably informed of material developments regarding the Collaboration Products.

3.9.5    Limitation of Powers. Each Committee will have only the powers as are specifically delegated to it under this Agreement. The JSC is not a substitute for the rights of the Parties under this Agreement and is intended to coordinate and facilitate the activities of the Parties during the Term. The JSC will not be involved with the day-to-day management of activities to be performed by a Party under this Agreement. Matters explicitly reserved to the consent, approval or other decision-making authority of one or both Parties, as expressly provided in this Agreement, are outside the jurisdiction and authority of the JSC, including amendment, modification or waiver of compliance with the Agreement, which shall be made by the Parties in accordance with Section 20.11.

3.10    Alliance Managers. [***], each Party shall designate an individual to serve as the main point of contact for each Party [***], to exchange information, facilitate communication and coordinate the Parties’ activities hereunder (each, an “Alliance Manager”).

Each Party may designate an Alliance Manager for each specific Collaboration Program. The applicable Alliance Managers shall attend the JSC meetings (or designate an appropriate representative to attend JSC meetings on the Alliance Manager’s behalf). For all other Committees, the Alliance Managers may participate in meetings but are not required to participate. The Alliance Managers shall not be counted as members of any Committee (and shall not vote on matters discussed at any Committee meeting). Each Party may change its designated Alliance Manager from time to time upon written notice to the other Party.

3.11    Most Conservative Approach and Internal Policies. For all activities with respect to Collaboration Products, each Party will provide the other with copies of Internal Policies that are relevant and material to the activities being conducted by the Parties hereunder (the “Relevant Internal Policies”) [***], and will provide updates of such Relevant Internal Policies as appropriate. [***]. If there is a conflict between the Relevant Internal Policies with respect to a particular issue, the Parties shall [***], and, except as otherwise set forth in an applicable Development Plan or Co-Promotion Agreement, each Party shall [***] with respect to Development, Manufacturing and Commercialization activities hereunder.

ARTICLE 4

COLLABORATION PROGRAMS

4.1    Collaboration Program Leads.

4.1.1    Lead Party. Generally, (a) the Lead Party for a Collaboration Program shall be primarily responsible for Development activities with respect to each Collaboration Product under such Collaboration Program, and each, under the oversight of the JRDC, the JSC and other applicable Committees, and, subject to Section 3.9.2 and Section 11.3.1(d), shall have the final decision-making authority with respect to the Development and Manufacturing (other than Commercial Manufacture) activities under such Collaboration Program; and (b) the Lead Party for Commercialization and Commercial Manufacture of each Collaboration Program (the “LCP”) shall be primarily responsible for Commercialization and Commercial Manufacture activities with respect to each Collaboration Product under such Collaboration Program, each, under the oversight of the JCC, the JSC and other applicable Committees, and, subject to Section 3.9.2 and Section 11.3.1(d), shall have the final decision-making authority with respect to the Commercialization and Commercial Manufacture under such Collaboration Program.

4.1.2    Parties’ Roles. Subject to Section 5.6, (a) for the Vaccine Program and the Functional Genomics Program, GSK shall be the Lead Party for Development activities, and the LCP for Commercialization and Commercial Manufacture of each Collaboration Product under such Collaboration Program; and (b) for the Antibody Program, subject to Section 4.2.3, Vir shall be the Lead Party for Development activities and GSK shall be the LCP for Commercialization and Commercial Manufacture of each Antibody Product under the Antibody Program.

4.2    Antibody Program.

4.2.1    General. The Antibody Program shall be the first Collaboration Program to be progressed by the Parties following the Effective Date, and is partly based upon Vir’s ongoing Development activities with respect to Antibodies in the Field, including under Vir’s collaboration with WuXi and Biogen. During the Term, the Parties shall discuss and agree, through the JRDC and the JSC, on Development Plans for Antibody Products under the Antibody Program in accordance with Section 5.1 (each, an “Antibody Development Plan”). Without limiting the foregoing, the Antibody Development Plan will set forth (a) [***]; (b) [***]; (c) [***]; and (d) [***]. As the initial Lead Party, Vir shall be primarily responsible for the Development and clinical Manufacturing activities for the Antibody Program, under the oversight of the JRDC and the JSC.

4.2.2    Existing Program Antibody. With respect to the Existing Program Antibody(ies), the initial Antibody Development Plan (including the mutually agreed initial Development Budget therefor) for such Existing Program Antibody(ies) is set forth in Schedule 4.2.2 (“Existing Antibody Development Plan”). Following the Effective Date, the Parties shall promptly start conducting Development activities assigned to it as set forth in the Existing Antibody Development Plan, in accordance with the associated Development Budget.

4.2.3    Change of Lead Party. Subject to Section 11.3.1 and [***] with respect to Manufacturing, for each Antibody Product under the Antibody Program, Vir shall be the Lead Party for such Antibody Product until the first filing of the Drug Approval Application (including BLA or MAA) for such Antibody Product; [***]. GSK shall become the Lead Party for such Antibody Product upon the first filing for Regulatory Approval of such Antibody Product.

4.3    Vaccine Program

4.3.1    General. [***], the Parties will, through the JRDC, discuss and mutually agree on the Development Plan for each Vaccine Product under the Vaccine Program in accordance with Section 5.1 (the “Vaccine Development Plan”). Without limiting the foregoing, the Vaccine Development Plan will set forth (a) [***]; (b) [***]; (c) [***]; (d) [***]; and (e) [***].

4.3.2    Lead Party. GSK shall be the Lead Party for the Vaccine Program, provided that it is anticipated that the initial Research activities will be conducted predominantly by Vir, as set forth in the Development Plan for the Vaccine Program. [***], as set forth in the Development Plan for the Vaccine Program.

4.3.3    [***]. The JRDC shall determine whether a designated Vaccine has met all the criteria for a Development Candidate, and if so, shall designate such Development Candidate for further Development as a Vaccine Product. If any Vaccine has not met the criteria for the Development Candidate, as determined by the JRDC, then, neither Party shall have the right to further Develop, Manufacture or commercialize any product containing such Vaccine under the Collaboration. [***].

4.4    Functional Genomics Program

4.4.1    General. [***], the Parties will, through the JRDC, discuss and mutually agree on the Development Plan for each Functional Genomics Product under the Functional Genomics Program in accordance with Section 5.1 (the “Functional Genomics Development Plan”). Without limiting the foregoing, the Functional Genomics Development Plan will include (a) [***], (b) [***], (c) [***]; (d) [***], and (e) [***].

4.4.2     Lead Party. GSK as the Lead Party will be primarily responsible for Development and Manufacturing activities for the Functional Genomics Program, under the oversight of the JSC and any other applicable Committees.

4.4.3    Database Technology. Any databases and data mining technologies [***] shall only be included in the Functional Genomics Program to the extent specified as included within GSK Licensed Technology or Vir Licensed Technology in the applicable Functional Genomics Program Development Plan, in accordance with Section 4.4.1, and in each case shall be subject to any applicable Third Party agreements, [***] prior to inclusion in the Functional Genomics Program Development Plan. [***].

4.5    Compassionate Use Programs. With respect to each Collaboration Product, the Parties shall, through the JRDC and the JSC, discuss and agree on [***].

4.6    Parties’ Assets; Products. Unless otherwise agreed by such Party in the applicable Development Plan, neither Party’s assets (Targets, compounds or other products), including those discovered, licensed or acquired by such Party outside of the Collaboration, shall be included at any time as part of the Collaboration; provided that the foregoing shall not exclude [***].

4.7    Compliance with Applicable Law. Each Party shall, and shall cause their Affiliates, Sublicensees, permitted subcontractors and distributors to conduct its or their activities under this Agreement in compliance with applicable Law. Without limiting the foregoing, any information exchanged between the Parties under this Agreement shall be subject to, and limited to the extent permitted by any applicable Law, including any applicable competition Law.

ARTICLE 5

DEVELOPMENT

5.1    Development Plans.

5.1.1    Each Development Plan shall (a) provide a framework for the applicable Collaboration Program, and (b) set forth (i) the objectives of the Collaboration Program, (ii) the specific Development activities to be undertaken by either Party to achieve those objectives, with anticipated timelines, (iii) the Development Budget, (iv) [***], (v) Manufacturing plan in support of Development activities, and (v) any other items applicable to Development activities that the Parties may agree to include in the Development Plan. [***].

5.1.2    The JRDC, [***], shall review and approve each initial Development Plan (to the extent not approved prior to the Execution Date) within [***], and shall submit such Development Plan to the JSC for the JSC to review and approve, except that the JMC shall review and approve any Manufacturing plan (and associated budget) included in the Development Plan [***] prior to submission to the JSC for review and approval. If the JRDC or the JMC, as applicable, cannot agree on the Development Plan within such [***], then such dispute shall also be submitted to the JSC. If the JSC cannot agree on such proposed Development Plan submitted by the JRDC within [***] after being submitted by the JRDC or the JMC, whichever is later, then such dispute shall be resolved in accordance with Section 3.9.2. The proposed final Development Plan (including the initial Development Budget that is part of the Development Plan) will go into effect once approved by the JSC in accordance with Section 3.9. For clarity, the initial Vaccine Development Plan and initial Functional Genomics Development Plan or any material amendment to the Existing Antibody Development Plan as set forth on Schedule 4.2.2, shall not go into effect until finalized pursuant to the process set forth in this Section 5.1.2 and approved by the JSC. Once approved by the JSC, the Parties shall conduct Development activities under the Development Plan in accordance with this Agreement. All such Development activities shall be conducted under the supervision of the JRDC, as applicable and in accordance with the approved Development Plan. Activities of a Party’s Affiliates, licensees or Sublicensees shall be considered activities of such Party for purposes of this Agreement.

5.1.3    Following approval by the JSC of the initial Development Plan (including the associated Development Budget) for a Collaboration Program in accordance with Section 5.1.2, such Development Plan shall be updated or amended as follows:

(a)    the JRDC [***] shall review each Development Plan not less frequently than annually and the Lead Party shall prepare detailed and specific Development Plan updates, which shall include, as applicable, updates to the existing Development Budget, including to provide for the Development Budget for the next Calendar Year and the applicable non-binding budget forecast (as defined in the definition of Development Budget) following such Calendar Year for the particular Collaboration Program. The Lead Party shall submit all such updates to the JRDC ([***]) for review and approval no later than [***] of each Calendar Year and the JRDC shall submit such updated Development Plan to the JSC for review and approval. If the JSC cannot agree on such proposed updated Development Plan submitted by the JRDC within [***], then such dispute shall be resolved in accordance with Section 3.9.2. Upon the JSC’s preliminary approval, such updates shall be submitted to each Party for its internal budgeting process with a target for final approval no later than [***] of each Calendar Year, at which time any such approved updates shall be appended to the Development Plan, provided that, [***].

(b)    The Lead Party may also develop and submit to the JRDC [***]) from time to time other proposed amendments to the Development Plan, which the JRDC [***] will review and approve. The JRDC shall submit all material amendments to the Development Plan to the JSC for review and approval and, if the JRDC cannot agree with respect to any matter in any other proposed amendments to the Development Plan within [***], the JRDC shall submit such amendments to the JSC for review and approval. If the JSC cannot agree on such proposed amendments to the Development Plan referred by the JRDC within [***], then such dispute shall be resolved in accordance with Section 3.9.2. Proposed amendments to the Development Plan shall not go into effect until approved by the JRDC or, if applicable, the JSC, at which time such approved amendments shall be appended to the Development Plan.

(c)    For clarity, when providing the JRDC with information regarding the projected Development Budget anticipated to be expended under a particular Collaboration Program, the Lead Party shall provide to the JRDC the level and quality of information that the Parties have agreed through the Financial Working Group, which level and quality of information shall be agreed to by the Financial Working Group within [***].

5.1.4    The Development Plan may include [***], solely if the Parties mutually agree to include such product in the applicable Development Plan or an amendment to such Development Plan (each agreed product, an “Additional Products”). For clarity, with respect to any portion of an Additional Product [***] the Development Plan for such Additional Product. [***]. The Development Plan may also include [***] the Development and Commercialization of Collaboration Products, for which the Parties will mutually agree on any Development activities associated therewith. For clarity, unless otherwise agreed by the Parties, the sharing of Development Costs applicable to [***] such Development Plan. If the Parties agree to include in the Collaboration an Additional Product that is [***].

5.2    Development Efforts. Each Party shall use its Commercially Reasonable Efforts to (a) perform the obligations assigned to it under each Development Plan, and (b) enable GSK to seek and obtain regulatory approval for any Collaboration Product progressed thereunder in the United States, the European Union, and the United Kingdom. [***]. Each Party shall conduct its Development activities in good scientific manner and in compliance with all applicable Law, including Laws regarding the environment, safety and industrial hygiene, and GMP, GLP, GCP, informed consent and Institutional Review Board regulations, current standards for pharmacovigilance practice, and all applicable requirements relating to the protection of human subjects.

5.3    Development Records; Exchange of Information.

5.3.1    Each Party shall maintain, in good scientific manner, complete and accurate books and records pertaining to its activities under each Development Plan, in sufficient detail to verify compliance with its obligations under this Agreement and which books and records shall (a) be appropriate for Patent and regulatory purposes, (b) be kept and maintained in compliance with applicable Law, (c) properly reflect all work done and results achieved in the performance of its activities hereunder and (d) record only such activities and not include or be commingled with records of activities outside the scope of this Agreement (such books and records, “Program Records”). As part of keeping the Program Records, each Party shall maintain records in sufficient detail as will properly reflect all work done, in the performance of activities arising out of, in conducting, or otherwise in connection with the Development Plan. Such Program Records shall be retained by the applicable Party for at least [***] after the expiration or termination of the applicable Collaboration Program or for such longer period as may be required by applicable Law. With respect to any Collaboration Programs for which the Opt-Out Party has not exercised its Opt-Out Option, the JRDC shall have the right, during normal business hours and upon reasonable notice, to inspect and copy all Program Records kept by a Party. Each Party shall provide the JRDC with detailed reports relating to its activities under each Collaboration Program each Calendar Quarter for the applicable Collaboration Program.

5.3.2    With respect to any Collaboration Program, within [***] of each year, each Party shall prepare and provide to the other Party a written report that summarizes the Development activities (including Manufacturing-related development activities) performed and the status of activities and progress with respect to the information included the Development Plan, and shall identify any issues or circumstances of which it is aware that may prevent or adversely affect in a material manner its future performance of activities assigned to it under the then-current Development Plan. The Parties may agree that minutes or presentations from Committee meetings may be used to satisfy this reporting requirement. Each Party shall have the right to review all reports related to any Clinical Studies for a Collaboration Product, whether such reports are generated by or on behalf of GSK, Vir or a CRO or subcontractor, provided that such Party has not exercised its Opt-Out Option.

5.4    Performance by Affiliates; Subcontracting.

5.4.1    Each Party conducting any Development activities under each Development Plan shall have the right to subcontract any of the activities assigned to it under any Development Plan to any of its Affiliates without further approval of the JRDC or the other Party; provided that no such permitted subcontracting shall relieve the subcontracting Party of any obligation hereunder and the subcontracting Party shall cause its permitted subcontractors to comply with its applicable obligations under this Agreement.

5.4.2    Subject to Section 5.4.3, each Party conducting any Development activities under each Development Plan may subcontract any of the activities assigned to it under any Development Plan to a Third Party subcontractor, including clinical research organizations (“CROs”), contract manufacturing organizations, subject to the following terms and conditions: (a) any such subcontracting to a Third Party shall be approved by the JRDC; (b) none of the rights of the other Party hereunder are diminished or otherwise adversely affected as a result of such subcontract; (c) such Third Party subcontractor shall be bound by a written agreement that is consistent with terms and conditions of this Agreement, including applicable confidentiality, publication and intellectual property ownership provisions; and (d) such Party shall remain responsible under this Agreement for ensuring, and shall be liable to the other Party for, the compliance of such Third Party subcontractor with this Agreement. Notwithstanding the foregoing, at the time of preparation of the Development Plan for a given Collaboration Product, where reasonably practicable, the Parties will discuss through the JRDC and agree upon any Third Party subcontractors that the Non-Lead Party anticipates it may wish to use to perform activities for or on behalf of such Non-Lead Party. Such pre-approved Third Party subcontractors will be listed in the Development Plan, and, no separate approval by the JRDC shall be required for the Non-Lead Party to use such Third Parties to perform activities with respect to any Collaboration Product under the same Collaboration Program. [***].

5.4.3    [***].

5.5    Clinical Studies.

5.5.1    Generally. All Clinical Studies of the Collaboration Products conducted by the applicable Party shall be conducted only pursuant to this Agreement and the applicable Development Plan. Any Clinical Studies of the Collaboration Product will be conducted in accordance with the Applicable Internal Policies and GCP standards and involve investigators of recognized competence. If agreed to by the Parties in writing or approved by the JRDC, or if a Party has a reasonable basis to believe a violation of applicable Law has occurred with respect to a given Clinical Study, each Party shall have the right, at its own expense and subject to the terms and conditions of any applicable agreements, to audit all Clinical Study sites used by the other Party, and have all other audit rights to ensure that any necessary compliance standards are upheld. Such audit shall be made at reasonable times during regular business hours and upon [***] prior notice to such other Party and the Clinical Study site. Summaries of results of all Clinical Studies conducted by either Party with respect to any Collaboration Product shall be published on GSK’s clinical trial register, unless GSK has exercised its Opt-Out Option and is not conducting or funding any activity with regard to the applicable program.

5.5.2    Investigator-Initiated Studies. The Lead Party shall determine, and the Development Plan shall set forth any sponsorship of investigator-initiated studies of the Collaboration Products. All sponsorship of such investigator-initiated studies shall be subject to approval by the JRDC or, where applicable, the JSC.

5.5.3    Clinical Study Protocol. All Clinical Studies conducted under a Development Plan will first be approved in concept by the JRDC. For any Clinical Studies that are to be conducted solely by a Party (including through an affiliated entity or a subsidiary) or its contractors, the protocol and related investigator’s brochures shall be designed by such Party in accordance with the approved Development Plan with review and input from the other Party within [***] after submission to the JRDC of the draft protocol; provided, that if the other Party identifies a material issue in the protocol, it may refer the issue to the JRDC for revision. Except as otherwise specified in the applicable Development Plan, the Lead Party will secure any required approvals from any IRBs, safety boards or the like. Notwithstanding the foregoing, the Party conducting the Clinical Study may make modifications to the protocol on an emergency basis for patient safety reasons and in such case, shall notify the JRDC and the other Party as promptly as practical.

5.6    Rights to Opt-Out

5.6.1    Opt-Out Points. On a Collaboration Product-by-Collaboration Product basis, each Party (whether the Lead Party or the Non-Lead Party, such Party, an “Opt-Out Party”) will have the one-time right to elect, pursuant to the procedures set forth in this Section 5.6 to cease funding its share of the Development Costs for such Collaboration Product in its entirety (the “Opt-Out Option”), with such right exercisable by providing the required written notice (an “Opt-Out Notice”) to the other Party, as further provided in this Section 5.6, at or prior to the following milestones (each, an “Opt-Out Point”):

(a)    [***]

(b)    [***];

(c)    [***]; and

(d)    [***].

For clarity, with respect to the Antibody Product containing the 309 Antibody under the existing Antibody Program (the “309 Antibody Product”), [***].

5.6.2    Share of Data and Materials. Within [***] for a Collaboration Product, the Lead Party (and the Non-Lead Party if applicable) conducting Development activities with respect to such Collaboration Product shall submit to the JRDC [***] conducted by such Party for such Collaboration Product from last Opt-Out Point (if any) to such Opt-Out Point (the “Development Summary”). The Development Summary shall include, where applicable, [***].

Following presentation and discussion between the Parties, and within [***] after submission of the Development Summary to the JRDC, [***] shall be provided by the Party conducting the Development activities upon reasonable request by the other Party, provided that [***]. For clarity, this Section 5.6.2 shall apply even if [***].

5.6.3    Exercise of Opt-Out Option.

(a)    A Party may exercise an Opt-Out Option by delivering an Opt-Out Notice at any time prior to, and no later than [***] with respect to such Collaboration Product ([***]). The Opt-Out Option shall be deemed to be exercised upon (i) [***], or (ii) [***] (such date in (i) or (ii), the “Opt-Out Effective Date”).

(b)    If a Party exercises an Opt-Out Option in accordance with Section 5.6.3(a), then:

(i)    The Opt-Out Party shall be responsible for its allocation of all Development Costs and Manufacturing Costs for Development and Commercialization with respect to such Collaboration Product that are (A) incurred in connection with (x) Development, or (y) Manufacturing for Development or Commercialization activities up to the Opt-Out Effective Date, or (B) non-cancelable and, prior to the Opt-Out Effective Date, committed for such Collaboration Product in connection with [***] prior to the Opt-Out Effective Date, in each case, [***].

(ii)    Notwithstanding the foregoing, an Opt-Out Party [***]. For clarity, [***].

(iii)    The Opt-Out Party shall also be responsible for [***].

(c)    If a Party does not elect to exercise its Opt-Out Option at one of the above Opt-Out Points within the specified time periods in accordance with Section 5.6.3(a), it will be obligated to continue to fund all Development Costs for such Collaboration Product in accordance with Section 9.1.1, Section 9.1.2, or Section 9.1.3, as applicable, until such time as the next Opt-Out Point becomes available, if any; provided, that the share of Development Costs for which it is responsible shall not exceed the Development Costs set forth in the Development Plan and associated existing Development Budget (including Permitted Overage, or such other additional overage as the Parties have mutually agreed as of such time).

5.6.4    Parties’ Rights after Opt-Out.

(a)    Upon receipt of any Opt-Out Notice timely delivered by the Opt-Out Party in accordance with Section 5.6.3, the other Party (the “Non Opt-Out Party”) shall have the right, at any time after the Opt-Out Effective Date with respect to a Collaboration Product, to elect either to (i) continue with the Development and Commercialization of such Collaboration Product, at its own cost; or (ii) subject to the remainder of this Section 5.6.4, cease bearing Development Costs for future Development activities with respect to such Collaboration Product, in which case the Non Opt-Out Party may wind down the Development activities with respect to such Collaboration Product, or (iii) propose to out-license or otherwise divest such Collaboration

Product, subject to the Opt-Out Party’s agreement. After the Opt-Out Party exercises its Opt-Out Option with respect to a Collaboration Product, the Non Opt-Out Party shall notify the Opt-Out Party of its decision to elect subsection (i), (ii) or (iii) in the foregoing within [***] following the Opt-Out Effective Date for such Collaboration Product (the “Non Opt-Out Notice”), provided that, [***], the election by the Non Opt-Out Party of subsections (i), (ii) or (iii) in the Non Opt-Out Notice shall not [***]. The Opt-Out Party shall, upon reasonable request by the Non Opt-Out Party, discuss with the Non Opt-Out Party in good faith, and cooperate to facilitate its decision-making, including by [***].

(b)    If, after the Opt-Out Party exercises its Opt-Out Option with respect to a Collaboration Product, the Non Opt-Out Party elects to continue with the Development and Commercialization of such Collaboration Product (which shall thereafter become a Sole Development Product and cease being a Collaboration Product), then:

(i)    the Opt-Out Party’s rights to share any Pre-Tax Profit or Loss in such Collaboration Product pursuant to Section 9.2 shall cease upon receipt of the Non Opt-Out Notice and the Opt-Out Party shall be entitled to receive royalties from the Non Opt-Out Party on Net Sales of such Sole Development Product in accordance with Section 9.5;

(ii)    the Non Opt-Out Party shall [***] perform such activities;

(iii)    the Opt-Out Party shall, subject to Section 10.2, provide reasonable assistance requested by the Non Opt-Out Party to (A) transfer or transition to the Non Opt-Out Party (or wind down, if applicable) all activities for which such Opt-Out Party was responsible prior to the exercise of the Opt-Out Option, [***]; (B) transfer to the Non Opt-Out Party relevant Data, information and materials [***], in each case ((A) or (B)), to the extent necessary for the Non Opt-Out Party’s continued conduct of Development, Manufacturing and Commercialization of such Sole Development Product, [***];

(iv)    with respect to [***], the Opt-Out Party shall, at the Non Opt-Out Party’s request [***], if the Opt-Out Party is required to [***] with respect to the Development, Manufacture and Commercialization of any Sole Development Product, then [***]; and

(v)    the JRDC, the JSC or other Committees shall no longer have authority over such Sole Development Product, and the applicable Development Plan and Development Budget will be of no further effect with respect to such Sole Development Product other than with respect to costs incurred prior to the Opt-Out Effective Date.

(c)    If, after the Opt-Out Party exercises its Opt-Out Option with respect to a Collaboration Product, the Non Opt-Out Party elects, [***] [***], to cease and wind down the Development activities with respect to such Collaboration Product, the Non Opt-Out Party shall conduct winding down activities in accordance with all applicable Law, and the Opt-Out Party shall, upon Non Opt-Out Party’s reasonable request, provide reasonable assistance with such winding down activities. [***].

(d)    If, (i) after the Opt-Out Party exercises its Opt-Out Option with respect to a Collaboration Product, the Non Opt-Out Party elects, [***], or (ii) after the Opt-Out Party exercises its Opt-Out Option with respect to a Collaboration Product, [***] and the Non Opt-Out Party elects to, [***], in either case ((i) or (ii)), cease any further funding of, or Development or Commercialization activities with respect to such Collaboration Product, and out-license or otherwise divest such Collaboration Product, then (A) [***], (B) [***], and (C) [***].

(e)    If, after the Opt-Out Party exercises its Opt-Out Option with respect to a Collaboration Product, (i) the Non Opt-Out Party elects to, [***], cease any further funding of, or Development or Commercialization activities with respect to such Collaboration Product, and out-license or otherwise divest such Collaboration Product, and (ii) [***], then (A) [***], (B) [***] and (C) [***].

5.6.5    Animal Welfare. With respect to any Development activities conducted by either Party under this Agreement that involve the use of animals, including any animal studies, such Party agrees to comply with the terms of Schedule 5.6.5. For the avoidance of doubt, during the Term, neither Vir nor its Affiliates (either internally or through enabling a Third Party) shall Develop or Commercialize any Antibody Product for purposes of veterinary use.

ARTICLE 6

REGULATORY ACTIVITIES

6.1    Generally. Generally, the Parties will discuss and seek to agree upon the appropriate regulatory strategy for each Collaboration Product, taking into account any accelerated pathways to Regulatory Approval that may be available in connection with CoVID-19 and other diseases associated with Coronavirus infection.

6.2    Meetings and Communications. During the Term, each Party shall keep the other Party reasonably informed of any material communications from, or meetings with, any Regulatory Authority pertaining to such Party’s Development activities performed under this Agreement. To the extent relating to a Collaboration Product, the Party that is the regulatory sponsor or, following the release of headline data of the relevant Clinical Study, the applicant for the Drug Approval Application with respect to such Collaboration Product, shall provide the other Party with: (a) to the extent allowable by applicable Laws and the relevant Regulatory Authority and to the extent practicable, an opportunity to have one or more of its representatives attend and observe [***] in substantive discussions and meetings with the FDA or any other Regulatory Authority with respect to any Clinical Studies or other matters (e.g., CMC or non-clinical issues); (b) a copy of any material documents, reports or correspondence submitted to the FDA or any other Regulatory Authority; and (c) reasonable advanced notice (to the extent practicable) of substantive meetings, scheduled or unscheduled, with the FDA or any other Regulatory Authority. All such documents or reports described in subclause (b) above shall be provided to the JRDC at least [***] prior to their submission to the applicable Regulatory Authority (or such later date as the Parties may reasonably agree). To the extent a Party receives material written or oral communications from the FDA or any other Regulatory Authority relating to a Collaboration Product or activities under this Agreement with respect to a Collaboration Product, such Party shall notify the other Party and provide a copy of any such written communications to the other Party [***]. In addition, upon a reasonable request from the other Party, each Party shall provide copies of other documents, reports or communications from or to Regulatory Authorities relating to Collaboration Products.

6.3    Regulatory Submissions.

6.3.1    Regulatory Filings.

(a)    For Collaboration Programs other than the Antibody Program, the Lead Party (and the LCP) for such Collaboration Program shall, in its own name, obtain and maintain all Regulatory Filings and Regulatory Approvals for Development, Manufacture and Commercialization of such Collaboration Products, including INDs, NDAs, BLAs, Regulatory Approvals for product labeling or promotional materials and other items filed with the FDA or other Regulatory Authorities with respect to any Collaboration Product under such Collaboration Program.

(b)    For the Antibody Program Vir, as the initial Lead Party, shall, in its own name, obtain and maintain Regulatory Filings for an Antibody Product prior to the filing of the first Drug Approval Application for such Antibody Product. [***]. After filing of the first Drug Approval Application for any Antibody Product, GSK shall be responsible for all subsequent Regulatory Filings and Regulatory Approvals for Development, Manufacture and Commercialization of such Antibody Product, in GSK’s name. The rights of GSK under this ARTICLE 6 with respect to an Antibody Product is subject to WuXi’s right with respect to Antibodies against SARS-COV-2 under the WuXi Agreement.

6.3.2    Other Filings. The Parties may discuss, through the JPC, regarding submission of patent information to the FDA as required for listing in the Orange Book (as required by 21 C.F.R. §214.53 (d)(2) and 35 U.S.C. §156 (Hatch-Waxman Act)), the “Purple Book” (or other Orange Book-equivalent database or listing for Biologics), or any foreign equivalents thereof, provided that the LCP shall have the decision-making authority and shall be responsible for such submission. Additionally, the LCP shall be responsible for all acts required of the reference product sponsor under the US Biologicals Price Competition and Innovation Act of 2009 (42 U.S.C. § 262) (“Biologics Act”), or any foreign equivalents thereof. Specifically, (a) for the Vaccine Program and the Functional Genomics Program, the LCP, and (b) for the Antibody Program, Vir (provided that Vir will reasonably consult with GSK through the JPC and shall consider in good faith GSK’s comments relating thereto), will control all of the actions, filings, and communications with any follow-on biologic applicant under the Biologics Act with respect to Collaboration Products including generating the following documents: [***].

6.4    Exchange of Development Data. Without limiting the other provisions of this Agreement, at the request of the Lead Party, or upon direction by the JSC or JRDC, the Non-Lead Party shall provide to the Lead Party [***] pertinent Data developed by or on behalf of the Non-Lead Party, as applicable, in connection with the Development of a Collaboration Product this Agreement or the performance of other activities under the Plans [***] for the Lead Party to satisfy Regulatory Approval requirements for application or maintenance of Regulatory Approvals of such Collaboration Product. The format of, and media for exchanging, such Data shall be decided by the JRDC. Each Party shall have the right, without obtaining the approval of the other

Party and without additional payment to such other Party (other than payments expressly provided in this Agreement), to reference, access and use such Data, and all reports, documents and other information developed by any Party that is derived from such Data, (a) for purposes of preparing and submitting INDs, NDAs, BLAs and other Regulatory Filings for the Collaboration Products in the applicable Collaboration Program, and (b) preparing and filing patent applications, in each case ((a) and (b)) in accordance with this Agreement, and, with respect to such Data, reports, documents and other information developed by the other Party, solely to the extent permitted under this Agreement.

6.5    Lead Party Opt-Out. If the Lead Party exercises its Opt-Out Option with respect to a Collaboration Product pursuant to Section 5.6, and the Non-Lead Party elects to continue with the Development and Commercialization of such Collaboration Product as a Sole Development Product, then the Non-Lead Party shall notify the Lead Party in writing of such election, and thereafter shall be solely responsible for any Regulatory Filing or other regulatory activities with respect to such product. The Lead Party shall, upon reasonable request of the Non-Lead Party and to the extent permissible under applicable Law, transfer all regulatory documentation, including any Regulatory Filing or Regulatory Approval for such product Controlled by such Lead Party to the Non-Lead Party, and the Parties shall share the cost of such regulatory transfer in accordance with the profit-share percentages set forth in Section 9.2.1, as applicable. To the extent that such regulatory transfer is not permissible under applicable Law, the Parties shall discuss in good faith, and agree on a regulatory strategy to maintain such regulatory documentation for such Collaboration Product.

ARTICLE 7

COMMERCIALIZATION

7.1    General. Subject to the remainder of this ARTICLE 7, and any applicable Co-Promotion Agreement between the Parties, GSK shall be the LCP for each Collaboration Product, and GSK or its Affiliates shall have the sole right and responsibility for (a) Commercializing all Collaboration Products in the Territory, including [***]; and (b) all decisions for all Commercialization activities relating to each Collaboration Product, including [***]; provided that GSK’s right to Commercialize any Collaboration Product shall be subject to rights granted to WuXi in the WuXi Territory for Antibody directed to SARS-COV-2. [***].

7.2    Commercialization Plan.

7.2.1    With respect to each Collaboration Product, in connection with the determination to file the first Drug Approval Application for such Collaboration Product, the LCP shall prepare and provide to the JCC a commercialization plan (the “Commercialization Plan”) for such Collaboration Product. The LCP shall provide the initial Commercialization Plan for each Collaboration Product to the JCC [***]. Each such initial Commercialization Plan shall include, (a) [***]; (b) [***]; (c) [***]; (e) [***]; and (f) [***].

(a)    With respect to the initial Commercialization Plan (including the associated Commercialization Budget) [***], the JCC shall review and approve such Commercialization Plan and shall submit such Commercialization Plan to the JSC for the JSC to review and approve, with the exception of the portion relating to plans for Commercial

Manufacture and supply for Commercialization, which shall be submitted to the JMC for review and approval prior to submission to the JSC for review and approval. If the JSC cannot agree on the Commercialization Plan submitted by the JCC within [***] after being submitted by the JCC or the JMC, whichever is later, then such dispute shall be resolved in accordance with Section 3.9.2. Each initial Commercialization Plan and associated Commercialization Budget [***] will go into effect once approved by the JSC in accordance with Section 3.9.

(b)    With respect to the initial Commercialization Plan (including the associated Commercialization Budget) [***], the JCC and the JSC shall review and discuss, and [***].

7.2.2    The LCP shall prepare and submit to the JCC for review and approval, on an annual basis, any material changes to each Commercialization Plan, including any updates to the Commercialization Budget for each Collaboration Product, no later than [***] of each Calendar Year.

(a)    With respect to the Commercialization Plan (including the associated Commercialization Budget) [***], the JCC shall review and approve such annual updates and shall submit such updates to the JSC for review and approval. If the JSC cannot agree on such updates submitted by the JCC within [***], then such dispute shall be resolved in accordance with Section 3.9.2. Upon the JSC’s preliminary approval, such updates shall be submitted to each Party for its internal budgeting process with a target for final approval no later than [***] of each Calendar Year, at which time any such approved update shall be appended to the Commercialization Plan [***], provided that, [***]. Any material updates to the Commercialization Plans, including any updates to the associated Commercialization Budgets, for the Antibody Products and Functional Genomics Products shall not be effective without the approval of the JSC, subject to the terms and conditions of Section 3.9.

(b)    With respect to the Commercialization Plan (including the associated Commercialization Budget) [***], the JCC and the JSC shall review and discuss all annual updates to such Commercialization Plans, and [***].

7.3    Commercialization Efforts. The LCP, by itself or through its Affiliates or Sublicensees, shall, following the receipt of Regulatory Approval for each Collaboration Product by the applicable Regulatory Authority in the applicable jurisdiction, use Commercially Reasonable Efforts to seek pricing and reimbursement approvals for and Commercialize such Collaboration Product in accordance with the Commercialization Plan in the United States, [***] (each, a “Major Market”). With respect to any Collaboration Product, the LCP shall be responsible for and have the exclusive right to seek and attempt to obtain pricing and reimbursement approvals for each Collaboration Product.

7.4    Co-Promotion Option of Vir.

7.4.1    On an Antibody Product-by-Antibody Product basis, Vir shall have the right to elect to co-detail a Collaboration Product that is an Antibody Product in the United States (the “Co-Promotion Option”) in accordance with an agreed Co-Promotion Agreement, as set forth in Section 7.4.2. The Co-Promotion Option shall only apply to each Collaboration Product that is an Antibody Product (“Co-Promotion Product”), and shall not apply to any other Collaboration Products, or Commercialization of any Collaboration Product outside the United States.

7.4.2    Vir may exercise a Co-Promotion Option [***] (the “Co-Promote Exercise Date”). Vir shall, by delivery of a written exercise notice, indicate whether it desires to exercise the Co-Promotion Option with respect to such Antibody Product. [***]. If Vir [***] exercises its Co-Promotion Option, then the Parties shall discuss in good faith and agree on a co-promotion agreement with respect to the corresponding Co-Promotion Product (each a “Co-Promotion Agreement”). In such written notice, Vir shall elect a percentage of detailing for the applicable Co-Promotion Product in the United States, which percentage in each Co-Promotion Agreement in the United States shall not exceed twenty percent (20%) of all details of the Co-Promotion Product in the United States for any applicable period (as such percentage is implemented in the Co-Promotion Agreement). Vir may engage or employ a sales force [***], to conduct such details (or as otherwise may be reasonably agreed by the Parties), [***]. The Co-Promotion Agreement shall include provisions relating to [***]. Vir and its permitted sales force contractors shall conduct co-detailing activities with respect to the applicable Co-Promotion Product under the Co-Promotion Agreement [***].

7.4.3    Except for the conduct of detailing pursuant to a Co-Promotion Agreement with respect to a Co-Promotion Product in the United States and except as permitted by the WuXi Agreement in the WuXi Territory, Vir and its Affiliates shall not market, promote or otherwise Commercialize a Co-Promotion Product anywhere in the Territory.

7.5    Right to Subcontract Commercialization Activities; Distribution. GSK shall have the right to (sub) contract, license or sublicense to its Affiliates or Third Parties with respect to the performance of any or all of its Commercialization activities, provided that GSK may not, without the consent of Vir [***] grant a sublicense to a Third Party to conduct marketing and promotional activities in the United States for any Antibody Product for which Vir has exercised its Co-Promotion Option. Except as otherwise set forth in the Co-Promotion Agreement between the Parties, (a) GSK and its Affiliates shall book all sales of Collaboration Products and [***]; and (b) Vir and its Affiliates shall not accept orders for any Collaboration Products or sell any Collaboration Products for its or their own account or for GSK’s or its Affiliate’s account, and if Vir or its Affiliates receive any order for Collaboration Products in the Territory, they shall refer such orders to GSK or its designated Affiliate(s) for acceptance or rejection.

7.6    Commercialization Reports. GSK shall provide a written report to the JCC describing material Commercialization activities with respect to all Collaboration Products Commercialized by GSK or any of its Affiliates, Sublicensees or distributors [***]. Such reports shall include [***].

7.7    GSK Opt-Out. If GSK exercises its Opt-Out Option with respect to a Collaboration Product pursuant to Section 5.6, and if Vir, as the Non Opt-Out Party, elects to continue with Commercialization of such Collaboration Product, then, notwithstanding anything to the contrary in this ARTICLE 7, Vir shall be the LCP for such Collaboration Product, and the rights and obligations of GSK set forth in this ARTICLE 7 (other than with respect to the Co-Promotion Agreement), shall apply to Vir mutatis mutandis.

ARTICLE 8

PHARMACOVIGILANCE AND MEDICAL AFFAIRS

8.1    Pharmacovigilance Technical Agreement. For each Collaboration Product the Parties shall enter into, no later than such date as required to comply with applicable Law, an appropriate agreement setting forth the processes and procedures for the collection, management, assessment and reporting of Adverse Event with respect to such Collaboration Product and [***] (each, a “Pharmacovigilance Technical Agreement”), which shall include the terms set forth on Schedule 8.1.

8.2    Costs. The incremental portion of the Parties’ costs and expenses incurred in maintaining the databases described in Section 8.1 attributable to the Collaboration Product and the Parties’ costs and expenses incurred in conducting audits pursuant to a Pharmacovigilance Technical Agreement shall [***].

8.3    Medical Inquiries. The Lead Party for a Collaboration Product shall handle all medical questions or inquiries from members of the medical profession for such Collaboration Product. In the event a Non-Lead Party receives any medical questions or inquiries, the Non-Lead Party shall refer the question or inquiry to the Lead Party within [***] (or such other timeframe as the Parties may agree in writing) in accordance with the relevant policies of the Lead Party as provided to the Non-Lead Party from time to time.

ARTICLE 9

FINANCIAL PROVISIONS

9.1    Development Costs

9.1.1    Antibody Development Costs. Subject to Section 5.6 and any other provisions expressly set forth in this Agreement, the Parties will share all Development Costs associated with activities under the Antibody Development Plan in accordance with the existing Development Budget therefor, with Vir bearing 72.5% and GSK bearing 27.5% of such Development Costs. Any Development Costs incurred in excess of the agreed upon Development Budget (including any Permitted Overage and Excess Costs) in the Antibody Development Plan will be subject to the terms set forth in Section 9.3.

9.1.2    Vaccine Development Costs. Subject to Section 5.6 and any other provisions expressly set forth in this Agreement, the Parties will share all Development Costs associated with activities under the Vaccine Development Plan, in accordance with the existing Development Budget therefor, with GSK bearing 72.5% and Vir bearing 27.5% of such Development Costs. Any Development Costs incurred in excess of the agreed upon Development Budget (including any Permitted Overage and Excess Costs) in the Vaccine Development Plan will be subject to the terms set forth in Section 9.3.

9.1.3    Functional Genomics Development Costs. Subject to Section 5.6 and any other provisions expressly set forth in this Agreement, the Parties will share equally all Development Costs associated with activities under the Functional Genomics Development Plan, in accordance with the existing Development Budget therefor, with each of GSK and Vir bearing 50% of such Development Costs. Any Development Costs incurred in excess of the agreed upon Development Budget (including any Permitted Overage and Excess Costs) in the Functional Genomics Program will be subject to the terms set forth in Section 9.3.

9.1.4    Development Costs After Opt-Out. In the event that either Party exercises its Opt-Out Option for a particular Collaboration Program pursuant to Section 5.6, the Opt-Out Party shall remain liable for its share of Development Costs following the delivery of an Opt-Out Notice to the extent provided in Section 5.6.3.

9.2    Profit/Loss Sharing.

9.2.1    Subject to either Party becoming an Opt-Out Party pursuant to Section 5.6.1 in respect of a particular Collaboration Product, the Parties shall, [***], share in all Pre-Tax Profit or Loss for such Collaboration Product in the Territory, in accordance with the following percentages:

(a)    for any Antibody Program, 72.5% for Vir and 27.5% for GSK;

(b)    for any Vaccine Program, 72.5% for GSK and 27.5% for Vir; and

(c)    for any Functional Genomics Program, 50% for each Party.

9.2.2    The calculation of the Pre-Tax Profit or Loss shall be in accordance with the provisions set out in the Financial Schedule.

9.3    [***]. [***]:

9.3.1    Vir’s share of Pre-Tax Profit or Loss shall first be calculated in accordance with Section 9.2.1(a), using SG&A Expenses as incurred, provided that, for purposes of this calculation, the SG&A Expenses for such Calendar Year shall not exceed the Initial Budget Cap or Increased Budget Cap or any greater amount of SG&A Expenses that Vir elects to bear for such Calendar Year, as applicable (“Calculated Net Profit”);

9.3.2    [***];

9.3.3    [***];

9.3.4    [***];

9.3.5    [***].

[***].

9.4    Reconciliation Procedures.

9.4.1    Reporting.

(a)    Reporting Generally. On a Collaboration Product-by-Collaboration Product basis, within [***], each Party shall provide to the Financial Working Group a report of its actual Development Costs incurred with respect to such Collaboration Product for such [***] and, beginning with the first [***] in which the First Commercial Sale of such Collaboration Product occurs, a report of its calculation of actual Pre-Tax Profit or Loss with respect to such Collaboration Product for such [***] (each, a “Financial Report”), [***] in accordance with its Accounting Standards; provided, that the Financial Report of a Party’s calculation of Pre-Tax Profit or Loss for the [***] in which the First Commercial Sale of a Collaboration Product occurs will include any Allowable Expenses incurred by such Party with respect to such Collaboration Product prior to such [***]. Each Financial Report shall specify in reasonable detail, as applicable, [***] for such Collaboration Product in the corresponding [***] received and incurred by the reporting Party or any of its Affiliates or (sub)licensees in accordance with this Agreement in such [***]. [***].

(b)    Net Sales Reporting. Without limiting the generality of Section 9.4.1(a), within [***] after the end of each [***], GSK shall provide the Financial Working Group with a report of the Net Sales for the preceding [***].

(c)    [***].

(d)    [***].

(e)    Vir Reporting. In the event that Vir exercises its Co-Promotion Option pursuant to Section 7.4, or GSK exercises its Opt-Out Option with respect to a Collaboration Product pursuant to Section 5.6, the reporting obligations set out in this Section 9.4.1 shall apply to Vir mutatis mutandis in respect of those Collaboration Products for which Vir undertakes Commercialization.

9.4.2    Overruns.

(a)    Each Party shall notify the other Party [***] that the anticipated Development Costs or Allowable Expenses to be incurred by such Party for a Collaboration Product for a given Calendar Year shall be in excess of the applicable approved Development Budget or Commercialization Budget, respectively, for such Collaboration Product for such Calendar Year.

(b)    Following such notification, the Financial Working Group shall discuss the causes of any such increase and evaluate potential mitigation measures to prevent a further increase of Development Costs or Allowable Expenses, as applicable. To the extent, based on this discussion, the Financial Working Group concludes that the anticipated amount of the concerned category of Development Costs or Allowable Expenses is likely not to exceed [***] of the aggregate annual amounts budgeted (the “Permitted Overage”) to be incurred by or on behalf of the concerned Party for its activities for the Collaboration Product in such Calendar Year as set forth in the then-current applicable Development Budget or Commercialization Budget, respectively, such anticipated costs or expenses shall be included in the calculation of the applicable Development Costs or applicable Allowable Expenses for the purposes of calculating the Development Cost sharing pursuant to Section 9.1 or calculating the profit or loss sharing pursuant to Section 9.2, provided that:

(i)    [***]; and

(ii)     [***].

(c)    If the Financial Working Group concludes that:

(i)    the anticipated amount of the applicable Development Costs or Allowable Expenses is likely to exceed the Permitted Overage (such amount the “Excess Costs”); and

(ii)    there are no mitigation measures to prevent such Excess Costs, the JSC shall discuss in good faith a corresponding amendment of the concerned Development Budget or Commercialization Budget, as applicable, to reflect the anticipated Excess Costs. [***].

(d)    [***].

(e)    [***].

(f)    [***].

9.4.3    Reconciliation and Payment.

(a)    Reconciliation Discussion. In the event that either Party has any questions or concerns regarding the Development Costs or calculation of Pre-Tax Profit or Loss reported by the other Party in a Financial Report pursuant to Section 9.4.1, the Financial Working Group shall endeavor to resolve such questions and concerns of either Party within [***]. Additionally, the Financial Working Group may by mutual agreement adjust the timing for notification or payment of any reconciliation payments hereunder.

(b)    [***]. Unless such timing is otherwise modified by the Financial Working Group, [***] after receipt of each Party’s Financial Report provided pursuant to Section 9.4.1, the Financial Working Group shall confer and agree in writing on a reconciliation report setting out the calculation of any payment to be paid by Vir to GSK or by GSK to Vir, as the case may be, (“Balancing Payment”) in order to effect the sharing of Development Costs in accordance Section 9.1 and the sharing of Pre-Tax Profit or Loss in accordance with Section 9.2, [***]. In the event of any dispute regarding any Balancing Payment due, the Parties shall use good faith efforts to resolve the dispute provided that, if not so resolved within [***], such dispute shall be resolved pursuant to Section 9.12. Each Party that is owed a Balancing Payment shall invoice the other Party for the amount of the Balancing Payment due and the other Party shall pay such invoiced amount within [***] after delivery of such invoice; provided that, in the event of any dispute regarding the Balancing Payment due, the undisputed portion of such Balancing Payment shall be paid in accordance with the foregoing timetable by the applicable Party, and the remaining, disputed portion shall be paid in accordance with Section 9.12.

9.5    Opt-Out Royalties and Payments.

9.5.1    In the event that a Party exercises its Opt-Out Option in respect of a Collaboration Product pursuant to Section 5.6, from the date the applicable Opt-Out Option becomes effective, the Opt-Out Party’s rights to share in future Pre-Tax Profit or Loss in respect of such Collaboration Product shall cease, and the Opt-Out Party shall be entitled to royalties and payments pursuant to this Section 9.5.

9.5.2    Net Sales Royalties. With respect to any Sole Development Product, on a country-by-country basis, commencing on the First Commercial Sale of the applicable Sole Development Product in the Territory, [***], the Non Opt-Out Party shall pay to the Opt-Out Party royalties (determined by the timing of the exercise of the Opt-Out Option) on Net Sales of such Sole Development Product in the Territory during each Calendar Year at the rates set forth in Schedule 9.5.2.

9.5.3    Royalty Step-Down.

(a)    [***]. [***], the Parties will discuss, [***], an equitable reduction to the royalties payable to the Opt-Out Party pursuant to Section 9.5.2, taking into account [***].

(b)    [***]. If, with respect to a Sole Development Product in a country in the Territory, [***], the royalty rates set forth in Section 9.5.2 for such Sole Development Product in such country (after giving effect to any reductions pursuant to Section 9.5.3) shall be reduced in such country by [***], as determined by [***].

9.5.4    Royalty Payment and Reporting. The paying Party shall, within [***], pay to the receiving Party the royalties due for such [***]. At the same time as such payment, the paying Party shall furnish to the receiving Party a written report showing on a Sole Development Product-by-Sole Development Product and country-by-country basis the total Net Sales of a Sole Development Product in a country in the Territory for that [***] stated in U.S. Dollars and the royalties due thereon. The paying Party will keep complete and accurate records in sufficient detail to enable the royalties payable to be determined and the information provided to be verified. With respect to Net Sales of Sole Development Products invoiced in a currency other than U.S. Dollars, such amounts and the royalty amounts payable under this Agreement shall be expressed in U.S. Dollar equivalent calculated using [***].

9.6    Third Party Technologies and [***].

9.6.1    If, during the Term, in connection with a Collaboration Program, either Party determines, in its reasonable judgment, that it is [***] to obtain rights under any Third Party Intellectual Property Rights in order to Develop, Manufacture or Commercialize any Collaboration Products pursuant to this Agreement, then it shall notify the JPC of such Third Party Intellectual Property Rights, along with (where reasonably practical) a proposal of the terms upon which such Third Party Intellectual Property Rights are available to license or acquire for use in connection with the applicable Collaboration Products. The JPC, and if the JPC cannot agree, then upon escalation, the JSC, shall determine whether or not to seek a license under or to acquire such Third Party Intellectual Property Rights for purposes of Developing, Manufacturing or Commercializing such Collaboration Products. If the JPC or the JSC, as applicable, determines to seek such a license or acquisition, then, the Lead Party shall take the lead in negotiating the agreement pursuant to which a license under or acquisition of such Third Party Intellectual Property Rights would be obtained (the “Blocking Third Party IP Agreement”), provided that [***].

9.6.2    If a Blocking Third Party IP Agreement is entered into in accordance with Section 9.6.1 with respect to a Collaboration Product, any amounts paid by the Lead Party to any Third Party under such Blocking Third Party IP Agreement that are attributable or allocable to such Collaboration Product shall be deemed Blocking Third Party IP Costs and included within Development Costs (to the extent applicable to Development or Manufacturing for Development) for purposes of Development Cost sharing or included within Allowable Expenses (to the extent applicable to Commercialization and Commercial Manufacture) for calculating Pre-Tax Profits or Loss pursuant to the Financial Schedule.

9.6.3    Notwithstanding Sections 9.6.1 and 9.6.2, the Parties acknowledge and agree that if they elect to conduct a technology transfer of Manufacturing technology arising as a result of activities conducted under [the WuXi Agreement or the Biogen Agreement, in order to have Commercial Manufacture performed by Vir, GSK or any Third Party, then such Commercial Manufacture will be subject to the terms of licenses granted by WuXi or Biogen, as applicable, to Vir under certain Intellectual Property Rights Controlled by WuXi or Biogen, respectively, including certain rights relating to (a) use of cell lines under the WuXi Agreement, and (b) Manufacturing yield improvements by Biogen (the “Biogen Yield Improvements”), which licenses granted by Biogen require the payment of specified “access fees” to Biogen in connection with Manufacturing yield improvements obtained in such Commercial Manufacture (the “Biogen Access Fees”). For the purposes of this Agreement, if the Parties mutually agree, through the JSC, to conduct a Manufacturing technology transfer from Biogen to any Third Party (or to GSK or Vir), then [***]. If the Parties mutually agree, through the JSC, to conduct a Manufacturing technology transfer from WuXi to any Third Party (or to GSK or Vir), then [***].

9.6.4    If, following the Opt-Out Effective Date for a Collaboration Product, the Non Opt-Out Party has elected to continue with the Development and Commercialization of such Collaboration Product in accordance with Section 5.6.4(a), then:

(a)    If, with respect to a Sole Development Product, the Non Opt-Out Party determines, [***], that it is [***] to obtain rights under any Third Party Intellectual Property Rights in order to Develop, Manufacture or Commercialize such Sole Development Product, the Non Opt-Out Party shall have right, but not the obligation, to take the lead in negotiating the agreement pursuant to which a license under such Third Party Intellectual Property Rights would be obtained. If the Non Opt-Out Party (i) obtains a license to or acquires any such Third Party Intellectual Property Rights that are [***] for the Development, Manufacture or Commercialization of a Sole Development Product (i.e. where the Opt-Out Party is receiving only royalties in the Territory and not a share of Pre-Tax Profits or Loss) or (ii) is required to make payments under (A) any Existing Third Party IP Agreement, or (B) any Blocking Third Party IP Agreement existing as of the effective date of the applicable Opt-Out Option, in each case ((A) and (B)) with respect to a Sole Development Product, then the Non Opt-Out Party shall be permitted to offset [***] of the amounts paid to the applicable Third Party in consideration for the grant of such a license [***], against [***] payable to the Opt-Out Party [***], provided that, in each case ((i) or (ii)), [***].

(b)    If the Opt-Out Party is required to make payments under any Existing Third Party IP Agreement or any Blocking Third Party IP Agreement entered into by the Opt-Out Party prior the effective date of the applicable Opt-Out Option with respect to the Development, Manufacture or Commercialization of the Non Opt-Out Party’s Sole Development Product, then the Non Opt-Out Party shall reimburse the Opt-Out Party for all such payments and the Non Opt-Out Party shall be permitted to offset [***] of such amounts reimbursed to the Opt-Out Party ([***]) against [***] payable to the Opt-Out Party [***] with respect to such Sole Development Product, provided that, [***].

9.6.5    If, during the Term on a Collaboration Program-by-Collaboration Program basis, either Party wishes to [***], unless such Party exercises its Opt-Out Options with respect to a Collaboration Program, it shall [***].

9.7    Audits. Each Party shall, and shall ensure that its Affiliates and licensees and Sublicensees, keep complete and accurate records of [***]. Each Party will have the right, at its own expense and [***], to have an independent, certified public accountant, selected by such Party [***], review any such records of the other Party in the location(s) where such records are maintained by the other Party upon [***] prior written notice and during regular business hours and under obligations of confidentiality, for the sole purpose of verifying the basis and accuracy of payments made under this Agreement, with respect to any Calendar Year ending not more than [***] prior to the request of the auditing Party. If the review of such records reveals that the other Party has failed to accurately report financial information required to be reported hereunder, or to make any payment (or portion thereof) required under this Agreement, then the other Party shall pay, within [***], to the auditing Party any underpaid amounts due hereunder, together with interest calculated in the manner provided in Section 9.9. If any such discrepancies are greater than [***] of the amounts actually due for the audited period, the other Party shall pay all reasonable costs incurred in conducting such review. Once a Party has conducted a review and audit of the other Party pursuant to this Section 9.7 in respect of any given period, it may not subsequently re-inspect the other Party’s records in respect of such period, unless [***]. For clarity, however, if a discrepancy is identified by the accountant during the course of an audit and the Parties do not agree upon a resolution of such discrepancy, then the auditing Party’s accountant may re-inspect the books and records to the extent reasonably relevant to resolving such discrepancy.

9.8    Tax Matters. Each Party will make all payments to each other under this Agreement without deduction or withholding for Taxes (as that term is defined below) except to the extent that any such deduction or withholding is required by applicable Law in effect at the time of payment. The Parties shall [***] cooperate with one another to reduce or minimize any such deduction or withholding required by applicable Law, including by providing reasonable advance notice of such deduction or withholding by providing any forms or other certifications necessary to reduce the amount of such withholding. Each Party (including successors and assignees) shall, [***], provide the other Parties [***].

9.8.1    Any amount payable by one Party to the other under this Agreement is deemed to be exclusive of any amount in respect of any VAT chargeable on the supply for which that sum is the consideration (in whole or in part) for VAT purposes. If anything done by one Party under this Agreement constitutes, for VAT purposes, the making of a supply to the other Party and VAT is or becomes chargeable on that supply, the Party receiving the supply shall pay the other

Party, in addition to any amount otherwise payable under this Agreement by the Party receiving the supply, a sum equal to the amount of the VAT chargeable on that supply against delivery of a valid VAT invoice to the Party receiving the supply. “VAT” means any value added, goods and services, sales, use, purchase, turnover or consumption tax as may be applicable in any relevant jurisdiction, including but not limited to value added tax chargeable under legislation implementing EU Council Directive 2006/112/EC.

9.8.2    Any Tax required to be withheld on amounts payable under this Agreement will be [***] paid by the Party making the payment (the “Payor”) on behalf of the Party receiving the payment (the “Payee”) to the appropriate Governmental Authority, and Payor will furnish Payee with proof of payment of such Tax. Any such Tax required to be withheld will be an expense of and borne by Payee and any amounts withheld and paid to the applicable Tax authority shall be treated as paid to the applicable Party for purposes of this Agreement. Notwithstanding anything to the contrary in this Agreement, if a Payor redomiciles, assigns, transfers, sublicenses or otherwise disposes of some or all of its rights and obligations to any Person (without the prior written consent of the Payee) (including an assignment of this Agreement as permitted under Section 20.4 of this Agreement) and if, as a result of such action, the withholding or deduction of tax required by applicable Law with respect to payments under this Agreement is increased (the “Increased Withholding Taxes”), then any amount payable to the Payee under this Agreement shall be increased to take into account such Increased Withholding Taxes as may be necessary so that, after making all required withholdings (including withholdings on the withheld amounts), the Payee receives an amount equal to the sum it would have received had no such action occurred. [***].

9.8.3    The Parties will reasonably cooperate with respect to all documentation required by any taxing authority or reasonably requested by either Party to secure a reduction in the rate of applicable withholding Taxes or an exemption from withholding Taxes. Notwithstanding the foregoing, if a Party is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, or recovery of, applicable withholding tax, then it may deliver to the other Party or the appropriate Governmental Authority the prescribed forms necessary to reduce the applicable rate of withholding or to relieve the payor of its obligation to withhold tax. If a Payee [***] delivers to the Payor a validly executed form establishing a reduced rate or exemption from withholding, the Payor shall apply the reduced rate of withholding, or not withhold, as the case may be, provided that the Payor is in receipt of evidence, in a form reasonably satisfactory to the Payor. If, in accordance with the foregoing, the Payor withholds any amount, then it will pay to the Payee the balance when due, [***] remit to the proper taxing authority of the withheld amount, and send the Payee proof of such remittance within [***] following the Payee’s request for such proof of remittance.

9.8.4    No Partnership. Nothing contained in this Agreement shall be deemed or construed by the Parties, any of their Affiliates, a Third Party, or any third person to treat the relationship between the Parties contemplated by this Agreement as a partnership, joint venture or other business entity under Treasury Regulations Section 301.7701-1(a)(2) (or any corresponding provision under state, local or non-U.S. tax Law) (an “Entity”). Without the prior written consent of the Parties (such consent not to be unreasonably withheld, delayed or conditioned), no Party (or successor or assignee) shall, for Tax purposes, report the relationships established by this Agreement as an Entity, including either (a) making any disclosure that the relationships established by this Agreement may give rise to an Entity (whether on a U.S. Internal Revenue Service Form 8275 or otherwise) or (b) withholding any amounts from payments made to the other Party pursuant to Section 1446 of the Code (or any corresponding provision under state, local or non-U.S. tax law), unless required by a tax authority on audit or other examination.

9.8.5    Independent Parties. The Parties agree and acknowledge that they are acting for their own account and do not intend this Agreement to result in an Entity. Each Party is acting on its own behalf and has obtained its own legal, tax, and investment advice regarding the execution of this Agreement and the rights and obligations arising herein. The Parties shall not maintain joint bank accounts and shall not commingle funds. No Party shall hold itself out as being an agent of any other Party or as having the legal right to bind or act on behalf of any other Party.

9.9    General Payment Terms. Unless otherwise expressly set forth herein, including in respect of the payment of Balancing Payments (which shall be paid in accordance with Section 9.4.3(b)) and in respect of the payment of royalties (which shall be paid in accordance with Section 9.5), the invoicing Party shall invoice the paying Party for any amounts due hereunder, and the paying Party shall pay such invoiced amounts within [***] from receipt of such invoice.

9.9.1    Without limiting either Party’s remedies under this Agreement, if a Party fails to pay any amount due under this Agreement by the relevant payment date when such amounts are due, the other Party may, [***].

9.9.2    Except as otherwise agreed by the Parties, all payments to be made by either Party to the other Party under this Agreement shall be made by such Party or its Affiliate in U.S. Dollars to the account designated by the Party to which the relevant payment is due. In the case of any amounts designated in another currency, then each Party shall convert such foreign currency into U.S. Dollars using [***].

9.10    Blocked Payments. In the event that, by reason of applicable Laws in any country, it becomes impossible or illegal for a Party or its Affiliate, licensee or Sublicensee to transfer, or have transferred on its behalf, payments to the other Party, such Party shall [***] notify the other Party of the conditions preventing such transfer and such payments shall [***].

9.11    Reporting; Financial Records. Unless otherwise defined or stated, financial terms shall be calculated by the accrual method under the applicable Party’s Accounting Standards. Financial records shall be maintained (in such form as may be available) for a period of no less than [***] following the end of the period to which they pertain.

9.12    [***]. The Parties will [***].

9.13    Resolution of Financial Disputes. In the event there is a dispute, claim or controversy relating to any financial obligation by one Party to the other Party pursuant to this Agreement, such Party shall provide such other Party with a written notice setting forth in reasonable detail the nature and factual basis for such good-faith dispute and, unless the Financial Working Group has already attempted to resolve the dispute, each Party agrees that it shall seek to resolve such dispute within [***] within the Financial Working Group after the date such written notice is received. If no resolution is reached by the Financial Working Group, the dispute shall be referred to the JSC for resolution, and if the JSC is unable to reach resolution within [***], then (a) if such dispute relates to [***], (b) if such dispute relates to [***], then such dispute shall be subject to the dispute resolution process set forth in Section 9.14. Notwithstanding any other provision of this Agreement to the contrary, the obligation to pay any reasonably disputed amount shall not be deemed to have been triggered until such dispute is resolved hereunder, provided that any undisputed portion of such payment shall be paid by the paying Party in accordance with the payment terms set forth in this Agreement including in Section 9.9 ([***]). Any disputed portion of any payment shall be paid by the responsible Party within [***] after the date on which the Parties, using good faith efforts, or the JSC (as applicable) resolve the dispute or, if not so resolved within [***], within [***] after such dispute is resolved pursuant to Section 20.1.

9.14    Specific Finance Disputes. If the Parties are unable to reach a mutually acceptable resolution of any dispute falling within Section 9.13(b) within [***], the dispute shall be submitted for resolution to [***]. Any amounts owed by one Party to the other Party as a result of such resolution shall be paid or reimbursed by the owing Party within [***].

ARTICLE 10

LICENSES

10.1    Collaboration Programs.

10.1.1    License Grant to GSK. On a Collaboration Program-by-Collaboration Program basis, Vir hereby grants to GSK as of the Effective Date the following:

(a)    a co-exclusive (with Vir), worldwide (subject to Section 10.9.1), sublicensable (subject to Section 10.4) license under the Vir Licensed Technology and Vir Program Technology to Develop and Manufacture Collaboration Products arising from such Collaboration Program subject to any obligations of Vir to Third Parties with respect to the applicable Vir Licensed Technology, ([***]);

(b)    an exclusive, worldwide (subject to Section 10.9.1), sublicensable (subject to Section 10.4) license under the Vir Licensed Technology and Vir Program Technology to Commercialize Collaboration Products arising from such Collaboration Program subject to any obligations of Vir to Third Parties with respect to the applicable Vir Licensed Technology, ([***]); provided that, for clarity, if Vir exercises its Co-Promotion Option, GSK will grant back to Vir such licenses under the Vir Licensed Technology and Vir Program Technology to the extent necessary for Vir to perform activities for which it is responsible under the Co-Promotion Agreement to be entered into by the Parties; and

(c)    a non-exclusive, worldwide, royalty-free, perpetual license under the Vir Program Technology for GSK’s internal Research purposes only.

10.1.2    License Grant to Vir. On a Collaboration Program-by-Collaboration Program basis, GSK hereby grants to Vir as of the Effective Date the following:

(a)    a non-exclusive, worldwide, sublicensable (subject to Section 10.4 [***]) license under the GSK Licensed Technology (i) to Develop and Manufacture

Collaboration Products arising from such Collaboration Program subject to any obligations of GSK to Third Parties with respect to the applicable GSK Licensed Technology ([***]); and (ii) with respect to any Antibody Product for which Vir has exercised the Co-Promotion Option, to Commercialize such Antibody Product to the extent necessary for Vir to perform activities for which it is responsible under the Co-Promotion Agreement to be entered into by the Parties;

(b)    a co-exclusive (with GSK), worldwide, sublicensable (subject to Sections 5.4 and 7.4 and [***]) license under GSK Program Technology (i) to Develop and Manufacture Collaboration Products arising from such Collaboration Program ([***]), and (ii) with respect to any Antibody Product for which Vir has exercised the Co-Promotion Option, to Commercialize such Antibody Product to the extent necessary for Vir to perform activities for which it is responsible under the Co-Promotion Agreement to be entered into by the Parties; and

(c)    a non-exclusive, worldwide, royalty-free, perpetual license under the GSK Program Technology for Vir’s internal Research purposes only, [***].

10.1.3    The licenses set forth in Sections 10.1.1(a) and (b) and Sections 10.1.2(a) and (b) above shall remain in effect for each Collaboration Program until termination of this Agreement with respect to such Collaboration Program (but shall be adjusted as specified above and in Section 10.2).

10.2    Following Opt-Out Option.

10.2.1    Vir Sole Development Product. [***], the licenses granted to Vir above with respect to any Vir Sole Development Product shall be automatically adjusted to include only any GSK Licensed Technology or GSK Program Technology that (a) was used to conduct Development, Manufacturing or Commercialization activities in connection with such Vir Sole Development Product prior to GSK exercising its Opt-Out Option for such Collaboration Product and such Collaboration Product being designated as a Vir Sole Development Product, and (b) is necessary for continued Development, Manufacturing or Commercialization of such Vir Sole Development Product, [***].

10.2.2    GSK Sole Development Product. The licenses granted to GSK above with respect to any GSK Sole Development Product shall be automatically adjusted to include only any Vir Licensed Technology or Vir Program Technology that (a) was used to conduct Development, Manufacturing or Commercialization activities in connection with such GSK Sole Development Product prior to Vir exercising its Opt-Out Option for such Collaboration Product and such Collaboration Product being designated as a GSK Sole Development Product, and (b) is necessary for continued Development, Manufacturing or Commercialization of such GSK Sole Development Product, [***].

10.3    Rejected Collaboration Product License. In the event that, following the exercise of the Opt-Out Option by one Party for a Collaboration Product, the other Party does not wish to continue the further Development, Manufacturing or Commercialization of the applicable Collaboration Product (“Rejected Collaboration Product”), then,

10.3.1    if the Non Opt-Out Party has elected to wind down Development activities and has the right to take the lead on winding down Development activities with respect to such Rejected Collaboration Product in accordance with Section 5.6.4(c), then, except to the extent necessary for the purposes of winding down all Development activities with respect to such Collaboration Product, neither Party or its Affiliates shall have the right to use, infringe or otherwise exploit the Program Technology, GSK Licensed Technology and Vir Licensed Technology with respect to the Rejected Collaboration Product, and neither such Party or its Affiliates shall grant the right to any Third Party to engage in any activities with respect to such Rejected Collaboration Product.

10.3.2    if the Non Opt-Out Party has proposed to out-license or otherwise divest such rejected Collaboration Product and has the right to take the lead on (sub)licensing or otherwise divesting rights to such Rejected Collaboration Product pursuant to Section 5.6.4(d), then neither Party or its Affiliates shall have the right to use, infringe or otherwise exploit the Program Technology, GSK Licensed Technology and Vir Licensed Technology with respect to the Rejected Collaboration Product, and, except for purposes of such (sub)licensing or divestiture, neither such Party or its Affiliates shall grant the right to any Third Party to engage in any activities with respect to such Rejected Collaboration Product, in each case without the consent of the other Party.

10.3.3    For clarity, with respect to any Collaboration Program, [***].

10.4    Sublicenses. Subject to Section 10.5, each Party shall have the right to grant sublicenses to its Affiliates. Any sublicenses granted to a Third Party under the licenses granted to a Party under this ARTICLE 10 (each, a “Sublicensee”) shall be subject to the conditions set forth in this ARTICLE 10 (including Section 10.1.2, [***]. Any and all sublicenses shall be in writing and shall be subject to, and consistent with, the terms and conditions of this Agreement (including the Development Plan) applicable to sublicensees. The Party granting the sublicense shall be responsible for ensuring the compliance of its Sublicensees with all obligations owed to the other Party under this Agreement.

10.5    Licensing Program Technology. For purposes of the licenses granted to Program Technology hereunder, unless otherwise agreed by the Parties in writing, such licenses are not intended to include any Program Technology arising from the other Party’s activities with respect to any Sole Development Product after the date on which the Opt-Out Option is exercised. For clarity, with respect to a Collaboration Program, solely to the extent agreed by the JPC and the JRDC, the licenses granted to Program Technology shall include Program Technology arising from any other Collaboration Program.

10.6    No Implied Licenses. Each Party acknowledges that the licenses granted under this ARTICLE 10 are limited to the scope expressly granted, and all other rights to Patents and Know-How licensed hereunder are expressly reserved to the Party granting the license to such Patents or Know-How. Without limiting the foregoing, it is understood that where an exclusive license under Patents or Know-How is granted to a Party under this ARTICLE 10 for a particular purpose, the Party granting such license retains all of its rights to such Patents or Know-How for all other purposes not expressly stated herein.

10.7    Retained Rights. Any rights of a Party not expressly granted to the other Party under the provisions of this Agreement will be retained by such first Party.

10.8    Rights in Bankruptcy. The Parties intend to take advantage of the protections of Section 365(n) (or any successor provision) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction to the maximum extent permitted by law. All rights and licenses granted under or pursuant to this Agreement, but only to the extent they constitute licenses of a right to “intellectual property” as defined in Section 101 of the U.S. Bankruptcy Code, shall be deemed to be “intellectual property” for the purposes of Section 365(n) or any analogous provisions in any other country or jurisdiction. The Parties shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, including the right to obtain the intellectual property from another entity. In the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, the Party that is not subject to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) all such intellectual property (including all embodiments of such intellectual property), which, if not already in the non-subject Party’s possession, shall be [***] delivered to it upon [***]. Unless and until the subject Party rejects this Agreement, the subject Party shall perform this Agreement or provide the intellectual property (including all embodiments of such intellectual property) to the non-subject Party, and shall not interfere with the rights of the non-subject party to such intellectual property, including the right to obtain the intellectual property from another entity. In the case of an insolvency that is governed by non-U.S. bankruptcy law, the Parties agree that, to the extent not prohibited by the applicable insolvency law, the non-subject Party will be entitled to at least the same rights and protections afforded by the U.S. Bankruptcy Code, including survival of the licenses granted hereunder even if the subject Party revokes or terminates this Agreement and a copy of the embodiments of such intellectual property, without conditions other than any legally required payment of royalties.

10.9    Existing Third Party Agreements.

10.9.1    All licenses granted by a Party to the other Party in this ARTICLE 10 shall be subject to the licensing restrictions set forth in the Third Party agreements between such Party and any Third Party existing as of the Execution Date. Without limiting the foregoing, the licenses granted by Vir to GSK under Section 10.1.1 shall for the Antibody Program be subject to WuXi’s rights with respect to Antibodies directed to SARS-COV-2 under the WuXi Agreement, for so long as the WuXi Agreement is in effect.

10.9.2     Each Party shall have the right to propose to include any Patents or Know-How licensed to it under an Existing Third Party IP Agreement in its Licensed Technology for any Collaboration Product in accordance with Section 5.1 (as further described in Section 4.2.1, Section 4.3.1, or Section 4.4.1, as applicable), and such inclusion shall be reviewed and approved by the JRDC and the JPC. If the Parties cannot agree through the JPC or the JSC on whether to include any Third Party Intellectual Property Rights under an Existing Third Party IP Agreement, then, (a) [***], and (b) [***]. Schedule 10.9 sets forth the Existing Third Party IP Agreements that the Parties have agreed, as of the Effective Date, are [***] for the Development, Manufacture or Commercialization of the 309 Antibody Product. Notwithstanding the foregoing or anything to the contrary hereunder, (A) [***], and (B) [***].

10.9.3    Without limiting Section 10.9.2, with respect to the Existing Vir Third Party Agreements set forth on Schedule 2.3.1 [***], if any Intellectual Property Rights arise from activities under such agreements [***].

ARTICLE 11

MANUFACTURING AND SUPPLY

11.1    General. For each Collaboration Program, the Parties will jointly through the JMC (and subject to each Party’s applicable final decision-making authority) determine a Manufacturing strategy with respect to the Manufacture and supply of any Collaboration Product, which may as appropriate include Manufacturing capabilities of both Parties or contract manufacturers. Promptly following the Effective Date, or following commencement of a particular Collaboration Program, where applicable, the Parties shall negotiate in good faith and execute any supply agreements between GSK and Vir required for the supply from GSK to Vir, or vice versa (each, a “Supply Agreement”) for the applicable Collaboration Products under applicable Collaboration Program(s), each, in accordance with the terms set forth herein, [***]. Any Supply Agreement for Commercial Manufacture during the Term shall include [***]. The Parties will, in connection with each such Supply Agreement, enter into a quality agreement (each, a “Quality Agreement”) that governs the quality of the applicable Collaboration Products supplied by one Party to the other Party thereunder.

11.2    Manufacturing Party. The Party that has the right to conduct Manufacturing and supply for a particular Collaboration Product hereunder shall be referred to as the “Manufacturing Party” with respect to such Collaboration Program. Except as may be otherwise specified in a Supply Agreement, the Manufacturing Party may Manufacture and supply the applicable Collaboration Product by itself and through Affiliates or through one or more contract manufacturers (each, a “CMO”) provided that any such subcontracting to a CMO shall be approved by the JMC. The Manufacturing Party for a Collaboration Product shall keep the JMC apprised regarding any material developments relating to the Manufacture and supply of such Collaboration Product. [***].

11.3    Antibody Program.

11.3.1    Parties’ Roles.

(a)    During the three (3)-month period following the PCA Execution Date, Vir shall be the Lead Party for all Manufacturing activities (including Commercial Manufacture) for the Antibody Program, [***]. Following such three (3)-month period, GSK shall be the LCP and responsible for Commercial Manufacture for the Antibody Program, including [***].

(b)    Without limiting Section 11.3.1, GSK acknowledges that following the PCA Execution Date, in connection with Vir’s obligations under Section 11.3.3, (i) Vir entered into the Samsung DS Letter Agreement, pursuant to which Vir has agreed to reserve drug substance (“DS”) Commercial Manufacture capacity for supply of Antibody Products, at the 15,000 liter scale in Samsung’s Plant #3 DS manufacturing facility, and Vir provided written notice to GSK of such commitments, and [***]. The Parties hereby agree that the costs associated with (x) the binding commitments set forth in the Samsung DS Letter Agreement, [***], and if approved by the JSC (including any approval of the JSC prior to the Execution Date) and documented in the applicable JSC meeting minutes, shall be included in Development Costs for purposes of the Development Cost sharing pursuant to Section 9.1.1 or in Allowable Expenses for purposes of profit or loss sharing pursuant to Section 9.2.1(a), in each case, as and when incurred.

(c)    Following the PCA Execution Date and for the three (3)-month period thereafter, Vir shall [***].

(d)    Vir shall [***].

(e)    Prior to the first filing of the Drug Approval Application for an Antibody Product, Vir shall be the Lead Party and during the Term, shall be responsible for Manufacturing of clinical supply of such Antibody Product; after the filing of the first Drug Approval Application for such Antibody Product, GSK shall be the LCP and responsible for all Commercial Manufacturing activities with respect to such Antibody Product.

11.3.2    Manufacturing Technology Transfer. In connection with transitioning from Manufacturing for clinical supply to Commercial Manufacture for an Antibody Product, Vir shall use reasonable efforts to facilitate a Manufacturing technology transfer to GSK or its designee to enable GSK to conduct Commercial Manufacture activities, [***], for such Antibody Product. Without limiting the foregoing, [***], Vir shall [***].

11.3.3    Reservation of Manufacturing Capacity. In consultation with GSK, following the PCA Execution Date, Vir will [***] to secure Manufacturing capacity for (a) [***] or (b) Commercial Manufacture for Antibody Products with Samsung, WuXi, Biogen or other Third Party contract manufacturers. [***]. To the extent approved by the JSC, the costs for any Manufacturing capacity procured by Vir pursuant to commitments made by Vir in securing capacity in accordance with this Section 11.3.3, including the capacity described above and secured in [***] pursuant to the Samsung DS Letter Agreement will be shared as Development Costs or Allowable Expenses, as applicable, whether incurred by Vir [***]. For clarity, to the extent such costs are approved by the JSC (including any approval of the JSC prior to the Execution Date) and documented in the applicable JSC meeting minutes, if either Party is required to pay Samsung for any unused reserved Manufacturing capacity under the terms of the Samsung DS Letter Agreement (or successor agreement thereto) [***], such costs shall be included in Development Costs for purposes of the Development Cost sharing pursuant to Section 9.1.1 or in Allowable Expenses for purposes of profit or loss sharing pursuant to Section 9.2.1(a).

11.4    Other Collaboration Programs.

11.4.1    Except as otherwise set forth in this Section 11.4, or otherwise pursuant to an applicable Supply Agreement for a particular Collaboration Product, for Collaboration Programs other than the Antibody Program, GSK shall have the sole right to Manufacture and supply all Collaboration Product for use in such Collaboration Programs. If Vir is performing any Clinical Studies under a Collaboration Program for which GSK is the Lead Party, the Supply Agreement shall include provisions for the supply of applicable Collaboration Product to Vir for such purpose and specifying which Party would perform packing and labeling.

11.4.2    [***].

11.5    Transition of Manufacturing and Supply. If the Manufacturing Party for a Collaboration Product elects to exercise its Opt-Out Option pursuant to Section 5.6.4(b), then promptly following the exercise of such Opt-Out Option by the Manufacturing Party, the Parties shall discuss through the JRDC and agree upon a Manufacturing technology transfer plan, subject to Section11.3.2, including a reasonable allocation of costs, for (a) the transfer to the new Manufacturing Party of responsibility for Manufacture of the applicable Collaboration Product for Development and Commercialization, including the transfer of the required Manufacturing process, and transfer and assignment to the new Manufacturing Party of any existing agreement (or portion thereof) relating to the Manufacturing and supply of the Antibody Products pursuant to Section 11.3.2, (b) any technical assistance agreed in such technology transfer plan and assumption of Manufacturing by the new Manufacturing Party or its designee, and (c) [***], any licenses required to be granted to the new Manufacturing Party in connection with such Manufacturing. During the period following the exercise of the applicable Opt-Out Option by the Manufacturing Party, and until Manufacturing for the applicable Collaboration Product is transferred in accordance with the foregoing subclauses (a) through (c), but in no event for longer than a period of [***], the previous Manufacturing Party shall continue to Manufacture and supply (itself or through an Affiliate or Third Party) the applicable Collaboration Product to the new Manufacturing Party, [***].

ARTICLE 12

SCIENTIFIC PUBLICATIONS AND PRESENTATIONS

12.1    Research and Pre-Clinical Publications. For each Collaboration Program, the Lead Party shall propose to the JRDC a global publication strategy for the Research and pre-clinical Development activities conducted with respect to such Collaboration Program (the “Research and Pre-Clinical Publication Strategy”) that is consistent with the applicable Development Plan. The JRDC (with consultation from the JPC, where applicable) shall review and approve such Research and Pre-Clinical Publication Strategy for each Collaboration Program, and may amend it from time to time. The Parties shall have no right to publish in relation to any Research or pre-clinical Development activities conducted hereunder other than as specified in the Research and Pre-Clinical Publication Strategy; provided that either Party shall have the right to re-publish or reference any publication (or information therein) previously published in accordance with the Research and Pre-Clinical Publication Strategy and any publication (or information therein) published prior to the Execution Date. If a Party desires to make a publication relating to activities being conducted under the applicable Development Plan, then it shall make such request to the other Party through the JRDC, and such publication shall be subject to review under Section 12.3 and the consent of such other Party, which shall not be unreasonably withheld.

12.2    Clinical Development Publications. For each Collaboration Program, the Lead Party shall propose to the JRDC a global publication strategy for the clinical Development activities related to the Collaboration Product(s) Developed under such Collaboration Program (the “Clinical Development Publication Strategy”) that is consistent with the Development Plan. The JRDC (with consultation from the JPC, where applicable) shall review and approve such Clinical Development Publication Strategy, and may amend it from time to time upon mutual agreement of the Parties. The Parties shall have no right to publish in relation to any clinical

Development activities other than as specified in the Clinical Development Publication Strategy; provided that either Party shall have the right to re-publish or reference any publication (or information therein) previously published in accordance with the Clinical Development Publication Strategy and any publication (or information therein) published prior to the Execution Date. If a Party desires to make a publication relating to a Clinical Study that is being conducted under the Development Plan, then it shall make such request to the other Party through the JDC, and such publication shall be subject to review under Section 12.3, and the consent of such other Party, which shall not be unreasonably withheld.

12.3    Review by the Parties. Except as required by applicable Law or court order, any proposed scientific or medical publications or public scientific or medical presentations covered by Section 12.1 or Section 12.2; shall be subject to the provisions of this Section 12.3. For any such publication or presentation, the publishing Party shall submit a copy of the proposed publication or presentation (including manuscripts, abstracts, posters, slides, scheduled interviews or the like) to the representative of the other Party designated to receive such proposed publications [***] prior to any submission or disclosure to any Third Party to allow the other Party to review such proposed publication or presentation. The reviewing Party shall provide the publishing Party with its comments, if any, in writing within [***] after receipt of such proposed publication. The publishing Party shall consider [***] any comments thereto provided by the reviewing Party and shall comply with the reviewing Party’s request to remove any and all of the reviewing Party’s Confidential Information from the proposed publication. In addition, upon the reviewing Party’s reasonable request, the publishing Party shall delay the submission for a period up to [***] to permit the preparation and filing of a patent application. If the reviewing Party fails to provide its comments to the publishing Party within such [***], the reviewing Party shall be deemed to not have any comments. Each Party shall not, and shall cause each of its Affiliates and its and their Sublicensees not to, from and after the Execution Date, make any publications or public disclosures regarding any Collaboration Product, Development Candidate or Target under the Collaboration Programs in accordance with this Section 12.3.

12.4    Third Parties. With respect to any agreements between a Party and Third Parties (including clinical investigators) that a Party enters into after the Effective Date relating to the Development of any Collaboration Product or otherwise relating to Development activities under this Agreement, such Party shall use reasonable efforts to include publication provisions regarding results of preclinical studies or Clinical Studies for such Collaboration Products that allow such Party to receive and provide a copy of any proposed publications or public presentations to the other Party, which such Party shall submit to the other Party with a reasonable amount of time for review as described in this ARTICLE 12.

12.5    Lead Party Publication. Notwithstanding the provisions of ARTICLE 16 and Sections 12.1 and 12.2, subject to the review process and each Party’s obligations set forth in Section 12.3, the Lead Party for a given Collaboration Program and Vir, in the case of the Antibody Program, at all times, whether or not it is the Lead Party at such time (such Party, as applicable, the “Lead Publication Party”) or its Affiliates shall have the right as required by applicable Law or the Lead Publication Party’s or its Affiliates’ policies and standard operating procedures to (a) publish protocol summaries, results summaries, protocols, clinical study reports, plain language summaries and other study documents of all Clinical Studies conducted by or on behalf of such Lead Publication Party with respect to any Collaboration Product during the Term of this

Agreement in any clinical trial register; (b) publish the results at scientific congresses and in peer-reviewed journals; (c) publicly disclose results from other Clinical Studies where the Lead Party determines that the results are scientifically important or relevant for patient care; and (d) make any other public disclosures of clinical Data that become required of the Lead Publication Party due to its internal policies and procedures or applicable Laws. Any publication or disclosure made by either Party pursuant to this Section 12.5 shall contain appropriate acknowledgements of the contribution of the other Party or Third Party to the Research or Development activities that are the subject of such publication, in accordance with generally accepted academic practice.

12.6    Publication after Opt-Out. With respect to a Sole Development Product, the Opt-Out Party shall not have the right to make any publication following its delivery of an Opt-Out Notice with respect to such Sole Development Product without the Non Opt-Out Party’s prior written consent; provided that the Opt-Out Party shall have the right, without the Non Opt-Out Party’s prior written consent, to re-publish or reference any publication (or information therein) previously published in accordance with this ARTICLE 12 and any publication (or information therein) published prior to the Execution Date. The Non Opt-Out Party shall have the right to make any publication relating to the pre-clinical or clinical Development activities with respect to such Sole Development Product, subject to review in accordance with Section 12.3.

ARTICLE 13

MATERIALS TRANSFER; INTELLECTUAL PROPERTY; INFORMATION TECHNOLOGY

13.1    Materials Transfer.

13.1.1    During the course of a Collaboration Program, either Party (or such Party’s designee) (the “Materials Transferring Party”) may transfer to the other Party or its designee (the “Materials Receiving Party”) certain Materials for use in connection with activities contemplated under this Agreement. Such Materials will be provided under the terms and conditions of this Agreement and in such amount as described in the material transfer record for the particular transfer (“MTR”), in the form attached hereto as Schedule 13.1.1, which MTR shall set forth the type and name of the Materials transferred, the amount of the Materials transferred, the date of the transfer of such Materials and the proposed use of such Materials by the Material Receiving Party.

13.1.2    MATERIALS SUPPLIED BY THE MATERIALS TRANSFERRING PARTY HEREUNDER ARE SUPPLIED IN “AS IS” CONDITION WITH NO WARRANTY, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WARRANTIES OF MERCHANTABILITY, TITLE, NON-INFRINGEMENT, EXCLUSIVITY, OR FITNESS FOR A PARTICULAR PURPOSE. ANY MATERIAL DELIVERED PURSUANT TO THIS AGREEMENT IS UNDERSTOOD TO BE EXPERIMENTAL IN NATURE AND MAY HAVE HAZARDOUS PROPERTIES. THE MATERIALS RECEIVING PARTY WILL HANDLE THE MATERIAL ACCORDINGLY AND WILL INFORM THE MATERIALS TRANSFERRING PARTY IN WRITING OF ANY ADVERSE EFFECTS EXPERIENCED BY PERSONS HANDLING THE MATERIAL.

13.1.3    The Materials Receiving Party acknowledges that, except for the licenses and other express rights granted herein, it does not have any claim to the Materials supplied by the Materials Transferring Party, or any license or rights to any proprietary information or intellectual property rights in or to the Materials. For clarity, the Materials (and any Intellectual Property Rights, including Patents, relating thereto) shall remain the sole and exclusive property of the Materials Transferring Party and shall be returned or destroyed at the request of the Materials Transferring Party.

13.1.4    The Materials Receiving Party agrees that the Material(s):

(a)    will be used solely for, and in compliance with, the applicable Development Plan or in the MTR, and to conduct analyses to confirm identity and purity as may be reasonable required for the purposes of the applicable Collaboration Program;

(b)    will be used in compliance with all applicable Laws;

(c)    will not be used in human subjects, in clinical trials, or for diagnostic purposes involving human subjects;

(d)    will not be used in animals intended to be kept as domestic pets;

(e)    will be used only by the Materials Receiving Party and only in the Materials Receiving Party’s laboratory, except with the prior written consent of the Materials Transferring Party; and

(f)    will not be transferred to a Third Party without the prior written consent of the Materials Transferring Party.

The Materials Receiving Party shall not reverse engineer or attempt to determine the chemical structure, make-up or sequence of, or determine the chemical or biological properties of, or make or attempt to make any analogues, progeny or derivatives of, or modifications to, such Materials except as may be necessary to carry-out such Party’s obligations hereunder, including its activities pursuant to any Development Plan. In the event that the Materials Receiving Party identifies or reasonably believes that there are any safety concerns related to the Material provided by the Materials Transferring Party, the Materials Receiving Party shall promptly notify the Materials Transferring Party in writing of such concerns and upon receiving such notification, the Materials Receiving Party shall promptly conduct investigations to address such concerns and shall keep the Materials Receiving Party reasonably informed of such investigation.

13.1.5    The Materials Receiving Party assumes all liability for damages which may arise from its use, storage or disposal of the Materials. The Materials Transferring Party shall not be liable to the Materials Receiving Party for any loss, claim or demand made by the Materials Receiving Party, or made against the Materials Receiving Party by any Third Party, due to or arising from the use of the Materials, except to the extent permitted by applicable Law when caused by the gross negligence or willful misconduct of the Materials Transferring Party. Upon the expiration or the earlier termination of a Collaboration Program, as applicable, except for any continuing rights as set forth in this Agreement, the Materials Receiving Party shall discontinue its use of any Materials and shall, upon direction of the Materials Transferring Party, return or destroy (and certify destruction of) any remaining Material.

13.2    Ownership of Intellectual Property.

13.2.1    Inventorship. For purposes of this Agreement, the determination of inventorship of any Know-How, whether or not patentable, first invented, discovered, created or developed in the course of performing activities under the Collaboration pursuant to this Agreement, and whether solely or jointly by or on behalf of a Party, including by its employees, Affiliates, agents or independent contractors, shall be made in accordance with United States patent Law.

13.2.2    Program Technology.

(a)    As between the Parties, (i) all patentable inventions within the Program Technology, and all Patents claiming such inventions, and (ii) all other Know-How and other Intellectual Property Rights in such Program Technology, in each case ((i) and (ii)) discovered, created or developed solely by a Party’s employees, Affiliates, agents or independent contractors in connection with their activities under a Collaboration Program shall be owned solely by the inventing, discovering, creating or developing Party, and if discovered, created or developed jointly by both Party’s employees, Affiliates, agents or independent contractors shall be owned jointly and deemed Joint Technology. Notwithstanding the foregoing, [***].

(b)    [***].

(c)    [***].

(d)    [***];

(e)    [***];

(f)    [***]; and

(g)    [***].

13.2.3    Joint Technology. Subject to the licenses granted under this Agreement and Section 2.3 and any other express restrictions set forth in this Agreement, each Party (or its Affiliates):

(a)    may assign and transfer its interest in the Joint Technology in connection with a divestiture of the applicable Collaboration Program to a Third Party or in the case of a permitted assignment of this Agreement with respect to the applicable Collaboration Program, but may not otherwise assign or transfer its interest in the Joint Technology, whether within or outside the Collaboration, without the prior written consent of the other Party;

(b)    may license its interest in the Joint Technology to (i) a permitted Sublicensee pursuant to Section 10.4, (ii) a Third Party in accordance with Section 10.3 with respect to a Rejected Collaboration Product, or (iii) a Third Party as otherwise permitted under this Agreement (e.g., Section 5.4 and Section 7.5), but may not otherwise license or transfer its interest in the Joint Technology to a Third Party, whether within or outside the Collaboration, without the other Party’s prior written consent;

13.2.4    Licensed Technology. Each Party shall retain all right, title and interest to its respective Licensed Technology and, except as expressly set forth in this Agreement, no right or license to such Patents or, Know-How included in such Licensed Technology is granted by either Party to the other Party.

13.3    Prosecution, Maintenance and Defense.

13.3.1    Program Patents. As between the Parties, the Lead Party in respect of each Collaboration Program shall be entitled to direct the prosecution, maintenance and defense (including patent term extensions and supplementary protection certificates) of all Patents within the Program Technology (“Program Patents”) for the relevant Collaboration Program worldwide using mutually acceptable outside counsel appointed by the Parties. The Parties shall [***], through the JPC, to ensure that the Party not entitled to direct the prosecution, maintenance and defense of a particular Program Patent is kept reasonably informed on a regular basis regarding, and provided with reasonable opportunity to comment and consult on, all such activities in respect of such Program Patent. The costs associated with prosecution, maintenance and defense of Program Patents, including the fees of jointly-appointed outside counsel, shall be allocated between the Parties as set forth in Section 9.1 or Section 9.2 irrespective of which Party incurs such costs. The Party with the right to direct the prosecution, maintenance and defense of a particular Program Patent will give reasonable notice to the other Party before determining to abandon the prosecution, maintenance or defense of such Program Patent, and the other Party would, upon receipt of such notice or the other Party’s otherwise abandoning the prosecution, maintenance or defense of the Program Patent, be entitled to assume and thereafter direct such prosecution, maintenance or defense activities. In such circumstances, the Party relinquishing direction of the prosecution, maintenance or defense activities will still be kept reasonably informed on a regular basis regarding, and provided with reasonable opportunity to comment and consult on, all such activities.

13.3.2    Other Patents.

(a)    Vir shall have the right to pursue and direct the prosecution, maintenance and defense of Patents within the Vir Licensed Technology (“Vir Licensed Patents”) (including patent term extensions and supplementary protection certificates), provided that Vir will keep GSK reasonably informed through the JPC on a regular basis regarding, and provided with reasonable opportunity to comment and consult on, all such activities. The costs associated with such activities will be allocated between the Parties as set forth in Section 9.1 or Section 9.2. [***].

(b)    GSK shall have the right to pursue and direct, at its own cost, the prosecution, maintenance and defense of Patents within the GSK Licensed Technology (“GSK Licensed Patents”) (including patent term extensions and supplementary protection certificates), provided that with respect to GSK Licensed Patents applicable to [***], GSK will keep Vir reasonably informed through the JPC on a regular basis regarding, and provided with reasonable opportunity to comment and consult on, all such activities. The costs associated with such activities will be allocated between the Parties as set forth in Section 9.1 or Section 9.2.

13.3.3    Cooperation. The Party not directing the prosecution, maintenance or defense of a particular Patent as set forth in this Section 13.3 will cooperate with the other Party, including furnishing a power of attorney, inventor declaration or assignment documentation, to allow such prosecution, maintenance or defense activities to be carried out effectively and expeditiously.

13.3.4    Patent Prosecution after Opt-Out. If a Party exercises its Opt-Out Option with respect to a Collaboration Product, and the Non Opt-Out Party elects to continue to Develop, Manufacture and Commercialize the corresponding Sole Development Product in accordance with Section 5.6.4(a), then with respect to any Program Patent Controlled by the Opt-Out Party that is solely related to such Sole Development Product, the Non Opt-Out Party shall have the right, but not the obligation to be responsible for the prosecution, maintenance and defense of such Program Patent, at its own cost and expense, in its sole discretion. The Non Opt-Out Party shall keep the Opt-Out Party [***] informed of any [***] development and communications with applicable intellectual property offices with respect to any such Program Patent solely or jointly owned by the Opt-Out Party, and in the event the Non Opt-Out Party determines to abandon the prosecution, maintenance or defense of any such Program Patent, the Non Opt-Out Party will give reasonable notice to the Opt-Out Party and Opt-Out Party would, upon receipt of such notice or the Non Opt-Out Party’s otherwise abandoning the prosecution, maintenance or defense of such Program Patent, be entitled to assume and thereafter direct such prosecution, maintenance or defense activities with respect to such Program Patents. For clarity, the Non Opt-Out Party shall have the sole right, but not the obligation, to be responsible for the prosecution, maintenance and defense of Program Patents that are solely owned by the Non Opt-Out Party, at its own cost and expense, in its sole discretion.

13.4    Enforcement Rights.

13.4.1    Notification of Infringement. If either Party learns of any infringement or threatened or suspected infringement, or misappropriation or threatened or suspected misappropriation, of any (i) Program Technology, Vir Licensed Technology, or GSK Licensed Technology, by the manufacture, use, development or commercialization by a Third Party of a product that competes with a Collaboration Product (“Competing Product”) or (ii) any Joint Technology, whether or not relating to a Competing Product (each of (i) and (ii), an “Infringement”), such Party shall promptly provide notice to the JPC describing such Infringement (each, an “Infringement Notice”) and, in the case of any certification filed under the “U.S. Drug Price Competition and Patent Term Restoration Act of 1984” (the “Hatch-Waxman Act”) or notification of the submission of an Abbreviated Biologics License Application wherein a Collaboration Product is the “Reference Product” under the Biologics Price Competition and Innovation Act of 2009 (the “BPCIA”) or receipt of manufacturing process from a subsection (k) applicant or other similar procedure where a response is required under applicable Law (in order to avoid waiving rights), such Party shall provide notice as quickly as possible and in no event later than thirty (30) days prior to the applicable deadline for filing a response. For clarity, any certification filed under the Hatch-Waxman Act or notification or submission under the BPCIA shall constitute an Infringement for the purposes of this Agreement.

13.4.2    Enforcement and Recoveries.

(a)    The Party having the right to direct the prosecution, maintenance and defense of Program Patents as set forth in Section 13.3.1 (the “Program Patent Controlling Party”) shall have the right, at its cost and expense, to pursue and direct enforcement of such Program Patents with respect to any Infringement, provided that such Program Patent Controlling Party would provide written notice to the other Party and consult with the other Party, in advance of commencing any enforcement activities in respect of a Program Patent with respect to the Collaboration, subject to Section 13.5. The Program Patent Controlling Party would keep the other Party reasonably informed on a regular basis regarding, and provide such other Party with reasonable opportunity to consult and comment on, all enforcement activities in respect of the Program Patents. The other Party shall have the right, to the extent permitted by applicable Laws and procedural rules to join, at its own cost and using its own counsel, as a party to the enforcement actions included in such enforcement activities. Any damages or other monetary awards recovered from the settlement of or judgment from such enforcement actions shall be allocated first to reimburse the Parties for the costs and expenses incurred by it in connection with such enforcement actions (excluding any cost of separate counsel engaged by the other Party pursuant to the preceding sentence). Any amounts remaining will be allocated between the Parties in a manner consistent with the applicable split of Pre-Tax Profit and Loss percentages as set forth in Section 9.2.1.

(b)    Vir shall have the right to pursue and direct, at its own cost, enforcement of Vir Licensed Patents with respect to any Infringement, provided that Vir would provide written notice to GSK and consult with GSK, in advance of commencing any such enforcement activities with respect to the Collaboration, subject to Section 13.5. Vir shall keep GSK reasonably informed on a regular basis regarding, and provide GSK with reasonable opportunity to consult and comment on, all enforcement activities in respect of each Vir Licensed Patent with respect to the Collaboration. Any damages or other monetary awards recovered from the settlement of or judgment from such enforcement actions shall be allocated first to reimburse Vir for the costs and expenses incurred by it in connection with such enforcement actions. Any amounts remaining will be allocated between the Parties in a manner consistent with the applicable split of Pre-Tax Profit and Loss percentages as set forth in Section 9.2.1.

(c)    GSK shall have the right to pursue and direct, at its own cost, enforcement of GSK Licensed Patents with respect to any Infringement, provided that GSK would provide written notice to Vir and consult with Vir, in advance of commencing any such enforcement activities with respect to the Collaboration, subject to Section 13.5. GSK shall keep Vir reasonably informed on a regular basis regarding, and provide Vir with reasonable opportunity to consult and comment on, all enforcement activities in respect of each GSK Licensed Patent with respect to the Collaboration. Any damages or other monetary awards recovered from the settlement of or judgment from such enforcement actions shall be allocated first to reimburse GSK for the costs and expenses incurred by it in connection with such enforcement actions. Any amounts remaining will be allocated between the Parties in a manner consistent with the applicable split of Pre-Tax Profit and Loss percentages as set forth in Section 9.2.1.

13.4.3    Cooperation. If the Party having the right to pursue and direct the enforcement as set forth in each of subclauses (a), (b) and (c) in Section 13.4.2 (collectively, the

“Controlling Party”) brings an enforcement action or proceeding with respect to any Infringement in accordance with Section 13.4.2, then the other Party shall cooperate as reasonably requested, at such Controlling Party’s reasonable expense, in the pursuit of such enforcement action, including if necessary by joining as a party to any such enforcement action for which it is a necessary or indispensable party or taking such other actions as are necessary for standing, furnishing a power of attorney, or for the Controlling Party to otherwise maintain or pursue such enforcement action effectively and expeditiously.

13.4.4    Settlement with a Third Party. The Controlling Party for an enforcement action with respect to any Infringement shall also have the right to control the settlement of such enforcement action; provided that the Controlling Party shall not admit the unenforceability or invalidity of Patents Controlled by the other Party, or of Patents within the Joint Technology without such other Party’s prior written consent.

13.4.5    Invalidity and Unenforceability. For any invalidity and unenforceability claims arising in such enforcement action, the Controlling Party for the enforcement action shall control the response thereto (but may not admit invalidity or unenforceability of any Patent owned by the other Party). Any other proceeding involving an invalidity or unenforceability challenge, including inter partes review, post-grant review, and any other post-grant proceedings for any issued Patent within the Program Patents, Vir Licensed Patents or GSK Licensed Patents, including reexamination, reissue, opposition, revocation and other similar proceedings, shall be controlled by the Controlling Party that would have the right under this Section 13.4 if it were to have arisen in an enforcement action.

13.4.6    Other Enforcement Activities. The Non Opt-Out Party pursuing any Sole Development Product assumes responsibility for enforcement against any infringement of Program Patents to the extent it relates to such Sole Development Product at its own costs and expense, in its sole discretion.

13.5    Joint Patent Committee. GSK and Vir shall, in advance of taking any actions to enforce Program Patents, GSK Licensed Patents or Vir Licensed Patents with respect to a Competing Product, present the proposed enforcement to the JPC for discussion and reasonably consider comments from members of the JPC representing the other Party.

13.6    Third Party Technologies. For any in-licensed technologies of either Party, the foregoing provisions of this ARTICLE 13 shall be subject to and limited by the terms and conditions of the applicable existing agreements and any agreement entered into after the Effective Date pursuant to which the in-licensing Party has acquired rights to the applicable Patent. Each Party agrees with respect to such agreements as to which it is a party to take such actions and exercise such rights under any such agreements as reasonably necessary to give effect to the foregoing provisions of Section 13.3 and Section 13.4 and, where such agreements are inconsistent with any term of this Agreement, such Party shall notify the other Party in writing, including a description of the difference.

13.7    Infringement Claims by Third Parties.

13.7.1    Notice; Control. Each Party shall promptly notify the other Party in writing of (a) any allegation by a Third Party that any Development, Manufacture or Commercialization or other activities with respect to any Collaboration Product pursuant to this Agreement infringes or misappropriates or may infringe or misappropriate the Intellectual Property Rights of such Third Party (a “Product Third Party Infringement Claim”), or (b) any allegation by a Third Party of infringement or misappropriation of its Intellectual Property Rights with respect to the activities hereunder that is not covered by subclause (a) of this Section 13.7.1 (a “Non-Product Third Party Infringement Claim”, and collectively with any Product Third Party Infringement Claim, “Third Party Infringement Claim”). For any Product Third Party Infringement Claim, the Lead Party shall be the “Defending Party” and shall have the right to control the defense of the Third Party Infringement Claim, but the other Party shall have the right to control its own defense of any such Third Party Infringement Claim brought against it, by counsel of its own choice. In such case, the Parties shall coordinate in good faith. For any Non-Product Third Party Infringement Claim, each Party that is a defendant in such claim shall be the “Defending Party” and shall have the right to defend itself against such claim. For clarity, the Non Opt-Out Party shall have the right to control the defense of any Product Third Party Infringement Claim alleged against a Sole Development Product.

13.7.2    Cooperation; Settlement. Except with respect to a Sole Development Product, each Defending Party shall keep the other Party reasonably informed of all material developments in connection with any Third Party Infringement Claim. Each Defending Party agrees to provide the other Party with copies of all pleadings filed in any suit or proceeding relating to such Third Party Infringement Claim. The Defending Party may enter into a settlement or compromise of any Third Party Infringement Claim, provided, that if such settlement or compromise would admit liability on the part of the non-Defending Party or any of its Affiliates or would otherwise have a material adverse effect on the rights or interests of the non-Defending Party or its Affiliates, the Defending Party shall not enter into such settlement or compromise without the prior written consent of the non-Defending Party. In the event a proposed settlement involves obtaining a license under Third Party Patent Rights, the applicable provisions of ARTICLE 10 shall apply. Any counterclaims of Infringement shall be handled as set forth in Section 13.4.

13.7.3    Costs; Recoveries. All out-of-pocket expenses incurred by a Defending Party in defending a Third Party Infringement Claim (including outside counsel fees), and all amounts payable by either Party as a judgment based on a Third Party Infringement Claim or in settlement of such Third Party Infringement Claim, shall be included in the Pre-Tax Profit or Loss calculation. For clarity, the terms of this Section 13.7.3 shall not apply to a Third Party Infringement Claim alleged against a Sole Development Product.

13.8    Product Marks

13.8.1    (a) GSK shall have the sole right to select, obtain and maintain any Product Marks for Collaboration Products and GSK Sole Development Products. (b) Vir shall have the sole right to select, obtain and maintain any Product Marks for Vir Sole Development Products. In the case of (a) and (b), respectively, GSK and Vir are each referred to as the “Product Mark Controlling Party”, while the other Party is referred to as the “Product Mark Non-Controlling Party.” The costs associated with such activities for the Collaboration Products shall be included in the Development Costs and Pre-Tax Profit or Loss calculations for the applicable Collaboration Product (excluding Sole Development Products). Upon reasonable request of the Product Mark Controlling Party, the Product Mark Non-Controlling Party shall provide reasonable assistance in the selection of Product Marks for a Collaboration Product. As between the Parties, GSK shall be the owner of the Product Marks for any Collaboration Product. In the case in which a Collaboration Product becomes a Vir Sole Development Product, then Vir may continue to use Product Marks selected by GSK and approved by the FDA or other applicable Regulatory Authority, provided that Vir shall not have the right to use any trademarks owned or controlled by GSK (other than the Product Marks), or that are confusingly similar to such trademarks owned or controlled by GSK.

13.8.2    If the Product Mark Non-Controlling Party has a reasonable basis to believe that a Third Party is engaging in infringement of a Product Mark, such Party shall promptly notify the Product Mark Controlling Party in writing and provide it with any evidence of such infringement that is reasonably available. As between the Parties, the Party owning the infringed Product Mark, or its designee, shall have the sole right and option, at its sole expense, to respond to any infringement or potential infringement with respect to such Product Mark by appropriate steps, including filing an infringement suit or taking other similar action. The non-owning Party shall provide reasonable assistance to the other Party, or the other Party’s designee, at such other (owning) Party’s expense, with respect to any enforcement activities with respect to such Product Mark, including providing access to relevant documents and other evidence, making its employees reasonably available during business hours, and joining the action to the extent necessary to maintain the action. Any amounts recovered pursuant to this Section 13.8 whether by settlement or judgment, shall first be used to reimburse the applicable Party(ies) for their costs and expenses in making such recovery, and any remaining recovery shall be retained by the Product Mark Controlling Party except to the extent included in the Pre-Tax Profit or Loss calculation. The Product Mark Controlling shall solely control any infringement claim brought by any Third Party with regard to the Product Marks and the costs thereof shall be included in the Pre-Tax Profit or Loss calculated.

13.9    Information Technology Requirements. Each Party shall use all reasonable efforts, including operating commercially available anti-virus applications (and maintaining up to date virus definitions for such applications), to ensure that no portion of the activities conducted under this Agreement comprising software will contain any unauthorized code, or virus, Trojan horse, worm, or any other software routine or hardware component designed to permit, either automatically or through externally applied controls, unauthorized access or use to disable, erase, or otherwise harm software, hardware, or data (collectively “Malwares”). To the extent that any Party, in conducting activities under this Agreement, uses any system or software belonging to the other Party, such Party shall use its best efforts to avoid the introduction of any Malwares into such systems or software.

13.9.1    To the extent that any Malwares are discovered in any deliverables provided under this Agreement or is introduced to a Party’s systems or software by the other Party (or is reasonably likely to have been so introduced), such other Party shall use all reasonable efforts to assist the Party to which the Malware was delivered in removing such Malware from the software in question and shall be responsible for the costs of such removal.

13.9.2    Each Party shall ensure that it has up to date information on all personnel who have access to the other Party’s IT systems and agrees to provide periodic updates on the names of such personnel. Each Party shall, no more than [***] after any change in such information or any new information, notify the other Party promptly of any individual IT user access change.

13.9.3    Both Parties agree to maintain reasonable security measures, in line with industry best practices for systems storing, accessing, or otherwise processing any Data. The Parties agree to coordinate in good faith regarding any requested updates or modifications to the security practices of the other Party as applicable to the Collaboration.

ARTICLE 14

TERM AND TERMINATION

14.1    Term. This Agreement shall be effective as of the Effective Date and, unless terminated under this ARTICLE 14 (in its entirety, on a Collaboration Program basis or a Collaboration Product basis, as the case may be), shall remain in effect (a) with respect to the Antibody Program, unless and until such time as there is no Antibody Product being Developed or Commercialized by the Lead Party or the LCP, or in the case of a corresponding Sole Development Product, by the Non Opt-Out Party, (b) with respect to the Vaccine Program, unless and until such time as there is no Vaccine Product being Developed or Commercialized by the Lead Party or the LCP, or in the case of a corresponding Sole Development Product, by the Non Opt-Out Party, and (c) with respect to the Functional Genomics Program, unless and until such time as there is no Functional Genomics Product being Developed or Commercialized by the Lead Party or the LCP, or in the case of a corresponding Sole Development Product, by the Non Opt-Out Party (the “Term”).

14.2    Mutual Termination. The Parties may terminate this Agreement in its entirety or with respect to a particular Collaboration Program or Collaboration Product at any time by mutual written agreement.

14.3    Termination for Cause. In addition to any other remedies conferred by this Agreement or by applicable Law or in equity, either Party (the “Non-Breaching Party”) may terminate this Agreement with respect to a particular Collaboration Program or a particular Collaboration Product upon written notice to the other Party (the “Breaching Party”) if there is an uncured material breach by the Breaching Party that impacts such Collaboration Program or such Collaboration Product. To exercise its termination rights under this Section 14.3, the Non-Breaching Party shall provide the Breaching Party with written notice identifying the material breach [***] and indicating whether the Non-Breaching Party is intending to terminate this Agreement with respect to the applicable Collaboration Program or Collaboration Product. If the Breaching Party, upon receiving such written notice identifying such material breach in reasonable detail, fails to cure such material breach within [***] after the date of such notice of breach is received, then this Agreement with respect to such particular Collaboration Program or Collaboration Product shall terminate. Notwithstanding the foregoing, if such breach is curable but cannot reasonably be cured within such [***] period, such cure period shall be extended if the Breaching Party provides the Non-Breaching Party with a written plan for curing such breach and uses Commercially Reasonable Efforts to cure such breach in accordance with such written plan;

provided that no such extension shall exceed [***] without the consent of the Non-Breaching Party. If the existence or materiality of such alleged breach or if the failure to cure is contested in good faith by the alleged Breaching Party in writing within [***] after the delivery of the breach notice, then the dispute resolution procedure pursuant to Section 20.1 may be initiated by either Party to determine whether a material breach or a failure to cure has actually occurred. If either Party so initiates the dispute resolution procedure, then the Non-Breaching Party shall not have the right to terminate this Agreement under this Section 14.3 until such time as (a) the dispute is resolved pursuant to Section 20.1 with a determination that the Breaching Party has materially breached this Agreement or has failed to cure such breach, and (b) the Breaching Party has failed to cure such material breach within [***] thereafter (or within such other cure period prescribed by the arbitrators). It is understood and agreed that, during the pendency of such dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder. For the avoidance of doubt, in the event of a material breach of a Co-Promotion Agreement (if entered into with respect to an Antibody Product), the non-breaching Party shall only have the right to terminate such Co-Promotion Agreement in accordance with the terms of the Co-Promotion Agreement and, notwithstanding such termination, this Agreement shall remain in full force and effect with respect to the Antibody Program and the Antibody Product that is the subject of such Co-Promotion Agreement.

14.4    Termination for Insolvency. Either Party may terminate this Agreement in its entirety or with respect to a Collaboration Program or Collaboration Product, effective immediately upon written notice to the other Party if, at any time such other Party (or any Affiliate that controls such Party) (a) files in any court or agency pursuant to any statute or regulation of any state or country a petition in bankruptcy or insolvency or for reorganization (except for solvent reorganization or solvent reconstruction) or for an arrangement or for the appointment of a receiver or trustee of the Party or of substantially all of its assets, (b) proposes a written agreement of composition or extension of substantially all of its debts, (c) is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition is not be dismissed within [***] after the filing thereof, (d) proposes to be a party to any dissolution or liquidation, (e) admits in writing its inability generally to meet its obligations as they fall due in the general course or (f) makes an assignment of substantially all of its assets for the benefit of creditors.

ARTICLE 15

EFFECTS OF EXPIRATION OR TERMINATION

15.1    Accrued Obligations. The expiration or termination of this Agreement (in whole or in part) for any reason shall not release either Party from any liability that, at the time of such expiration or termination, has already accrued to the other Party or that is attributable to a period prior to such expiration or termination, nor will any early termination of this Agreement preclude either Party from pursuing any and all rights and remedies it may have under this Agreement, or at law or in equity, with respect to breach of this Agreement.

15.2    Effects of Termination by Mutual Agreement. In the case of a termination under Section 14.2 of this Agreement with respect to a particular Collaboration Program or Collaboration Product by mutual written agreement, the Parties shall also agree on the consequences of such a termination, including winding down of any Development activities with respect to any Collaboration Products.

15.3    Effects of Termination for Material Breach or Insolvency. If this Agreement is terminated, in whole or in part pursuant to Section 14.3 or Section 14.4, then:

15.3.1    Regardless whether the Party that is subject to such termination (the “Terminated Party”) is a Lead Party at the time of such termination, (a) except to the extent set forth in Section 15.3.2 below with respect to payments owed to the Terminated Party following such termination, such termination shall be treated as though the Terminated Party had exercised an Opt-Out Option with respect to the Collaboration Product(s) subject to such termination (the “Terminated Collaboration Product(s)”) on the effective date of such termination; (b) the licenses granted to the Party terminating this Agreement (the “Terminating Party”) under Section 10.1 shall remain in effect only to the extent actually used for or incorporated in such terminated Collaboration Product(s) on or prior to the effective date of such termination, and subject to the terms and conditions (including any financial terms for such licenses) and any rights granted to a Third Party in a Third Party agreement with respect to such Terminated Collaboration Product existing prior to the effective date of such termination; (c) [***]; (d) the Terminating Party may continue with the Development and Commercialization of such Terminated Collaboration Product(s) at its discretion, and shall retain the sole right to out-license or otherwise divest the Terminated Collaboration Product(s) at its discretion in accordance with Section 5.6.4, including by sublicensing to Third Parties, subject to any applicable terms in the license granted with respect to such Terminated Collaboration Product, (e) following the effective date of such termination, the Terminating Party shall [***], and (f) the Terminated Party shall [***].

15.3.2    If the Terminating Party elects to continue with the Development and Commercialization of the Terminated Collaboration Product(s), [***].

15.3.3    Without limiting Section 15.3.1, if the Party that is subject to the termination is the Lead Party, the Terminating Party shall have the right to assume the role of the Lead Party in the manner otherwise set forth in this Agreement with respect to any Terminated Collaboration Product(s). Subject to the proviso in Section 15.3.1(c), the terminated Party shall, in accordance with the terms of this Agreement, effect transfer of relevant regulatory documentation and Manufacturing solely with respect to the Terminated Collaboration Product(s) to the Terminating Party in accordance with Section 6.5 or Section 11.5, as applicable.

15.4    Other Termination Consequences. If this Agreement is terminated for any reason pursuant to Sections 14.2 through 14.4, then the following provisions shall apply:

15.4.1    Development Costs. There shall be a final accounting for any Development Costs that are required to be shared by the Parties hereunder for the Collaboration Program or Collaboration Product that is terminated, which shall include any such Development Costs that are incurred (a) prior to the effective date of such termination of this Agreement, in whole or in part, (b) after the effective date of termination of this Agreement, in whole or in part, but relating to activities conducted during the Term (including any non-cancellable commitments incurred pursuant to the terminated Collaboration Program(s) in accordance with this Agreement), and (c) after the effective date of termination of this Agreement, in whole or in part, and required to be conducted in order to wind-down activities under the terminated Collaboration Program(s) in a manner compliant with applicable Law.

15.4.2    [***].

(a)    If, upon (i) [***], (ii) [***], or (iii) [***], in each case ((i)-(iii)), with respect to an Antibody Product, there are [***], then [***], and [***].

(b)    [***].

(c)    In the case of [***] (i) [***] or (ii) [***], then, in each case ((i) or (ii)), [***], provided that, in the case of Section 15.4.2(c)(i), if [***], then [***].

15.4.3    Unaffected Programs or Products. If this Agreement is terminated only with respect to a particular Collaboration Program or Collaboration Product, then all unaffected Collaboration Programs and Collaboration Products shall remain in effect in accordance with and subject to the terms and conditions of this Agreement. Without limiting the foregoing, the rights granted by each Party to the other Party with respect to such Collaboration Programs and Collaboration Product that are not subject to the termination shall remain in effect in accordance with and subject to terms and conditions of this Agreement.

15.5    Survival. The following provisions shall survive expiration or termination of this Agreement in its entirety, or with respect to a particular Collaboration Program or Collaboration Product: Sections 5.3.1 (for the applicable time period set forth therein), 9.4.1 (for payment obligations accruing during the Term and for costs required to be shared hereunder following expiration or termination), 9.4.3 (only with respect to payment obligations accruing during the Term and for amounts accruing after expiration or termination that are required to be shared hereunder), 9.5 (as applied in connection with any final accounting and with respect to payment obligations accruing during the Term), 9.7 (for the applicable time period set forth therein), 9.8, 9.9 (only with respect to payment obligations accruing during the Term and for costs required to be shared hereunder following expiration or termination), 9.10 (solely with respect to payments owed as of the effective date of termination), 9.11, 9.13(b), 9.14, 10.1.1(c), 10.1.2(c) 10.4-10.5 (each, as relating to any surviving licenses hereunder), 10.6-10.8, 10.9.1 (as relating to any surviving licenses hereunder), 12.3 (solely with respect to the obligation to remove the other Party’s Confidential Information) 12.5 (last sentence), 13.1 (excluding 13.1.1), 13.2, 18.1, 18.2 (as required to stand-by any post-termination liabilities), 18.3, 20.1, 20.2, 20.3, 20.6 (solely with respect to the performance by a Party of its obligations under this Agreement that survive expiration or termination) 20.7, 20.9, 20.11, 20.12 and 20.13, ARTICLE 15, ARTICLE 16, ARTICLE 17 (with respect to claims for breaches occurring prior to the end of the Term), Schedule 1.100 (with respect to any post-termination calculations), and any applicable definitions of any capitalized terms. In the event of expiration or termination, each Party shall remain obligated to share in any costs as to which it is committed as of the date of expiration or termination and where applicable, Section 11.3.3 and Section 17.3.1 shall apply with respect to both Parties.

15.6    Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies at equity or law shall remain available to the Parties except as agreed to otherwise herein.

ARTICLE 16

CONFIDENTIALITY

16.1    Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed by the Parties in writing, during the Term and for a period of [***] following termination or expiration thereof, each Party will be obligated to keep confidential and not publish or otherwise disclose to a Third Party, and not to use, directly or indirectly, for any purpose other than the Collaboration, any Confidential Information furnished or otherwise made known to it, directly or indirectly, by the other Party, except to the extent such disclosure or use is expressly permitted by the terms of this Agreement or is reasonably necessary or useful for the performance of, or the exercise of such Party’s rights under, this Agreement. The confidentiality and non-use obligations with respect to a Party’s Confidential Information in this Section 16.1 will not include any information that:

(a)    is or becomes part of the public domain through no wrongful act, fault or negligence on the part of the Receiving Party;

(b)    can be demonstrated by competent proof to have been in the Receiving Party’s possession prior to disclosure by the Disclosing Party without any obligation of confidentiality with respect to such information;

(c)    is subsequently received by the Receiving Party from a Third Party who is not bound by any obligation of confidentiality with respect to such information;

(d)    has been published by a Third Party or otherwise enters the public domain through no fault of the Receiving Party in breach of its contractual obligations to the Disclosing Party; or

(e)    can be demonstrated by competent proof to have been independently developed (outside the scope of the Collaboration) by or for the Receiving Party without reference to the Disclosing Party’s Confidential Information.

16.2    Authorized Disclosure. The Receiving Party may disclose Confidential Information of the Disclosing Party to the extent that such disclosure is:

(a)    made in response to a valid order of a court or other Governmental Authority or, if in the reasonable opinion of the Receiving Party, such disclosure is otherwise required by Law, including by reason of filing with securities regulators; provided that the Receiving Party shall, to the extent permitted by Law, first have given notice to the Disclosing Party and given the Disclosing Party a reasonable opportunity, at the Disclosing Party’s expense, to quash such order or to obtain a protective order or confidential treatment; and provided further that the Confidential Information disclosed in response to such court or governmental order shall be limited to that information which is legally required to be disclosed in response to such court or governmental order;

(b)    made by or on behalf of the Receiving Party to Regulatory Authorities as required in connection with any filing, application or request for marketing or other Regulatory Approval; provided that reasonable measures shall be taken to assure confidential treatment of such information to the extent practicable and consistent with applicable Law;

(c)    made by or on behalf of the Receiving Party to a patent authority as may be reasonably necessary or useful for purposes of obtaining or enforcing a Patent; provided that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available; or

(d)    made by the Receiving Party to its attorneys, auditors, advisors, consultants, contractors, existing or prospective collaboration partners, licensees, sublicensees, existing or prospective investors, prospective acquirers, or other Third Parties as may be necessary or useful in connection with exploitation of Collaboration Products as contemplated by the Collaboration or otherwise in connection with the performance of its obligations or exercise of its rights as contemplated by this Agreement; provided that such Persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of the Receiving Party set forth herein.

16.3    Injunctive Relief. Each Party, as a Receiving Party, acknowledges and agrees that due to the unique nature of a Disclosing Party’s Confidential Information, there may be no adequate remedy at law for any breach of its obligations hereunder and that any such breach may allow a Receiving Party or Third Parties unfairly to compete with the Disclosing Party, resulting in irreparable harm to the Disclosing Party. Therefore, notwithstanding the provisions of Section 20.1, the Parties agree that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to seek appropriate equitable relief at the Disclosing Party’s option in either (a) a court of competent jurisdiction where such Disclosing Party resides, or (b) as provided in Section 20.1, as applicable, in addition to whatever remedies it might have at law in connection with any breach or enforcement of a Receiving Party’s obligations hereunder for the unauthorized use or release of any such Confidential Information.

16.4    Return of Confidential Information. At the written request of the Disclosing Party promptly following the termination of this Agreement, the Receiving Party shall (and shall cause its Affiliates and their respective representatives to) return to the Disclosing Party or destroy all originals of documents (in paper or electronic form) and physical materials then in its possession, and copies thereof, containing Confidential Information received from the Disclosing Party and constituting its exclusive Confidential Information, and destroy all documents and other materials that it created including any such Confidential Information; provided that the Receiving Party may retain in confidence (a) one (1) archival copy of the Confidential Information in its legal files solely to permit the Receiving Party to determine compliance with its obligations hereunder; (b) any portion of the Confidential Information of the other Party which is contained in the Receiving Party’s laboratory notebooks; (c) any portion of the Confidential Information of the other Party which a Receiving Party is required by applicable Law to retain; and (d) any Confidential Information that the Receiving Party has the right to continue to use after the date of the Disclosing Party’s request after termination or expiration of this Agreement, as applicable. Notwithstanding the return or destruction of the documents and tangible items described above, the Parties will continue to be bound by their obligations under this ARTICLE 16.

16.5    Press Releases and Other Public Statements. Except for any publications or presentations that are made consistent with ARTICLE 12 and those certain press releases made in connection with the execution of the Stock Purchase Agreement and the Preliminary Collaboration Agreement, neither Party nor its Affiliates will make any public announcements, press releases, regulatory filing or other public disclosures, written or oral, whether to the public, the press, stockholders or otherwise, concerning this Agreement or the terms and conditions or the subject matter hereof, the performance hereof or the Parties’ activities hereunder, or any results or data arising hereunder (a “Public Statement”), except: (a) with the prior written consent of the other Party (which may be conditional upon certain restrictions as to the content or distribution of such Public Statement); or (b) for such Public Statements, as in the opinion of the Party intending to make such Public Statement, are required to comply with applicable Law, regulation, rule or legal process (including the regulations of any stock exchange) (a “Legal Requirement”) and which in any event contain only the minimum disclosure necessary to comply with the relevant Legal Requirement. Each Party agrees, to the extent permitted by Legal Requirements, in any event to provide the other Party with a copy of any proposed Public Statement as soon as reasonably practicable under the circumstances prior to its scheduled release. Except under extraordinary circumstances, when the following notice may not be possible but in which event the proposed Public Statement will still be provided to the other Party for comment before release (which the releasing Party shall use reasonable efforts to provide at least forty-eight (48) hours prior to the intended time of publication), and to the extent permitted by Legal Requirements, each Party shall provide the other Party with an advance copy of any such Public Statement at least seven (7) days prior to its scheduled release. Each Party furthermore shall have the right to review and recommend changes to any such announcement and, except as otherwise required by Legal Requirement, the Party whose announcement has been reviewed shall remove any Confidential Information of the reviewing Party that the reviewing Party reasonably deems to be inappropriate for disclosure, subject to the exceptions in Section 16.2(a). Each Party agrees in any event to give the other Party a reasonable opportunity (to the extent consistent with Legal Requirements) to review all [***] Public Statements required by Legal Requirements to be filed with the Securities and Exchange Commission or similar body prior to submission of such filings, and will give due consideration to any reasonable comments by the non-filing Party relating to such filing, including the provisions of this Agreement for which confidential treatment should be sought.

ARTICLE 17

REPRESENTATIONS AND WARRANTIES AND COVENANTS

17.1    Mutual Representations and Warranties. Each Party represents and warrants to the other Party as of the Execution Date and the Effective Date, that:

17.1.1    such Party is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has full corporate power and authority and legal right to enter into this Agreement and to carry out the provisions hereof;

17.1.2    such Party has the right to grant the licenses to the other Party purported to be granted pursuant to this Agreement;

17.1.3    such Party has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

17.1.4    such Party has received all necessary laboratory licenses and certificates with respect to facilities within such Party’s ownership or control sufficient to allow such Party to conduct the activities assigned to such Party under this Agreement, and such Party is in compliance with the requirements of such licenses and certificates;

17.1.5    this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid and binding obligation of such Party that is enforceable against it in accordance with the terms and conditions hereof, subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance and general principles of equity (whether enforceability is considered a proceeding at law or equity);

17.1.6    the execution, delivery and performance of this Agreement by such Party (i) will not constitute a default under, or conflict with, any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, (ii) violate any Law or regulation of any court, governmental body or administrative or other agency having jurisdiction over such Party; and (iii) is not prohibited or limited by, and shall not result in the breach of or a default under, any provision of the certificate or articles of incorporation or bylaws of such Party;

17.1.7    no government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable Laws, rules or regulations currently in effect, is or will be necessary for, or in connection with, the transaction contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Agreement and such other agreements;

17.1.8    such Party and its Affiliates have not employed (and, to its knowledge, has not used a (sub)contractor or consultant that has employed) and, during the Term, will not knowingly employ (or, to its knowledge, use any (sub)contractor or consultant that employs, provided that such Party may reasonably rely on a representation made by such (sub)contractor or consultant) any Person debarred by the FDA (or subject to a similar sanction of EMA or foreign equivalent), or any Person which is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMA or foreign equivalent);

17.1.9    such Party and its Affiliates performing activities under the Collaboration has in place or will have in place prior to its conduct of its activities under the Collaboration a written agreement with its employees and other personnel it appoints to perform such activities hereunder sufficient to ensure that such Party has sufficient ownership or license rights to any Program Technology developed or created by such Party to grant the rights to the other Party as required to be granted under this Agreement;

17.1.10    with respect to any Research and Development activities conducted by such Party or its Affiliates under this Agreement that involve the use of animals, including any animal studies, such Party and its Affiliates agree to comply with the terms of Schedule 5.6.5;

17.1.11    to the knowledge of such Party, as it is relevant to this Agreement:

(a)    such Party respects the human rights of its staff and does not employ child labor, forced labor, unsafe working conditions, or cruel or abusive disciplinary practices in the workplace;

(b)    such Party does not discriminate against any workers on any ground (including race, religion, disability, gender, sexual orientation or gender identity);

(c)    such Party pays each employee at least the minimum wage, provides each employee with all legally mandated benefits, and complies with the laws on working hours and employment rights in the countries in which it operates; and

(d)    such Party is respectful of its employees right to freedom of association; and

17.1.12    such Party is in [***] compliance with (a) all applicable Laws relating to data privacy and data security, including with respect to the collection, use, storage, sharing, transfer, disposition, protection and processing of PII; (b) all privacy policies and other related policies, programs and other notices of such Party relating to the privacy, protection and security of PII; and (c) all contractual and other legal requirements to which such Party is subject with respect to the privacy, protection, and security of PII; and has in place reasonable safeguards to protect the confidentiality and security of PII, including from unauthorized access or misuse, based on applicable Law.

17.2    Representations and Warranties of Vir. Vir represents and warrants to GSK, as of the Execution Date and the Effective Date, as follows:

17.2.1    [***];

17.2.2    Vir or one of its Affiliates solely owns or exclusively licenses and Controls the Existing Program Antibodies and Vir Licensed Technology;

17.2.3    neither Vir nor any of its Affiliates has entered into any agreement (other than agreements with subcontractors) granting any right, interest or claim in or to, any Existing Program Antibodies or Vir Licensed Technology that would conflict with the rights and licenses to GSK granted or required to be granted in this Agreement;

17.2.4    neither Vir nor any of its Affiliates has previously entered into any agreement, whether written or oral, to assign, transfer, license, convey or otherwise encumber its right, title or interest in or to any Patent or other Know-How that is necessary for the Development, Manufacture, or Commercialization of any Antibody Products, in each case, where such Patent or other Know-How would be Vir Licensed Technology but for such assignment, transfer, license, conveyance or encumbrance;

17.2.5    [***];

17.2.6    Vir has not, and will not, grant any right to any Third Party that would conflict with the rights granted to GSK hereunder;

17.2.7    [***];

17.2.8    all Vir Licensed Patents are subsisting and all Vir Licensed Patents for which Vir controls prosecution and maintenance activities are being diligently prosecuted in the patent offices in accordance with applicable Law and, to Vir’s Knowledge, are not invalid or unenforceable in whole or in part;

17.2.9    to Vir’s Knowledge, no Person is infringing or threatening to infringe or misappropriating or threatening to misappropriate any Vir Licensed Technology and there are no activities by Third Parties that would constitute infringement or misappropriation of the Vir Licensed Technology;

17.2.10    no claim or litigation has been brought or threatened in writing by any Person against Vir or any of its Affiliates alleging, and Vir has no Knowledge of any reasonable basis for any such claim or allegation, whether or not asserted, that (a) any Vir Licensed Patents are invalid or unenforceable, or (b) the use or practice of any Vir Licensed Technology, or the disclosing, copying, making, assigning or licensing of any Vir Licensed Technology, or the exploitation of the Existing Program Antibodies, does or will violate, infringe, misappropriate or otherwise conflict or interfere with, any Patent or other intellectual property or proprietary right of any Third Party;

17.2.11    [***];

17.2.12    Vir has provided or made available to GSK all material adverse information with respect to the safety and efficacy of the Existing Program Antibodies of which Vir is aware and is or could be reportable to the applicable Regulatory Authorities;

17.2.13    [***];

17.2.14    [***];

17.2.15    [***];

17.2.16    Vir or one of its Affiliates has obtained the right (including under any Patents and other intellectual property rights) to use all information and all other materials (including any formulations and manufacturing processes and procedures) developed or delivered by any Third Party under any agreements between Vir or one of its Affiliates and any such Third Party with respect to any Existing Program Antibodies to the extent necessary to provide GSK with the rights granted to it hereunder, and Vir or one of its Affiliates has the rights to grant GSK the right to use such information or other materials in the Development or Commercialization of the Program Antibodies as contemplated in this Agreement;

17.2.17    [***];

17.2.18    [***];

17.2.19    [***]; and

17.2.20    [***].

17.3    Post-Closing Covenants.

17.3.1    Negative Covenants: After the Closing Date and during the Term, neither Party shall, and shall cause its Affiliates not to, without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed):

(a)    enter into any agreement with any Third Party, whether written or oral, with respect to, or otherwise assign, transfer, license or convey its right, title or interest in or to, the Vir Licensed Technology or GSK Licensed Technology, as applicable, relating to any Collaboration Program or Collaboration Product, in each case, in a manner that creates a material conflict with the rights granted or purported to be granted by such Party to the other Party under this Agreement;

(b)    (i) sell, out-license or otherwise dispose of any assets or rights relating to any Collaboration Program or Collaboration Product, in each case, in a manner that creates a material conflict with the rights granted or purported to be granted by such Party to the other Party under this Agreement, (ii) amend any agreements, licenses or other rights of such Party or any of its Affiliates relating to any Collaboration Program or Collaboration Product, in each case, in a manner that creates a material conflict with the rights granted or purported to be granted by such Party to the other Party under this Agreement, or (iii) grant any security interest or otherwise encumber material assets and properties (including Vir Licensed Technology or GSK Licensed Technology, as applicable), relating to any Collaboration Program or Collaboration Product;

(c)     enter into any agreement with any Third Party, whether written or oral, with respect to contract manufacturing arrangements related to any Collaboration Program or Collaboration Product if the costs of supply thereunder shall be shared by the Parties pursuant to the Collaboration; provided that this covenant shall not apply to the Samsung DS Letter Agreement, the Biogen Agreement, or any other agreement to be entered into by Vir with WuXi, Biogen or Samsung as contemplated in this Agreement, subject to Section 11.3.1(c) and Section 11.3.1(d); [***]. For clarity, all costs associated with [***], shall be shared as Development Costs or Allowable Expenses, as applicable, in accordance with the terms of this Agreement.

17.3.2    Affirmative Covenants. After the Closing Date and during the Term, each Party covenants that:

(a)    it shall, and shall cause its Affiliates and its and their respective contractors, licensees and consultants to, conduct the Collaboration Programs and all other activities undertaken pursuant to this Agreement in accordance with applicable Law;

(b)    with respect to all intellectual property that it purports to license to the other Party under this Agreement that is, may be or becomes subject to the Bayh-Dole Act, it shall, and shall cause its Affiliates and the relevant research partners to, continue to comply with the applicable provisions of the Bayh-Dole Act, in a manner that protects and preserves such Party’s right, title and interest in the subject intellectual property to the maximum extent permitted by applicable Law;

(c)    it shall promptly notify the other Party of the occurrence of a Key Product Event, and in no event more than [***] after such occurrence;

(d)    [***]; and

(e)    [***].

17.4    Disclaimer of Warranty. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY SPECIFICALLY DISCLAIMS ANY GUARANTEE THAT ANY PLAN WILL BE SUCCESSFUL, IN WHOLE OR IN PART. EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND, AND BOTH PARTIES EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

ARTICLE 18

INDEMNIFICATION

18.1    Indemnification.

18.1.1    Indemnification by Vir. Vir hereby agrees to indemnify, defend and hold harmless GSK and its Affiliates and their respective directors, officers, employees and agents, and the respective successors and assigns any of the foregoing (“GSK Indemnitees”), from and against any and all suits, claims, actions, demands, losses, damages, liabilities, settlements, penalties, fines, costs and expenses (including reasonable attorneys’ fees and other expenses of litigation) (collectively, “Losses”) asserted by a Third Party to the extent arising from [***].

18.1.2    Indemnification by GSK. GSK hereby agrees to indemnify, defend and hold harmless Vir and its Affiliates and their respective directors, officers, employees and agents, and the respective successors and assigns of any of the foregoing (“Vir Indemnitees”), from and against any and all Losses asserted by a Third Party to the extent arising from [***].

18.1.3    Indemnification Procedures. Upon becoming aware or receipt of notice of any Third Party claim that may be subject to indemnification by the other Party (the “Indemnifying Party”) under this Section 18.1, any GSK Indemnitee or any Vir Indemnitee (each, an “Indemnitee”), as the case may be, shall [***] notify the Indemnifying Party in writing (it being understood and agreed, however, that the failure by an Indemnitee to timely give such notice shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that the Indemnifying Party is actually prejudiced as a result of such failure to give timely notice). The Indemnifying Party shall have the right, but not the obligation, to conduct and control, through counsel of its choosing, any action for which indemnification is sought, and if the Indemnifying Party elects to assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnitee for any legal expenses of other legal counsel or any other expenses subsequently incurred by such Indemnitee in connection with the defense thereof. The Indemnifying Party may not settle any action, claim or suit for which the Indemnitee is seeking indemnification without such Indemnitee’s prior written approval, such approval not to be unreasonably withheld, conditioned or delayed. The Parties and their employees shall cooperate fully with each other and their legal representatives in the investigation, defense, prosecution, negotiation, or settlement of any such claim or suit. The Indemnitee shall not settle or compromise any action, claim or suit for which the Indemnitee is seeking indemnification without the prior written consent of the Indemnifying Party. In no event shall the Indemnifying Party settle or abate any Third Party claim in a manner that would diminish the rights or interests of the Indemnitee or obligate the Indemnitee to make any payment, take any action, or refrain from taking any action, without the prior written approval of the Indemnitee. Notwithstanding the foregoing, no party shall settle any action, claim, or suit with respect to Taxes that are indemnified pursuant to this Agreement without the prior written approval of the other Party, such approval not to be unreasonably withheld, conditioned or delayed.

18.2    Insurance.

18.2.1    Vir’s Insurance Obligations. Vir shall maintain, at its cost, reasonable insurance against liability and other risks associated with its activities contemplated by this Agreement, including its indemnification obligations herein, in such amounts and on such terms as are determined to be advisable by Vir, based on advice from insurance professionals, for companies of similar size and with similar resources for the activities to be conducted by Vir under this Agreement taking into account the scope of the activities for which Vir is responsible hereunder. [***]. Vir shall furnish to GSK evidence of such insurance, upon reasonable request.

18.2.2    GSK’s Insurance Obligations. GSK shall maintain, at its cost, insurance or self-insurance with respect to liabilities and other risks associated with its activities and obligations under this Agreement, including its indemnification obligations herein, in such amounts and on such terms as are customary for prudent practices for large companies in the pharmaceutical industry for the activities to be conducted by GSK under this Agreement. GSK shall furnish to Vir evidence of such insurance or self-insurance, upon reasonable request.

18.3    LIMITATION OF CONSEQUENTIAL DAMAGES. EXCEPT FOR A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 18.1, [***], OR A BREACH OF A PARTY’S CONFIDENTIALITY OBLIGATIONS IN ARTICLE 16, NEITHER VIR NOR GSK, NOR ANY OF THEIR AFFILIATES OR SUBLICENSEES WILL BE LIABLE TO THE OTHER PARTY TO THIS AGREEMENT, ITS AFFILIATES OR ANY OF THEIR SUBLICENSEES, FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR OTHER INDIRECT DAMAGES, LOST PROFITS, OR LOST DATA WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY) OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.

ARTICLE 19

ANTI-BRIBERY AND ANTI-CORRUPTION

19.1    Each Party shall comply fully at all times with all applicable Laws and regulations, including anti-corruption Laws. Neither Party has, and covenants that it will not, in connection with the performance of this Agreement, directly or indirectly, make, promise, authorize, ratify, offer to make, or take any act in furtherance of any payment or transfer of anything of value for the purpose of influencing, inducing or rewarding any act, omission or decision to secure an improper advantage, or improperly assisting it or the other Party in obtaining or retaining business, or in any way with the purpose or effect of public or commercial bribery, and each Party warrants that it has taken reasonable measures to prevent subcontractors, agents or any other Third Parties subject to its control or determining influence from doing so. For the avoidance of doubt, the foregoing includes facilitating payments which are unofficial, improper small payments or gifts offered or made to government officials to secure or expedite a routine or necessary action to which other Party is legally entitled.

ARTICLE 20

MISCELLANEOUS

20.1    Dispute Resolution. Except as otherwise pursuant to Section 3.9 or with respect to any matter for which a Party has a final-decision making authority as expressly provided herein, any dispute arising out of or relating to the Agreement, or the breach, termination or validity thereof (a “Dispute”), shall be finally resolved pursuant to the following provision:

20.1.1    In the event a Dispute arises, the parties agree that they shall attempt in good faith to resolve the Dispute by negotiation between [***] (or their respective designee with power and authority to resolve such dispute) (each, a “Senior Manager”). Either Party may refer a Dispute to the applicable Senior Manager of the other Party by serving notice that Dispute has arisen and demand that negotiations commence. If the Senior Managers of both Parties are unable for any reason to resolve a Dispute within [***] after service of the notice, either party shall [***].

20.1.2    The parties agree that they shall try in good faith to resolve the Dispute by [***] shall be finally resolved by arbitration in accordance with the procedures set forth on Schedule 20.1.

20.2    Equitable Relief. Notwithstanding anything in this Agreement to the contrary, each Party has the right to pursue provisional equitable relief from any court to avoid irreparable harm, maintain the status quo, or preserve the subject matter of any Dispute, prior to the commencement of, or while the Parties are engaged in, the escalation process or dispute resolution process set forth above.

20.3    Governing Law. This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflicts of laws principles. The Parties acknowledge that this Agreement evidences a transaction involving interstate commerce and a foreign (non-U.S.) Party. Notwithstanding the provision in the preceding sentence with respect to the applicable substantive law, any arbitration, decision, or award rendered hereunder and the validity, effect, and interpretation of the arbitration provision shall be governed by the Federal Arbitration Act.

20.4    Assignment. Subject to any restrictions in the case of subcontracting set forth herein, this Agreement shall not be assignable by either Party in whole or in part without the prior written consent of the other Party(ies) hereto. Notwithstanding the foregoing, and subject (in the case of Vir) to Section 20.5, (a) GSK may assign its rights and delegate its obligations under this Agreement, in whole or in part, without consent of Vir, to an Affiliate of GSK, or a Third Party that acquires all or substantially all of the business or assets of GSK to which the subject matter of this Agreement pertains (whether by merger, reorganization, acquisition, sale of assets or otherwise); (b) Vir may assign this Agreement, without consent of GSK, but with written notice to GSK, to an Affiliate of Vir, or a Third Party that acquires all or substantially all of the business or assets of Vir (whether by merger, reorganization, acquisition, sale of assets or otherwise). All validly assigned rights of a Party shall inure to the benefit of and be enforceable by, and all validly delegated obligations of such Party shall be binding on and be enforceable against, the permitted successors and assigns of such Party.

20.5    Change of Control of Vir. If there is a Change of Control of Vir in which Vir is acquired by an acquirer, then Vir shall [***] notify GSK in writing of such Change of Control within [***] following the consummation of such Change of Control, and upon consummation of such Change of Control of Vir, the following provisions shall apply:

20.5.1    All Vir Licensed Technology and Vir Program Technology Controlled by Vir or any of its Affiliates immediately before such Change of Control shall continue to be Vir Licensed Technology and Vir Program Technology, as applicable, for purposes of this Agreement. The Intellectual Property Rights of such acquirer and its Affiliates that existed prior to the Change of Control transaction shall not be included within the Vir Licensed Technology or Vir Program Technology licensed to GSK hereunder and shall not otherwise become subject to this Agreement, except to the extent such Intellectual Property Rights were so included in or subject to this Agreement prior to the consummation of such Change of Control or are used by such acquirer after the consummation of such Change of Control in the Development, Manufacture or Commercialization of Collaboration Products pursuant to this Agreement.

20.5.2    Each of the Committees, subcommittees and working groups shall be disbanded, and ARTICLE 3 (except for Section 3.11) shall terminate and be of no further force and effect. Any matters within the authority of a Committee, subcommittee or working group shall be determined, approved or resolved solely by the Lead Party for the applicable Collaboration Program, subject to Section 20.5.3 with respect to the Antibody Program. [***]. Any functions assigned to the Committees, subcommittees or working groups under this Agreement shall be performed solely by the Lead Party.

20.5.3     [***].

20.5.4     [***].

20.5.5    [***].

20.5.6    [***].

20.5.7    Any reports or information that one Party is obligated to provide to a Committee in connection with the Development and Commercialization of any Collaboration Product shall be provided instead to the other Party, provided that (a) [***], and (b) [***].

20.5.8    [***].

20.5.9    [***].

20.5.10    Vir may retain its existing rights to any Vir Sole Development Product following a Change of Control.

20.6    Force Majeure. Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by a Force Majeure and the nonperforming Party promptly provides notice to the other Party. Such excuse shall be continued so long as the condition constituting Force Majeure continues and the non-performing Party takes reasonable efforts to remove the condition, for up to a maximum of [***], after which time the Parties will negotiate in good faith any modifications of the terms and conditions of this Agreement that may be necessary to arrive at an equitable solution. To the extent possible, each Party shall use reasonable efforts to minimize the duration of any Force Majeure.

20.7    Notices. Any notice required or permitted to be given by either Party under this Agreement shall be in writing and shall be personally delivered or sent by a nationally recognized private express courier, or by first class mail (registered or certified), or by facsimile confirmed by first class mail (registered or certified), to the respective Parties as set forth below. Notices will be deemed effective (a) [***]; (b) [***]; or (c) [***]. Either Party may change its address for purposes hereof by written notice to the other in accordance with the provisions of this Section 20.7.

If to GSK:

[***]

If to Vir:

Vir Biotechnology, Inc.

499 Illinois Street, Suite 500

San Francisco, CA 94158

Attention: [***]

E-mail: [***]

and

Vir Biotechnology, Inc.

499 Illinois Street, Suite 500

San Francisco, CA 94158

Attention: [***]

E-mail: [***]

With a copy (which shall not constitute notice) to:

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304-1130

Attention: [***]

E-mail: [***]

20.8    Export Clause. Each Party acknowledges that the Laws and regulations of the United States and other applicable Laws restrict the export and re-export of certain commodities and technical data. Each Party agrees that it will not export or re-export restricted commodities or technical data of the other Party in any form without the appropriate United States or foreign government licenses.

20.9    Waiver. The terms and conditions of this Agreement may be waived or released only by a written instrument executed by the Party or Parties waiving or releasing compliance. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition. No waiver by either Party of any condition or term in any one or more instances shall be construed as a continuing waiver or subsequent waiver of such condition or term or of another condition or term.

20.10    Severability. If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

20.11    Entire Agreement. This Agreement, together with the Schedules attached hereto, the Supply Agreements, Quality Agreements, and the SPA constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. Except for the SPA, this Definitive Collaboration Agreement supersedes all prior agreements and understandings between the Parties with respect to the subject matter hereof, including the Preliminary Collaboration Agreement and the [***]; provided that the following provisions in the Preliminary Collaboration Agreement shall be incorporated by reference in this Agreement and shall only apply with respect to any acts, omissions or events occurring between the PCA Execution Date and the Effective Date: Section 1 and Sections 2, 15, 16, 17, 18, 19(a), 20, 21, 22, 23, 24 and 25 of the Preliminary Collaboration Agreement (together with the appendices referenced in such sections). No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of both Parties.

20.12    Independent Contractors. Nothing herein shall be construed to create a partnership, or any relationship of employer and employee, agent and principal, or joint venture between the Parties. Each Party is an independent contractor. Neither Party shall assume, either directly or indirectly, any liability of or for the other Party. Neither Party shall have the authority to bind or obligate the other Party, and neither Party shall represent that it has such authority.

20.13    Headings. Headings used herein are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Agreement.

20.14    Further Actions. Each Party shall execute, acknowledge and deliver such further instruments, and do all such other acts, as may be reasonably necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Agreement.

20.15    Books and Records.

20.15.1    Any books and records to be maintained under this Agreement by a Party or its Affiliates or Sublicensees shall be maintained in accordance with the Accounting Standards applicable to such Party or its Affiliates in the jurisdiction in which it operates and need not be audited.

20.15.2    In the event a legal matter arises requiring preservation of certain records, each Party will suspend the destruction of such records as requested by the other Party or as requested by any governmental body. During the Term and thereafter, in accordance with any such applicable records retention notice period(s), in the event that a Party has reasonable cause to conduct an audit of the other Party, such Party requesting the audit shall have the right upon reasonable notice (which shall be not less than [***] prior written notice) and during normal working hours to inspect, copy and audit such records. Each Party shall cooperate in any such inspection or audit of its records.

20.16    Construction of Agreement. Section 11.5 of the Stock Purchase Agreement is hereby incorporate herein, mutatis mutandis.

20.17    Supremacy. In the event of any express conflict or inconsistency between this Agreement and any Schedule hereto, the terms and conditions of this Agreement shall control. The Parties understand and agree that the Schedules hereto are not intended to be the final and complete embodiment of any terms or conditions of this Agreement, and are to be updated from time to time during the Term, as appropriate and in accordance with the provisions of this Agreement.

20.18    Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or PDF or any other electronically transmitted signatures) in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20.19    No Third Party Beneficiaries. This Agreement is intended for the benefit of the Parties, their respective permitted successors and assigns, and is not for the benefit of, nor many any provision hereof be enforced by, any other Person.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Execution Date by their respective duly authorized representatives as set forth below.

GLAXO WELLCOME UK LIMITED

By:	/s/ John Sadler

Its:	Authorized Signatory
For and on behalf of Edinburgh Pharmaceutical Industries Limited

BEECHAM S.A.

By:	/s/ Regis Simard

Its:	Director

and

By:	/s/ Beurier Daniel

Its:	Director

VIR BIOTECHNOLOGY, INC.

By:	/s/ George Scangos

Its:	President and Chief Executive Officer

[SIGNATURE PAGE TO DEFINITIVE COLLABORATION AGREEMENT]

SCHEDULE 1.1

309 ANTIBODY AND SELECT VARIANTS

Vir mAb-S309 [***]

[***]

[***]

[***]

SCHEDULE 1.100

FINANCIAL SCHEDULE

General Principles

Pre-tax profit or loss for the Territory (“Pre-Tax Profit or Loss”) and Development Costs shall be calculated in accordance with this Schedule 1.100. Unless otherwise agreed by the Financial Working Group, Pre-Tax Profit or Loss shall [***], and any other cost not specifically included in Allowable Expenses and Development Costs shall exclude any cost not specifically included in the definition of “Development Costs”, including, [***].

Principles for Calculation of Development Costs, Pre-Tax Profit or Loss

1.	Pre-Tax Profit or Loss shall be calculated for each [***] by determining [***] incurred during such [***]. Notwithstanding the foregoing, on a [***] basis, the terms of Section 9.4.2 shall apply.

2.	No cost item shall be allocated to more than one cost category, i.e., [***].

3.	Costs incurred by a Party in connection with Commercialization or Commercial Manufacture shall be allocated to the appropriate category of Allowable Expenses in accordance with [***].

4.

Where a Party incurs costs under this Agreement that apply to (a) more than one Collaboration Product, (b) more than one Collaboration Program, or (c) one or more Collaboration Programs as well as products or programs that are not included under this Agreement then such Party shall [***].

5.

All undefined terms shall be construed in accordance with such Accounting Standards, but only to the extent consistent with their usage and the other definitions in this Schedule 1.100 and the Agreement. To the extent [***] requested by the Non-Lead Party, the Lead Party shall provide the Non-Lead Party the appropriate back-up detail for Development Costs and Pre-Tax Profit or Loss to enable the Non-Lead Party to state its share of such Development Costs and Pre-Tax Profit or Loss in its applicable Accounting Standard. In addition, following the Effective Date, each Party shall consider in good faith reasonable procedures proposed by the other Party for sharing financial information in order to permit each Party to close its books periodically in a timely manner.

6.

The Parties shall comply with any reporting requirements under securities law. For the avoidance of doubt, income and withholding Taxes imposed on either of the Parties shall not be included in the calculation of Pre-Tax Profit or Loss.

Financial Definitions

The following definitions shall apply for the purposes of calculating Pre-Tax Profit or Loss, and other financial terms in the Agreement, including Development Cost sharing. If a financial term is not defined in this Schedule 1.100, then such term shall, on a Collaboration Product-by-Collaboration Product basis, be defined by the Financial Working Group. For purposes for the following definitions, the terms “costs” and “expenses” shall mean all direct Third Party invoiced costs and FTE Costs, unless otherwise expressly provided herein.

“Allowable Expenses” means the sum of the following costs and expenses incurred during the Term by the Parties or their Affiliates, in the conduct of Commercial Manufacture and Commercialization of the Collaboration Products in the Territory, in accordance with this Agreement during the applicable [***]:

[***]

Allowable Expenses shall, subject the annual Commercialization Budget and the terms of Section 9.4.2, include all Third Party invoiced expenses as well as FTE Costs reasonably necessary and identifiable to the Collaboration Products, either direct expenses or expenses that shall be allocated based on [***]. Upon request by either Party, the Financial Working Group shall review the methodology used to allocate expenses in connection with the calculation of Allowable Expenses. If the Financial Working Group does not approve such methodology, the Financial Working Group shall agree upon a revised methodology. Notwithstanding any other clauses in this Schedule 1.100, [***].

“Bad Debt” means [***].

“Blocking Third Party IP Costs” means [***] attributable or allocable to, Development, Manufacture, and Commercialization of the applicable Collaboration Product and paid to a Third Party to license or acquire Intellectual Property Rights for the Development, Manufacture or Commercialization of the applicable Collaboration Product in accordance with Section 9.6 or as otherwise set forth in this Agreement.

“Development Costs” means the following costs incurred by the Parties following the Effective Date in conducting Development under the applicable Collaboration Programs, in each case to the extent incurred in accordance with this Agreement and the applicable Development Plan and Development Budget (as may be amended and approved by the JSC in accordance with Section 5.1.3) and [***]:

[***]

“[***]” means [***].

“[***]” means [***].

“Existing Third Party IP Agreement” means any license, acquisition or other agreement existing as of the Effective Date pursuant to which a Party has obtained any Intellectual Property Rights included within Licensed Technology, including the agreements listed on Schedule 10.9.

“FTE Costs” means, as applicable with respect to any period, [***].

“[***]” means, [***].

“[***]” means, [***].

“Manufacturing Cost” means, with respect to a Collaboration Product, a Party’s reasonable and necessary FTE Costs and Third Party invoiced cost, determined in accordance with GAAP for Vir and IFRS for GSK, as applicable and consistently applied, and the terms and conditions of this Agreement (including approval by the JSC), incurred in Manufacturing or acquisition or securing Manufacturing capacity for such Collaboration Product. Manufacturing Costs are comprised of [***], where:

[***].

Manufacturing Cost shall [***]. For clarity, to the extent approved by the JSC, all costs associated with the binding commitments set forth in the Samsung DS Letter Agreement [***], to the extent applicable to Commercial Manufacture, shall be included in Manufacturing Costs that are Allowable Expenses. Further for clarity, Blocking Third Party IP Costs shall not be included in Manufacturing Cost. Notwithstanding the foregoing or anything to the contrary herein, [***].

“[***]” means [***]:

[***].

“[***]” means [***].

“Net Sales” means the actual gross amount invoiced by the LCP or the Non Opt-Out Party (with respect to a Sole Development Product), or its respective Affiliates, licensee or permitted Sublicensee, for sales or other commercial disposition of a Collaboration Product or Sole Development Product, as the case may be, [***] to a Third Party purchaser, excluding sales between or among the LCP or Non Opt-Out Party and its respective Affiliates, or its licensees or Sublicensees, less the following deductions [***].

[***].

[***].

[***].

[***].

[***].

“[***]” means [***].

“[***]” means [***].

“[***]” means [***].

“[***]” means [***].

“[***]” means [***].

“[***]” means:

[***].

“[***]” means [***].

“[***]” means [***].

“[***]” means [***].

SCHEDULE 1.122

GSK SPECIFIED INTERNAL POLICIES

[***]

SCHEDULE 1.250

VIR FUNCTIONAL GENOMICS TARGETS

[***]

SCHEDULE 2.3.1

EXISTING VIR THIRD PARTY AGREEMENTS

[***]

SCHEDULE 4.2.2

[***]

SCHEDULE 5.6.5

ANIMAL WELFARE

[***]

2

SCHEDULE 8.1

KEY TERMS FOR PHARMACOVIGILANCE TECHNICAL AGREEMENT

[***]

SCHEDULE 9.5.2

ROYALTIES FOLLOWING OPT-OUT

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SCHEDULE 9.5.3

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SCHEDULE 10.9

EXISTING THIRD PARTY IP AGREEMENTS

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SCHEDULE 13.1.1

FORM OF MATERIAL TRANSFER RECORD

Material Transfer Record

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SCHEDULE 20.1

ARBITRATION

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